UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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HILLMAN SOLUTIONS CORP.
_________________________________________________________________________________________________
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NOTICE OF 2024 ANNUAL MEETING To be held June 7, 2024

FELLOW HILLMAN STOCKHOLDERS:
We are pleased to invite you to join us for Hillman’s 2024 Annual Meeting of Stockholders on June 7, 2024 at 10:30 a.m. Eastern Time. In order to make the meeting more accessible for investors, the 2024 Annual Meeting of Stockholders will be conducted via webcast only. You will be able to participate in the virtual meeting online, vote your shares electronically, examine our list of stockholders, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/HLMN2024.
When

June 7, 2024 at 10:30 a.m. Eastern Time.
ITEMS OF BUSINESS:		Where
01	Elect four directors, each for a term that expires in 2027.
Online at: www.virtualshareholdermeeting.com/HLMN2024

02	Approve, by non-binding vote, the compensation of our named executive officers.
03	Amend our certificate of incorporation to declassify the Board by the 2027 Annual Meeting of Stockholders.	Who Can Vote
04	Amend our certificate of incorporation to eliminate supermajority voting provisions.	Holders of Hillman common stock at the close of business on the record date of April 12, 2024 are entitled to notice of and to vote at the meeting.
05	Amend our certificate of incorporation to provide for officer exculpation of liability.
06	Amend our certificate of incorporation to eliminate the sponsor corporate opportunity provision.
07	Amend our certificate of incorporation to eliminate the sponsor business combination provision.
08	Amend our bylaws to eliminate supermajority voting provisions.
09	Approve an increase in number of shares reserved under our 2021 Equity Incentive Plan.

10	Ratify the selection of Deloitte & Touche LLP as our independent auditor for fiscal year 2024.
11	Transact other business as may properly come before the meeting.

ATTENDING THE MEETING
Stockholders holding shares at the close of business on the record date may attend the virtual meeting. You will be able to attend the Annual Meeting, vote, examine our list of stockholders, and submit your questions 15 minutes in advance of, and in real-time during, the meeting by a live audio webcast by visiting www.virtualshareholdermeeting.com/HLMN2024. To participate in the meeting, you must have your sixteen-digit control number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive the proxy materials by mail. You will not be able to attend the Annual Meeting in person.

Ways to Vote
Your vote is important! Please vote your proxy in one of the following ways:

By internet By visiting www.proxyvote.com.	By telephone By calling the number on your proxy card or voting instruction form.	By mail By marking, signing, dating, and mailing your proxy card if you requested printed materials, or your voting instruction form. No postage is required if mailed in the United States.	By mobile By scanning the QR code on your proxy card, notice of internet availability of proxy materials, or voting instruction form.	Real time By voting electronically during the virtual Annual Meeting at www.virtualshareholdermeeting.com/HLMN2024.

We appreciate your continued confidence in Hillman and we look forward to your participation in our virtual meeting.
By Order of the Board of Directors,

Douglas J. Cahill
Chairman of the Board, President, and Chief Executive Officer
Hillman Solutions Corp.
April 23, 2024
Cincinnati, Ohio

TABLE OF CONTENTS 2024 PROXY STATEMENT

PROXY STATEMENT FOR THE 2024 ANNUAL MEETING
FELLOW HILLMAN STOCKHOLDERS:
We are providing this notice, proxy statement, and annual report to the stockholders of Hillman Solutions Corp. (“Hillman”, “we”, “us”, “our”) in connection with the solicitation of proxies by the Board of Directors of Hillman (the “Board”) for use at the Annual Meeting of Stockholders to be held on June 7, 2024, at 10:30 a.m. Eastern Time (the “Annual Meeting”), and at any adjournments thereof. The Annual Meeting will be held virtually and can be accessed online at www.virtualshareholdermeeting.com/HLMN2024. There is no physical location for the Annual Meeting of Stockholders.
Our principal executive offices are located at 1280 Kemper Meadow Dr., Forest Park, Ohio 45240. Our telephone number is 513-851-4900. This notice, proxy statement, and annual report, and the accompanying proxy card were first furnished to stockholders on April 23, 2024.
QUESTIONS AND ANSWERS

Why are you holding a virtual meeting?
In order to make the meeting more accessible for our global investor base, our 2024 Annual Meeting is being held on a virtual-only basis with no physical location. Our goal for the Annual Meeting is to enable the broadest number of stockholders to participate in the meeting, while providing substantially the same access and exchange with the Board and Management as an in-person meeting. We believe that we are observing best practices for virtual stockholder meetings, including by providing a support line for technical assistance and addressing as many stockholder questions as time allows.

Who can vote?
You can vote if, as of the close of business on April 12, 2024, you were a stockholder of record of Hillman common shares.

Who is asking for my vote, and who pays for this proxy solicitation?
Your proxy is being solicited by Hillman’s Board. Hillman is paying the cost of solicitation. We also will reimburse banks, brokers, nominees, and other fiduciaries for postage and reasonable expenses incurred by them in forwarding the proxy material to beneficial owners of our common shares.
Proxies may be solicited personally, by telephone, electronically by Internet, or by mail.

2024 Proxy Statement | 1

How do I vote my proxy?
You can vote your proxy in one of the following ways:
1.By internet, by visiting www.proxyvote.com.
2.By telephone, by calling the number on your proxy card, voting instruction form, or notice.
3.By mail, by marking, signing, dating, and mailing your proxy card if you requested printed materials, or your voting instruction form. No postage is required if mailed in the United States.
4.By mobile device, by scanning the QR code on your proxy card, notice of internet availability of proxy materials, or voting instruction form.
5.By voting electronically during the virtual Annual Meeting at www.virtualshareholdermeeting.com/HLMN2024.

How can I participate and ask questions at the Annual Meeting?
We are committed to ensuring that our stockholders have substantially the same opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting. In order to submit a question at the Annual Meeting, you will need your 16-digit control number that is printed on the notice or proxy card that you received in the mail, or by email if you have elected to receive material electronically.

You may log in 15 minutes before the start of the Annual Meeting and submit questions online. We encourage you to submit any question that is relevant to the business of the meeting. Questions asked during the Annual Meeting will be read and addressed during the meeting as time allows. Stockholders are encouraged to log into the webcast 15 minutes prior to the start of the meeting to test their Internet connectivity.

What documentation must I provide to be admitted to the virtual Annual Meeting and how do I attend?
If your shares are registered in your name, you will need to provide your sixteen-digit control number included on your notice or your proxy card (if you receive a printed copy of the proxy materials) in order to be able to participate in the meeting. If your shares are not registered in your name (if, for instance, your shares are held in “street name” for you by your broker, bank, or other institution), you must follow the instructions printed on your Voting Instruction Form.

In order to participate in the Annual Meeting, please log on to www.virtualshareholdermeeting.com/HLMN2024 at least 15 minutes prior to the start of the Annual Meeting to provide time to register and download the required software, if needed. A replay of the webcast will be available at www.virtualshareholdermeeting.com/HLMN2024 until the 2025 Annual Meeting of Stockholders. If you access the meeting but do not enter your control number, you will be able to listen to the proceedings, but you will not be able to vote or otherwise participate.

What if I have technical or other “IT” problems logging into or participating in the Annual Meeting webcast?
We have provided a toll-free technical support “help line” on the virtual Annual Meeting login page that can be accessed by any stockholder who is having challenges logging into or participating in the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support line number that will be posted on the virtual Annual Meeting login page.

2 | 2024 Proxy Statement

What documentation must I provide to vote online at the Annual Meeting?
If you are a stockholder of record at the close of business on April 12, 2024 and provide your sixteen-digit control number when you access the meeting, you may vote all shares registered in your name during the Annual Meeting webcast. If you are not a stockholder of record as to any of your shares (i.e., instead of being registered in your name, all or a portion of your shares are registered in “street name” and held by your broker, bank, or other institution for your benefit), you must follow the instructions printed on your Voting Instruction Form.

How do I submit a question at the Annual Meeting?
If you would like to submit a question during the Annual Meeting, once you have logged into the webcast at www.virtualshareholdermeeting.com/HLMN2024, simply type your question in the “Ask a Question” box and click “submit”. You may submit questions beginning 15 minutes prior to the Annual Meeting start time.

When should I submit my question at the Annual Meeting?
We anticipate having a question-and-answer session following the formal business portion of the meeting during which stockholders may submit questions. Stockholders can submit a question beginning 15 minutes prior to the start of the Annual Meeting and up until the time we indicate that the question-and-answer session is concluded. However, we encourage you to submit your questions before or during the formal business portion of the meeting and our prepared statements, in advance of the question-and-answer session, in order to ensure that there is adequate time to address questions in an orderly manner.

Can I change or revoke my proxy?
The shares of common stock represented by each proxy will be voted in the manner you specified unless your proxy is revoked before it is exercised. You may change or revoke your proxy by providing written notice to Hillman’s Secretary at 1280 Kemper Meadow Dr., Forest Park, Ohio 45240, by executing and sending us a subsequent proxy, or by voting your shares while logged in and participating in the 2024 Annual Meeting of Stockholders.

How many shares are outstanding?
As of the close of business on the record date, April 12, 2024, our outstanding voting securities consisted of 196,016,419 shares of common stock.

How many votes per share?
Each share of common stock outstanding on the record date will be entitled to one vote on each of the four director nominees and one vote on each other proposal. Stockholders may not cumulate votes in the election of directors.

What voting instructions can I provide?
You may instruct the proxies to vote “For” or “Against” each proposal, or you may instruct the proxies to “Abstain” from voting.

2024 Proxy Statement | 3

What happens if proxy cards or voting instruction forms are returned without instructions?
If you are a registered stockholder and you return your proxy card without instructions, the proxies will vote in accordance with the recommendations of the Board.
If you hold shares in street name and do not provide your broker with specific voting instructions on Proposals 1-9, which are considered non-routine matters, your broker does not have the authority to vote on those proposals. This is generally referred to as a “broker non-vote.” Proposal 10, ratification of auditors, is considered a routine matter and, therefore, your broker may vote your shares according to your broker’s discretion.
The vote required, including the effect of broker non-votes and abstentions for each of the matters presented for stockholder vote, is set forth below.

What are the voting requirements and voting recommendation for each of the proposals?

Proposals		Board Recommendation	Voting Approval Standard	Effect of Abstention	Effect of Broker Non-vote

01	Election of Directors	FOR each Director Nominee	More votes “FOR” than “AGAINST” since an uncontested election	No Effect	No Effect
02	Non-Binding Vote to approve Executive Compensation	FOR	Affirmative vote of the majority of shares participating in the vote	No Effect	No Effect
03	Amend Charter to Declassify the Board	FOR	Affirmative vote of at least 66% of the outstanding shares	Same as “AGAINST”	Same as “AGAINST”
04	Amend Charter to Eliminate Supermajority Voting	FOR	Affirmative vote of at least 66% of the outstanding shares	Same as “AGAINST”	Same as “AGAINST”
05	Amend Charter to Provide Officer Exculpation	FOR	Affirmative vote of at least 66% of the outstanding shares	Same as “AGAINST”	Same as “AGAINST”
06	Amend Charter to Eliminate Sponsor Corporate Opportunity Provision	FOR	Affirmative vote of at least 66% of the outstanding shares	Same as “AGAINST”	Same as “AGAINST”
07	Amend Charter to Eliminate Sponsor Business Combination Provision	FOR	Affirmative vote of at least 66% of the outstanding shares	Same as “AGAINST”	Same as “AGAINST”
08	Amend Bylaws to Eliminate Supermajority Voting	FOR	Affirmative vote of at least 66% of the outstanding shares	Same as “AGAINST”	Same as “AGAINST”
09	Increase Shares Reserved under 2021 Equity Incentive Plan	FOR	Affirmative vote of the majority of shares participating in the vote	No Effect	No Effect
10	Ratification of Independent Auditors	FOR	Affirmative vote of the majority of shares participating in the vote	No Effect	Not Applicable

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ITEM NO. 1 ELECTION OF DIRECTORS

The Board recommends that you vote FOR the election of all director nominees.

Nominees for Term to Expire in 2027

Diana Dowling Director	Teresa Gendron Director	Daniel O’Leary Director	John Swygert Director

YOU ARE BEING ASKED TO ELECT FOUR DIRECTOR NOMINEES FOR A TERM EXPIRING IN 2027.
As of the date of this proxy statement, the Board consists of nine members and is divided into one class of four members, one class of three members, and one class of two members. The members of the three classes are elected to serve for staggered terms of three years. However, Proposal 3, if approved by our stockholders at this Annual Meeting, would amend our certificate of incorporation to declassify the Board by the 2027 Annual Meeting of Stockholders, at which time all directors would be elected annually. See Proposal 3 for additional details.
Each of the nominees is a current director of the Company who has consented to stand for re-election to the Board with a term expiring at the Company’s 2027 Annual Meeting of Stockholders. In the event that any of the nominees becomes unavailable to serve as a director before the Annual Meeting, the Board may designate a new nominee, and the persons named as proxies will vote for that substitute nominee.

2024 Proxy Statement | 5

Director Qualifications and Attributes
The Nominating and ESG Committee is responsible for developing and recommending to the Board a set of director qualifications and attributes that are applicable to the Company’s business and strategic direction. The Nominating and ESG Committee evaluates each director candidate on the basis of the length, breadth and quality of the candidate’s business experience, the applicability of the candidate’s skills and expertise to the Company’s business and strategic direction, the perspectives that the candidate would bring to the entire Board, and the personality or “fit” of the candidate with our culture, existing members of the Board, and management.
The following are descriptions of the qualifications and attributes that the Board believes are important in effective oversight of the Company, listed in alphabetical order:

Qualifications and Attributes	Relevance to Hillman

Diversity	We believe diversity strengthens our competitive advantage and reflects the consumers we serve.
Finance	Our business involves complex financial transactions and reporting requirements.
Governance	As a public company, we and our stockholders expect effective oversight and transparency.
Human Capital Management	Directors with experience in organizational management and talent development provide key insights into developing and investing in our employees.
Information Technology / Cybersecurity	We rely on technology to manage customer, employee and supplier data and deliver products and services to the market, and it is important to protect this data.
Marketing / Communications	Effective marketing and communications are critical to building customer loyalty, deepening customer engagement, and expanding market share.
Mergers & Acquisitions	Ability to assess M&A opportunities for a strategic fit, strong value creation potential, and clear execution capacity.
Product Development	Ideation, research and development, and commercialization of products and services are critical to our growth and customer retention.
Retail / Merchandising	Experience in the retail industry provides a relevant understanding of the business, strategy and marketplace dynamics of our customers and the markets we serve.
Senior Leadership	The significant leadership experience that comes from a senior leadership role can provide insight on business operations, driving growth, and building and strengthening corporate culture.
Strategic Management	Our Board regularly reviews and has input on our strategic plan, which guides our long-term business investments and objectives and our capital allocation.
Supply Chain	Upstream and downstream supply chain management, structure and design are critical to our strategic initiatives and sourcing.

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Directors and director nominees self-identified their qualifications, attributes, and expertise gained through their varied backgrounds and industries. The overall qualifications and attributes represented on the Board, as identified by the directors, is demonstrated through the following chart:

Qualifications and Attributes	Cahill	Dowling	Gendron	Honda	Jagdfeld	O’Leary	Owens	Swygert	Woodlief

Diversity		■	■	■			■	■
Finance	■	■	■	■	■	■		■	■
Governance	■	■	■	■		■		■	■
Human Capital Management	■	■		■	■	■	■	■	■
Information Technology / Cybersecurity				■			■
Marketing / Communications	■				■	■	■
Mergers & Acquisitions	■	■	■	■	■	■			■
Product Development	■	■			■		■
Retail/ Merchandising	■						■	■
Senior Leadership	■		■	■	■	■	■	■	■
Strategic Management	■	■	■	■	■	■	■	■	■
Supply Chain	■					■		■

2024 Proxy Statement | 7

Board Diversity Matrix (as of April 23, 2024 )
The Board believes the Company benefits from the diversity of experience and perspectives of its members. The following Board Diversity Matrix in the format required under applicable Nasdaq rules:

Total Number of Directors	9
	Female	Male	Nonbinary	Did Not Disclose Gender

Part I: Gender Identity
Directors	3	6	-	-
Part II: Demographic Background
African American or Black	-	1	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	1	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	3	5	-	-
Two or More Races or Ethnicities	-	1	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

Board Diversity

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Director Nominees for a Term to Expire in 2027
The experience, qualifications, attributes, and skills that led the Nominating and ESG Committee and the Board to conclude that the following individuals should serve as directors are set forth below. The committee memberships stated below are those in effect as of the date of this proxy statement. References to director service to Hillman include service to our predecessor companies HMAN Group Holdings, Inc. and The Hillman Companies, Inc., as applicable.

Diana Dowling Director | Age: 58 | Director Since: 2021 Committee: Compensation, Nominating and ESG

Ms. Dowling has been an innovation and strategy consultant advising corporations on partnerships, M&A activity, and new product initiatives since 2017. Her recent clients include Epiq, where she focused on data privacy products and acquisitions, and Pitney Bowes, where she focused on mobile location data and ecommerce. While consulting at Pitney Bowes, Ms. Dowling led both the business strategy for the Newgistics acquisition, as well as the post-merger integration. She is also the CEO/Founder of Two Hudson Ventures, investing in start-ups and real estate. Earlier in her career, Ms. Dowling was a VP of Business Development at MaMaMedia, a digital media startup, and Director of Business Development at Hearst New Media. In addition, she worked as a market research analyst at Tontine Partners. Ms. Dowling began her career as an analyst and associate at Bankers Trust. She was Executive Director of Harvard Business School Alumni Angels NY, as well as Co-Chair of HBSCNY Entrepreneurship. Ms. Dowling was selected to serve on our board of directors due to her experience in digital marketing, e-commerce, data and analytics, innovation, new business development, and M&A.

2024 Proxy Statement | 9

Teresa Gendron Director | Age: 54 | Director Since: 2021 Committee: Audit

Ms. Gendron was Chief Financial Officer of Markel Corporation (NYSE: MKL) from March 2023 to December 2023. Previously, Ms. Gendron had been the Vice President and Chief Financial Officer of Jefferies from 2014 to 2023. From 2011 to 2014, Ms. Gendron was the Vice President and Controller of Gannett Co., Inc., a NYSE listed international media and marketing solutions company, and performed the duties of Chief Accounting Officer. Previously, Ms. Gendron was Vice President and Controller at NII Holdings, Inc., a mobile communication services company, which she joined as its Finance Director in 1998. Ms. Gendron was selected to serve on our board of directors due to her financial and business experience.

Daniel O’Leary Director | Age: 68 | Director Since: 2021 Lead Independent Director Committee: Audit, Nominating and ESG

Mr. O’Leary is an independent consultant who served as President and CEO of Edgen Murray Corporation from 2003 to 2021. He was appointed Chairman of the board of Edgen Murray in 2006. He began at Edgen Murray, a distributor for energy infrastructure components, specialized oil and gas parts and equipment, and its predecessor companies in 2003, guiding a management buyout that grew the company through a series of acquisitions and growth initiatives. The company went public in May 2012 and was acquired in 2013 by Sumitomo Corporation. Mr. O'Leary has served on the board of Vitesse Energy, Inc. (NYSE: VTS), and has been designated as Lead Director, since 2023 and Custom Ecology, Inc. since 2021. Additionally, he served as an independent director on the board of Sprint Industrial from 2017 to 2019. Mr. O’Leary has a long career in leadership positions in manufacturing and distribution, principally in the oil and gas and energy infrastructure markets. Mr. O’Leary was selected to serve on our board of directors due to his extensive management, operational, investment, and business experience.

10 | 2024 Proxy Statement

John Swygert Director | Age: 55 | Director Since: 2021 Committee: Audit

Mr. Swygert has been the President, Chief Executive Officer, and a Director of Ollie’s Bargain Outlet Holdings, Inc. (Nasdaq: OLLI) since December 2019. Prior to this appointment, Mr. Swygert was Ollie’s Executive Vice President and Chief Operating Officer since January 2018. Mr. Swygert joined Ollie’s in March 2004 as Chief Financial Officer and was later promoted to Executive Vice President and Chief Financial Officer in 2011. Mr. Swygert has worked in discount retail as a finance professional for over 30 years. Prior to joining Ollie’s, Mr. Swygert was Executive Vice President and Chief Financial Officer at Factory 2-U Stores, Inc. He held several positions while at Factory 2-U Stores from 1992, ranging from Staff Accountant, Assistant Controller, Controller, Director of Financial Planning and Analysis, Vice President of Finance and Planning, and Executive Vice President and Chief Financial Officer. Mr. Swygert also previously worked for PETCO Animal Supplies, Inc. in Business Development and Financial Analysis. Mr. Swygert previously served on the board of Truck Hero Holdings, Inc. from 2018 through January 2021. Mr. Swygert was selected to serve on our board of directors due to his extensive financial, operational and management experience in the retail field.

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Continuing Directors – Term to Expire in 2025

Douglas J. Cahill Chairman, President, and Chief Executive Officer Age: 64 | Director Since: 2014

Mr. Cahill has been our Chairman since 2014 and Hillman’s President and Chief Executive Officer since 2019. Prior to joining Hillman, Mr. Cahill was a Managing Director of CCMP from July 2014 to July 2019 and was a member of CCMP’s Investment Committee and previously was an Executive Adviser of CCMP from March 2013. Mr. Cahill served as President and Chief Executive Officer of Oreck, the manufacturer of upright vacuums and cleaning products, from May 2010 until December 2012. Prior to joining Oreck, Mr. Cahill served for eight years as President and Chief Executive Officer of Doane Pet Care Company, a private label manufacturer of pet food and former CCMP portfolio company, through to its sale to MARS Inc. in 2006. From 2006 to 2009, Mr. Cahill served as president of Mars Petcare U.S. Prior to joining Doane in 1997, Mr. Cahill spent 13 years at Olin Corporation, a diversified manufacturer of metal and chemicals, where he served in a variety of managerial and executive roles. Mr. Cahill serves as a Board Member for Junior Achievement of Middle Tennessee and the Visitor Board at Vanderbilt University’s Owen Graduate School of Management. In January 2009, Mr. Cahill was appointed as an Adviser to Mars Incorporated. Mr. Cahill previously served as a director of Banfield Pet Hospital from 2006 to 2016, Ollie’s Bargain Outlet (Nasdaq: OLLI) from 2013 to 2016, Jamieson Laboratories from 2014 to 2017, Founder Sport Group from 2016 to 2019, and Shoes for Crews from 2015 to 2019. Mr. Cahill serves as the Chairman of our board of directors due to his financial, investment, and extensive management experience.

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Diane Honda Director | Age: 59 | Director Since: 2023 Committee: Compensation

Ms. Honda most recently served as the Chief Administrative Officer, General Counsel, & Secretary of Barracuda Networks, a cybersecurity and data protection company, through January 2024. During her 12 years at Barracuda, Ms. Honda built and led the Human Resources, Legal, Compliance, Information Security, and Real Estate functions. Prior to joining Barracuda in 2012, she held leading technical and business operations roles at Fortune 50 and mid-size public companies. She has years of transformational experience in leadership positions on both corporate and non-profit boards, and is currently on the Board of Directors and a member of the Audit Committee of Lucidworks, Inc., a privately held provider of next-generation AI-powered search applications. Ms. Honda was initially selected to serve on our board of directors due to her extensive cybersecurity, human capital, legal and corporate governance experience.

Continuing Directors – Term to Expire in 2026

Aaron P. Jagdfeld Director | Age: 52 | Director Since: 2014 Committee: Compensation (Chair)

Mr. Jagdfeld has been the President and Chief Executive Officer of Generac Power Systems, Inc. since September 2008 and a director of Generac since November 2006 (NYSE: GNRC). Mr. Jagdfeld began his career at Generac in the finance department in 1994 and became Generac’s Chief Financial Officer in 2002. In 2007, he was appointed President and was responsible for sales, marketing, engineering, and product development. Prior to joining Generac, Mr. Jagdfeld worked in the audit practice of the Milwaukee, Wisconsin office of Deloitte & Touche from 1993 to 1994. Mr. Jagdfeld was selected to serve on our board of directors due to his extensive management and financial experience.

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David A. Owens Director | Age: 61 | Director Since: 2018 Committee: Nominating and ESG (Chair)

Dr. Owens has been the executive director of The Wond'ry, Vanderbilt University's center for creativity, innovation, design, and making since 2019. He is also Professor of the Practice of Innovation at the Vanderbilt Graduate School of Management where he has taught since 1998. Dr. Owens has significant industry experience, having served as an independent management consultant for numerous Fortune 100 companies since 1998 and having served as CEO of Griffin Technologies, a consumer products company, from 2017 to 2018. Dr. Owens was selected to serve on our board of directors due to his financial and business experience.

Philip K. Woodlief Director | Age: 70 | Director Since: 2015 Committee: Audit (Chair)

Mr. Woodlief has been an independent financial consultant since 2007 and was an Adjunct Professor of Management at Vanderbilt University’s Owen Graduate School of Business from 2010 to 2020. At Vanderbilt, Mr. Woodlief taught Financial Statement Research and Financial Statement Analysis. Mr. Woodlief also served as a Visiting Instructor of Accounting at Sewanee: The University of the South from 2017 to 2020. Prior to 2008, Mr. Woodlief was Vice President and Chief Financial Officer of Doane Pet Care, a global manufacturer of pet products. Prior to 1998, Mr. Woodlief was Vice President and Corporate Controller of Insilco Corporation, a diversified manufacturer of consumer and industrial products. Mr. Woodlief began his career in 1979 at KPMG Peat Marwick in Houston, Texas, progressing to the Senior Manager level in the firm’s Energy and Natural Resources practice. Mr. Woodlief was a certified public accountant. Mr. Woodlief currently serves as Chairman of the board of trustees of Sewanee St. Andrew’s School, and serves on the Masters of Accounting Advisory Board at Vanderbilt University’s Owen Graduate School of Business. Mr. Woodlief previously served on the board of Founder Sport Group from 2017 to 2020. Mr. Woodlief was selected to serve on our board of directors due to his financial and business experience.

14 | 2024 Proxy Statement

Corporate Governance
The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and ESG Committee. In addition, the Board has adopted Corporate Governance Principles and a Code of Business Conduct and Ethics. Each of these documents and the charters of the Board Committees are posted on the Company’s web site at https://ir.hillmangroup.com/corporate-governance/governance-documents.
DIRECTOR INDEPENDENCE
The Board and the Nominating and ESG Committee have reviewed and evaluated transactions and relationships with Board members and Board nominees to determine the independence of each of the members or nominees. The Board does not believe that any of its non-employee members or nominees have relationships with the Company that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. The Board has determined that each of Ms. Dowling, Ms. Gendron, Ms. Honda, Mr. Jagdfeld, Mr. O’Leary, Mr. Owens, Mr. Swygert, and Mr. Woodlief are “independent directors” as defined in Nasdaq rules and the applicable SEC rules. In making these determinations, the Board considered Ms. Gendron’s role as Chief Financial Officer of Jefferies through March 2023, which serves as a lender to the Company and has a current and long standing investment banking relationship with the Company.
BOARD ATTENDANCE
Each member of the Board is expected to make a reasonable effort to attend all meetings of the Board, all applicable committee meetings and each annual meeting of stockholders. There were 5 meetings of our Board during the fiscal year ended December 30, 2023. Each director attended at least 75% of the aggregate meetings of the Board and the committees on which he or she served in fiscal 2023. All of our directors attended our 2023 Annual Meeting of Stockholders.
BOARD LEADERSHIP STRUCTURE
Our Corporate Governance Principles provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, the roles are combined, with Mr. Cahill serving as Chairman of the Board and Chief Executive Officer. Our Board has determined that combining the roles of Chairman of the Board and Chief Executive Officer is in the best interests of our Company and its stockholders at this time because it promotes unified leadership by Mr. Cahill and allows for a single, clear focus for management to execute the Company’s strategy and business plans.
The Company revised its Corporate Governance Principles on November 2, 2023 to require a Lead Independent Director when the positions of Chairman of the Board and CEO are held by the same person. The independent directors of the Board appointed Daniel O’Leary as Lead Independent Director on November 2, 2023. The Lead Independent Director’s duties include:
•Work closely with the Chairman with regard to approving the information presented to the Board and setting and approving meeting agendas and meeting schedules;
•Chair meetings of the Board in the absence of the Chairman;
•Have authority to call and oversee meetings of the independent Directors, including executive sessions of the non-employee Directors;
•Serve as the principal liaison between the independent Directors and the Chairman; and
•Take a significant role in the Board evaluation process.
Due to the strong leadership of Mr. Cahill, coupled with the independent oversight provided by our independent committees and the position of Lead Independent Director, our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
BOARD ROLE IN RISK OVERSIGHT
The Board executes its oversight responsibility for risk management with the assistance of its Audit Committee, Compensation Committee, and Nominating and ESG Committee. The Audit Committee oversees the Company’s risk management activities, generally, and is charged with reviewing and discussing with management the Company’s

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major risk exposures and emerging risks and the steps management has taken to monitor, control, and manage these exposures. The Audit Committee's meeting agendas include discussions of individual risk areas throughout the year, as well as an annual summary of the risk management process, including the Company’s risk assessment and risk management guidelines. The Compensation Committee oversees the Company’s compensation policies generally to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company. The Nominating and ESG Committee monitors compliance with the Corporate Governance Principles and reviews the Company’s management of risks related to corporate social responsibility, including with respect to sustainability and the environment.
Although the Board and its committees oversee risk management for the Company, management is responsible for the day-to-day management and mitigation of the Company’s risks. We believe this division of responsibility reflects the appropriate roles of the Board and management in assessing and managing risks.
DIRECTOR NOMINEE SELECTION PROCESS
The Nominating and ESG Committee is responsible for recommending to the Board a slate of nominees for election at each annual meeting of stockholders. The Nominating and ESG Committee recruits candidates for Board membership through its own efforts and through recommendations from other directors, management, and stockholders. In addition, the Nominating and ESG Committee may retain an independent search firm to assist in identifying and recruiting director candidates who meet the criteria developed by the Nominating and ESG Committee.
The Nominating and ESG Committee also considers the specific experience and abilities of director candidates in light of our current business, strategy, structure, and the current or expected needs of the Board in its identification and recruitment of director candidates.
CANDIDATES NOMINATED BY STOCKHOLDERS
Stockholders who wish to recommend director candidates for consideration by the Nominating and ESG Committee may send a written notice to the Secretary at the Company’s principal executive offices. Stockholders should review the Company’s Bylaws and most recent proxy statement filed with the SEC to determine the applicable deadlines for the Company’s receipt of a stockholder’s nomination notice.
In general, the notice should indicate the name, age, and address of the person recommended, the person’s principal occupation or employment for the last five years, other public company boards on which the person serves, whether the person would qualify as independent as the term is defined under the applicable listing standards of Nasdaq, and the class and number of shares of Company securities owned by the person. The Nominating and ESG Committee may require additional information to determine the eligibility and qualifications of the person recommended. The notice should also state the name and address of, and the class and number of shares of Company securities owned by, the person or persons making the recommendation.
In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than April 8, 2025, which is the date 60 calendar days prior to the one year anniversary of the 2024 Annual Meeting.
The Board also approved updates to the Company’s bylaws, with effectiveness contingent upon approval of the other bylaw amendments pursuant to Proposal 8 at the 2024 Annual Meeting, to add provisions relating to new universal proxy rules and amend the advance notice provisions relating to director nominations by stockholders and stockholder proposals. These provisions will be implemented pursuant to the Amended and Restated Bylaws. The full text of the Amended and Restated Bylaws is attached to this proxy statement as Appendix C, in which we have shown the proposed amendments with deletions indicated by strikeouts and additions indicated by underlining. The Board may reconsider these updates to the Company’s bylaws at any time, even if Proposal 8 is not approved by stockholders.
BOARD DIVERSITY
In determining whether to recommend a director nominee, the Nominating and ESG Committee members consider and discuss diversity, among other factors, with a view toward the needs of the Board as a whole. The committee members generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional background, education, skills and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board. The Board commits that highly qualified women and minority candidates will be included in each pool from which new non-

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incumbent director nominees are chosen, as well as highly qualified candidates with otherwise diverse backgrounds, skills, and experiences.
PERIODIC EVALUATION OF THE BOARD
The Nominating and ESG Committee oversees a Board evaluation process for the Board and its committees each year. As part of the Board evaluation process, the Board considers, among other matters, whether its composition reflects the skills needed to appropriately oversee the Company’s long-term strategy and continued success. The Board also evaluates its processes and interactions with management to determine whether it is operating efficiently with respect to its oversight responsibilities.
CORPORATE GOVERNANCE PRINCIPLES
We operate under a set of Corporate Governance Principles designed to promote good corporate governance and align the interests of our Board and management with those of our stockholders. The Corporate Governance Principles relate to the role, composition, structure, and functions of the Board and the Company. The Nominating and ESG Committee is responsible for periodically reviewing these Corporate Governance Principles and recommending any changes to the Board.
MAJORITY VOTING POLICY IN UNCONTESTED ELECTIONS
Pursuant to our Corporate Governance Principles, in an uncontested election of directors (i.e., an election where the number of nominees does not exceed the number of directors to be elected), a nominee who receives more “Against” votes than “For” votes in such election is expected to promptly tender his or her resignation as a director. The Nominating and ESG Committee will consider each tendered director resignation and recommend to the Board whether to accept or reject it. After considering the recommendation of the Nominating and ESG Committee and any other information the Board deems appropriate, and within 90 days following the certification of the election results, the Board will act to accept or reject each tendered director resignation and promptly disclose its decision.
If a director’s resignation is rejected, the Board will disclose the reasons for its decision, and the director will continue to serve the remainder of his or her term until his or her successor is duly elected or until his or her earlier death, resignation, or removal. If a director’s resignation is accepted, the Board, in its sole discretion, may fill any resulting vacancy or decrease the size of the Board, in each case to the extent permitted by the Company's Bylaws.
Any director who tenders a resignation under this policy may not participate in the Nominating and ESG Committee recommendation or the action of the Board regarding whether to accept or reject such tender of resignation.
CODE OF CONDUCT AND ETHICS
We have adopted a code of business conduct that applies to all of our directors, officers, and employees, including our principal executive officer, principal financial officer, and principal accounting officer, which is available on our website at https://ir.hillmangroup.com/corporate-governance. Our code of business conduct is a “code of ethics”, as defined in Item 406(b) of Regulation S-K. Please note that our internet website address is provided as an inactive textual reference only. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our internet website.
ESG EFFORTS
Our ESG efforts and reporting continue to evolve in a manner that is beneficial to the Company and our shareholders, and to align with upcoming reporting requirements of certain states and SEC requirements as they come to be effective. Hillman published its first annual ESG Fact Sheet in 2023 in respect of the 2022 fiscal year. Our most recent ESG Fact Sheet is posted on the Company’s web site at https://ir.hillmangroup.com/corporate-governance/governance-documents.
COMPENSATION RECOVERY POLICY (CLAWBACK)
We have adopted a Compensation Recovery Policy that provides for the recovery of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. A copy of our Compensation Recovery Policy was filed as Exhibit 97 to our Annual Report on Form 10-K.
INSIDER TRADING ARRANGEMENTS AND POLICIES
We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have adopted our Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, employees and certain

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contractors, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K.
PROHIBITION ON HEDGING AND PLEDGING
Our Insider Trading Policy prohibits directors and executive officers from engaging, directly or indirectly, in the pledging of, hedging transactions in, or short sales of, Hillman securities.
EQUITY GRANT POLICY
Our Equity Grant Policy was approved by our Compensation Committee and specifies a procedure and timing for granting and pricing equity awards to protect against any appearance of spring loading or timing the grant of equity awards for the benefit of the grantee. The Equity Grant Policy designates quarterly predetermined grant dates for the granting of equity awards to employees, including our Executive Officers (a “Predetermined Quarterly Grant Date”), unless such date would fall during a blackout period. The Company selects Predetermined Quarterly Grant Dates because they will fall within the Company’s regular open trading window and should protect against any appearance of spring loading or timing the grant of equity awards for the benefit of the grantee.
Equity grants, including stock options, to our employees, including our executive officers, are generally approved annually at a meeting of the Committee that is held during the first quarter of each year. The grants are typically expressed and approved in fixed dollar terms, with the grant being effective as of, and the number of equity awards and exercise price calculated based on, the market value of the Company’s stock on the next Predetermined Quarterly Grant Date, which is during an open trading window (i.e. at least two full trading days following the release of earnings).
During our fiscal year ended December 30, 2023, we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
STOCKHOLDER COMMUNICATION WITH THE BOARD
Any of the directors may be contacted by writing to them at: Board of Directors, c/o Secretary’s Office, Hillman Solutions Corp., 1280 Kemper Meadow Dr., Forest Park, Ohio 45240. The directors have requested that the Secretary of the Company act as their agent in processing any communication received. All communications that relate to matters that are within the scope of responsibilities of the Board and its committees will be forwarded to the Board. Communications relating to matters within the responsibility of one of the committees of the Board will be forwarded to the Chairperson of the appropriate committee. Communications relating to ordinary business matters are not within the scope of the Board’s responsibility and will be forwarded to the appropriate officer at the Company. Solicitations, advertising materials, and frivolous or inappropriate communications will not be forwarded.

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Committees of the Board
To assist the Board in undertaking its responsibilities, and to allow deeper engagement in certain areas of Company oversight, the Board has established the following three standing committees: Audit Committee, Compensation Committee, and Nominating and ESG Committee.
All committees are composed exclusively of independent directors, as defined in Nasdaq rules and the applicable SEC rules. The current charter of each Board committee is available on our website at www.ir.hillmangroup.com under Corporate Governance – Governance Documents.

Audit Committee Number of Meetings in 2023: 6
MEMBERS	Philip K. Woodlief (Chair), Teresa Gendron, Daniel O’Leary, John Swygert

COMMITTEE FUNCTIONS
•Assist the Board in its oversight of:
◦Integrity of the consolidated financial statements of the Company;
◦The Company’s compliance with legal and regulatory requirements;
◦Independent auditor’s qualifications and independence;
◦Performance of the Company’s internal audit function and independent auditors; and
◦The Company’s internal control over financial reporting.
•Appoint, retain or terminate the Company’s independent auditors and pre-approve all audit, audit-related, tax, and other services, if any, to be provided by the independent auditors; and
•Prepare the Audit Committee Report.

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Compensation Committee Number of Meetings in 2023: 4
MEMBERS	Aaron P. Jagdfeld (Chair), Diana Dowling, Diane Honda

COMMITTEE FUNCTIONS
•Review and approve the Company’s overall compensation strategy;
•Review and approve, or recommend to the Board for approval, the compensation of the CEO and executive officers of the Company;
•Administers the Company’s executive compensation policies and programs, including determining grants of equity awards under the plans;
•Prepare the Compensation Committee Report; and
•Has sole authority to retain and direct the committee’s compensation consultant.

Nominating and ESG Committee Number of Meetings in 2023: 5
MEMBERS	David A. Owens (Chair), Diana Dowling, Daniel O’Leary

COMMITTEE FUNCTIONS
•Oversee the Company’s corporate governance policies and procedures;
•Identify individuals qualified to become new directors, consistent with criteria approved by the Board;
•Review the qualifications of incumbent directors to determine whether to recommend them for reelection;
•Recommend to the Board qualified individuals to serve as committee members on the various Board committees;
•Review the Board’s performance and director independence; and
•Review the Company’s ESG goals and initiatives and monitor the Company’s progress against the same.

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AUDIT COMMITTEE EXPERTISE
The Board has determined that Philip K. Woodlief qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of the Nasdaq Stock Market. The Board has determined that Mr. Woodlief is an independent director as defined under applicable Nasdaq rules.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the Compensation Committee was at any time during fiscal year 2023, or at any other time, one of our officers or employees. None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity during fiscal year 2023, one of whose executive officers served as a director of our Board or member of our Compensation Committee.

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Beneficial Ownership of Common Stock
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the common shares beneficially owned as of April 1, 2024 by Hillman's directors, the NEOs, and the directors and executive officers as a group. The percentage of ownership is based on 203,062,145 of Hillman common shares outstanding on April 1, 2024, which includes the number of shares of common stock that could be acquired within 60 days following April 1, 2024 by the exercise of stock options and the vesting of time-based restricted stock units (“RSUs”) held by our directors and executive officers set forth in footnote 3 below.

	Shares Beneficially Owned
Name(1)	Amount and Nature of Beneficial Ownership (#)(2)(3)	Percent of Class (%)

Douglas Cahill	6,422,896	3.1%
Daniel O’Leary	42,236	*
John Swygert	25,029	*
Aaron Jagdfeld	246,508	*
David Owens	81,683	*
Philip Woodlief	91,683	*
Diana Dowling	32,236	*
Teresa Gendron	32,236	*
Diane Honda	14,699	*
Robert Kraft	989,604	*
Jon Michael Adinolfi	790,849	*
Scott Ride	267,690	*
Randall Fagundo	126,537	*
All directors and executive officers as a group (nineteen individuals)	9,879,221	5.1%
* Less than 1%
(1)Unless otherwise noted, the business address of each beneficial owner is c/o The Hillman Group, Inc., 1280 Kemper Meadow Dr., Cincinnati, Ohio 45240.
(2)This column consists of shares for which the directors and executives, directly or indirectly, have the power to vote or to dispose, or to direct the voting or disposition thereof, and also includes shares for which the person has the right to acquire beneficial ownership within 60 days following April 1, 2024. Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported. None of the shares reported are pledged as security.

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(3)Figures for the directors and executive officers include the number of shares of common stock that could have been acquired within 60 days following April 1, 2024 by the exercise of stock options or the vesting of time-based RSUs awarded under our equity plans as set forth below:

Name	RSUs (#)	Options (#)

Douglas Cahill	—	6,110,811
Aaron Jagdfeld	14,699	49,447
David Owens	14,699	49,447
Philip Woodlief	14,699	49,447
Robert Kraft	—	794,691
Jon Michael Adinolfi	—	525,717
Scott Ride	—	267,690
Randall Fagundo	—	117,137
Diana Dowling	14,699	—
Teresa Gendron	14,699	—
Diane Honda	14,699	—
Dan O'Leary	14,699	—
John Swygert	14,699	—
All directors and executive officers as a group (nineteen individuals)	117,592	8,396,133

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Security Ownership of Certain Beneficial Owners
The following table sets forth information regarding the beneficial owners of more than five percent of Hillman common shares as of the close of business on April 1, 2024, based on reports on Schedule 13G or Schedule 13D and other information filed with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Ownership (#)	Percentage of Class (%)

The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	19,267,632	9.9%
Kayne Anderson Rudnick Investment Management, LLC(2) 2000 Avenue of the Stars, Suite 1110 Los Angeles, CA 90067	14,977,324	7.7%
BlackRock, Inc.(3) 50 Hudson Yards New York, NY 10001	14,257,243	7.3%
JPMorgan Chase & Co.(4) 383 Madison Avenue New York, NY 10179	10,459,346	5.4%
Jefferies Financial Group Inc.(5) 520 Madison Ave. New York, New York 10022	9,855,076	5.1%
(1)This information is based on a Schedule 13-G/A filed by The Vanguard Group on February 13, 2024. The Vanguard Group has sole voting power for none of the shares, shared voting power for 132,312 of the shares, sole dispositive power for 18,958,079 of the shares, and shared dispositive power for 309,553 of the shares.
(2)This information is based on a Schedule 13-G/A filed by Kayne Anderson Rudnick Investment Management, LLC on February 13, 2024. Kayne Anderson Rudnick Investment Management, LLC has sole voting power for 8,884,528 of the shares, shared voting power for 3,675,621 of the shares, sole dispositive power for 11,301,703 of the shares, and shared dispositive power for 3,675,621 of the shares.
(3)This information is based on a Schedule 13-G filed by BlackRock, Inc. on January 26, 2024. BlackRock, Inc. has sole voting power for 13,867,710 of the shares, shared voting power for none of the shares, sole dispositive power for 14,257,243 of the shares, and shared dispositive power for none of the shares.
(4)This information is based on a Schedule 13-G/A filed by JPMorgan Chase & Co. on January 23, 2024. JPMorgan Chase & Co. has sole voting power for 9,697,895 of the shares, shared voting power for none of the shares, sole dispositive power for 10,459,346 of the shares, and shared dispositive power for none of the shares.
(5)This information is based on a Schedule 13-G/A filed by Jefferies Financial Group Inc., on behalf of itself and its controlled subsidiaries, on February 14, 2024. Jefferies Financial Group Inc. has sole voting power for none of the shares, shared voting power for 9,855,076 of the shares, sole dispositive power for none of the shares, and shared dispositive power for 9,855,076 of the shares.

Delinquent Section 16(a) Reports
Based solely on a review of the forms filed during, or with respect to, fiscal year 2023 and written representations from each reporting person, we believe that our directors, executive officers, controller, and beneficial owner(s) of more than 10% of our common stock filed all required reports on a timely basis, except for the late filing of a Form 4 related to the grant of restricted stock units to Anne McCalla on December 7, 2023, which was not reported timely due to an inadvertent administrative oversight.

Certain Relationships and Related Party Transactions

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REGISTRATION RIGHTS AGREEMENT - SECONDARY SALES
At the closing of the Business Combination, Hillman, Jefferies Financial Group Inc., TJF, LLC, certain CCMP investors and certain Oak Hill investors entered into the A&R Registration Rights Agreement, pursuant to which, among other things, the parties to the A&R Registration Rights Agreement agreed not to effect any sale or distribution of any equity securities of Hillman held by any of them for the periods stated therein from the Closing Date, and were granted certain registration rights with respect to their respective shares of Hillman common stock, in each case, on the terms and subject to the conditions therein. Rich Zannino and Joe Scharfenberger served on our Board through May 11, 2023 and are employed by CCMP. Another director, Teresa Gendron, was the CFO of Jefferies Financial Group until March 2023.
In February 2023, certain CCMP investors sold 28,750,000 shares in a secondary public offering for gross proceeds of $230.0 million. Hillman received no proceeds from the offering and, pursuant to its obligations under the A&R Registration Rights Agreement, incurred fees of approximately $0.6 million related to this offering
In May 2023, certain CCMP investors sold 22,455,000 shares in a secondary public offering for gross proceeds of $172.7 million. Hillman received no proceeds from the offering and, pursuant to its obligations under the A&R Registration Rights Agreement, incurred fees of approximately $0.4 million related to this offering.
SALES TO OLLIE’S BARGAIN OUTLET
In fiscal 2023, Hillman made sales of $1.6 million to Ollie's Bargain Outlet Holdings, Inc. ("Ollie's"). The sales consisted of several transactions for the sale of excess inventory. John Swygert, President and Chief Executive Officer of Ollie's, is a member of our Board of Directors.
RELATED PARTY TRANSACTION POLICY
The Board has adopted a written related party transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related party had, has, or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related party.
In reviewing and approving any such transactions, our Audit Committee is tasked with considering all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. All of the transactions described in this section were approved by our Audit Committee or Board, as applicable.

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Information about our Executive Officers
The following persons serve as our executive officers:

Name	Position	Age

Douglas Cahill	Chairman, President, and Chief Executive Officer	64
Robert O. Kraft	Chief Financial Officer and Treasurer	53
Jon Michael Adinolfi	Chief Operating Officer	48
Scott C. Ride	President, Hillman Canada	53
Randall Fagundo	Divisional President, Robotics and Digital Solutions	64
Aaron Parker	Vice President, Human Resources	39
Gary L. Seeds	Executive Vice President, Sales and Field Service	65
George S. Murphy	Divisional President, Hardware & Protective Solutions	59
Amanda Kitzberger	Vice President, General Counsel and Secretary	43
Scott K. Moore	Chief Technology Officer	53
The following is a brief biography of each of our executive officers. References to executive officer service to Hillman include service to our predecessor companies HMAN Group Holdings, Inc. and The Hillman Companies, Inc., as applicable.
DOUGLAS CAHILL
Douglas Cahill serves as Hillman's President and Chief Executive Officer since 2019 and Chairman of Hillman’s board of directors since 2014. Prior to joining Hillman, Mr. Cahill was a Managing Director of CCMP from July 2014 to July 2019 and was a member of CCMP’s Investment Committee and previously was an Executive Adviser of CCMP from March 2013. Mr. Cahill served as President and Chief Executive Officer of Oreck, the manufacturer of upright vacuums and cleaning products, from May 2010 until December 2012. Prior to joining Oreck, Mr. Cahill served for eight years as President and Chief Executive Officer of Doane Pet Care Company, a private label manufacturer of pet food and former CCMP portfolio company, through to its sale to MARS Inc. in 2006. From 2006 to 2009, Mr. Cahill served as president of Mars Petcare U.S. Prior to joining Doane in 1997, Mr. Cahill spent 13 years at Olin Corporation, a diversified manufacturer of metal and chemicals, where he served in a variety of managerial and executive roles. Mr. Cahill serves as a Board Member for Junior Achievement of Middle Tennessee and the Visitor Board at Vanderbilt University’s Owen Graduate School of Management. In January 2009, Mr. Cahill was appointed as an Adviser to Mars Incorporated. Mr. Cahill previously served as a director of Banfield Pet Hospital from 2006 to 2016, Ollie’s Bargain Outlet (Nasdaq: OLLI) from 2013 to 2016, Jamieson Laboratories from 2014 to 2017, Founder Sport Group from 2016 to 2019, and Shoes for Crews from 2015 to 2019. Mr. Cahill serves as the Chairman of our board of directors due to his financial, investment, and extensive management experience.
ROBERT O. KRAFT
Robert O. Kraft serves as Hillman’s Chief Financial Officer and Treasurer since November 2017. Prior to joining Hillman, Mr. Kraft served as the President of the Omnicare (Long Term Care) division, and an Executive Vice President, of CVS Health Corporation from August 2015 to September 2017. From November 2010 to August 2015, Mr. Kraft was Chief Financial Officer and Senior Vice President of Omnicare, Inc. Mr. Kraft began his career with

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PriceWaterhouseCoopers LLP in 1992, was admitted as a Partner in 2004, and is a certified public accountant (inactive). Mr. Kraft currently serves on the board of Medpace Holdings, Inc (Nasdaq: MEDP).
JON MICHAEL ADINOLFI
Jon Michael Adinolfi serves as Hillman’s Chief Operating Officer since June 2023. From July 2019 to June 2023, Mr. Adinolfi served as Divisional President, Hillman US since July 2019. Prior to joining Hillman, Mr. Adinolfi served as President of US Retail for Stanley Black & Decker from November 2016 to July 2019. Prior to that, he served as President of Hand Tools for Stanley Black & Decker from October 2013 to December 2016. From June 2011 to September 2013, he served as the CFO — North America, CDIY for Stanley Black & Decker.
SCOTT C. RIDE
Scott C. Ride serves as President of The Hillman Group Canada ULC. Mr. Ride joined The Hillman Group Canada as the Chief Operating Officer in January 2015. Prior to joining Hillman, Mr. Ride served as the President of Husqvarna Canada from May 2011 through September 2014. From 2005 to 2011, Mr. Ride served in a variety of roles of increasing responsibility at Electrolux, including Senior Director of Marketing, Vice President and General Manager, and President.
RANDALL FAGUNDO
Randall Fagundo serves as Hillman’s Divisional President, Robotics and Digital Solutions since August 2018. Prior to joining Hillman, Mr. Fagundo served as the President, and Chief Executive Officer of MinuteKey from June 2010 to August 2018 when the company was acquired by Hillman.
AARON PARKER
Aaron Parker serves as Hillman’s Vice President, Human Resources since February 2023. From September 2020 to February 2023, Mr. Parker served as Director, then Senior Director, of Human Resources at Hillman. Prior to joining Hillman, Mr. Parker served in various positions in Human Resources at Fifth Third Bancorp from 2014 to 2020 and at Macy’s, Inc. from 2009 to 2014.
GARY L. SEEDS
Gary L. Seeds serves as Hillman’s Executive Vice President, Sales & Field Service since February 2020. From January 2014 to February 2020, Mr. Seeds served as Senior Vice President, Sales at Hillman. From January 2003 to January 2014, Mr. Seeds served as Senior Vice President, Regional and International Sales at Hillman. From January 1993 to January 2003, Mr. Seeds served as Vice President of Traditional Sales at Hillman. From July 1992 to January 1993, Mr. Seeds served as Regional Vice President of Sales at Hillman. From January 1989 to July 1992, Mr. Seeds served as West Coast Regional Manager. Mr. Seeds joined Hillman as a sales representative in February 1984.
GEORGE S. MURPHY
George Murphy serves as Hillman’s Divisional President, Hardware & Protective Solutions since February 2024. From September 2021 to February 2024, Mr. Murphy served as Divisional President, Protective Solutions & Sales at Hillman. From October 2019 to September 2021, Mr. Murphy served as Executive Vice President, Sales at Hillman. Mr. Murphy served as Executive Vice President of Sales of our Big Time Products division from January 2018 to October 2019 and the President of Home Depot Sales from March 2016 to January 2018. Prior to joining Big Time Products, Mr. Murphy served as Senior Director of Sales for Master Lock from June 2007 to March 2016.
AMANDA KITZBERGER
Amanda Kitzberger serves as Hillman’s Vice President, General Counsel, and Secretary since February 2023. From July 2021 to January 2023, Ms. Kitzberger served as Hillman’s Vice President Human Resources and Administration. Ms Kitzberger served as Assistant General Counsel at Hillman from 2019 to 2021. Prior to joining Hillman, Ms. Kitzberger was the Vice President and General Counsel at Clopay Plastic Products Co from 2014 to 2018 and served in in-house legal counsel roles at GOJO Industries, Inc. from 2008 to 2014.
SCOTT K. MOORE
Scott K. Moore serves as Hillman’s Chief Technology Officer since August 2022. From August 2018 to August 2022, Mr. Moore served as Senior Vice President, IT, of Hillman’s Robotics and Digital Solutions division, and in the same role at MinuteKey from 2011 to August 2018 when the company was acquired by Hillman. From 2006 to 2011, Mr. Moore served as Chief Information Officer of AP-Networks, an oil and gas consultancy using data analytics to improve performance.

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EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides an overview and analysis of our compensation programs, the compensation decisions we have made under these programs, and the factors we considered in making these decisions with respect to the compensation earned by the following individuals, who as determined under the rules of the SEC are collectively referred to herein as our named executive officers (“NEOs”) for fiscal year 2023:
•Douglas J. Cahill, President and Chief Executive Officer
•Robert O. Kraft, Chief Financial Officer and Treasurer
•Jon Michael Adinolfi, Chief Operating Officer
•Scott C. Ride, President, Hillman Canada
•Randall J. Fagundo, Divisional President, Robotics and Digital Solutions

Overview of the Compensation Program
COMPENSATION PHILOSOPHY
The objective of our corporate compensation and benefits program is to establish and maintain competitive total compensation programs that will attract, motivate, and retain the qualified and skilled workforce necessary for the continued success of our business. To help align compensation paid to executive officers with the achievement of corporate goals, we have designed our cash compensation program as a pay-for-performance based system that rewards NEOs for their individual performance and contribution in achieving corporate goals. In determining the components and levels of NEO compensation each year, the Compensation Committee of our Board considers Company performance, and each individual’s performance and potential to enhance long-term stockholder value. To remain competitive, our Compensation Committee also periodically reviews compensation survey information provided by our compensation consultant as another factor in setting NEO compensation. Our Compensation Committee relies on judgment and does not have any formal guidelines or formulas for allocating between long-term and currently paid compensation, cash and non-cash compensation, or among different forms of non-cash compensation for our NEOs.

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COMPONENTS OF TOTAL COMPENSATION
Compensation packages in 2023 for the Company’s NEOs were comprised of the following elements:

Short-Term Compensation Elements
Element	Role and Purpose
Base Salary	Attract and retain executives and reward their skills and contributions to the day-to-day management of our Company.
Annual Performance-Based Bonuses
Motivate the attainment of annual Company and division, financial, operational, and strategic goals by paying bonuses determined by the achievement of specified performance targets with a performance period of one year.

Discretionary Bonuses	From time to time, the Company may award discretionary bonuses to compensate executives for special contributions or extraordinary circumstances or events.

Long-Term Compensation Elements
Element	Role and Purpose
Stock Options, Restricted Stock Units, other Equity-Based Awards	Motivate the attainment of long-term value creation, align executive interests with the interests of our stockholders, create accountability for executives to enhance stockholder value, and promote long-term retention through the use of multi-year vesting equity awards.
Change of Control Benefits	Promote long-term retention and align the interests of executives with stockholders by providing for (i) for the pre-2021 time based awards granted prior to the Business Combination, acceleration of equity vesting in the event of a change in control transaction; and (ii) for all performance based awards granted at any time, and all time based awards granted in 2021 or later as a public company or in anticipation of becoming a public company, no mandatory acceleration of equity vesting in the event of a change in control transaction.
Severance Benefits	We adopted an Executive Severance Plan that provides severance protection in the form of continued base salary, COBRA premiums, and a pro-rated performance bonus in the event of a termination of employment without cause or for good reason for individual NEOs, as described below. The severance benefit is enhanced if the termination is within 24 months following a change in control transaction.

Benefits
Element	Role and Purpose
Employee Benefit Plans and Perquisites	Participation in Company-wide health and retirement benefit programs provide financial security and additional compensation commensurate with senior executive level duties and responsibilities.

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Process
ROLE OF THE COMPENSATION COMMITTEE AND MANAGEMENT
Our Compensation Committee meets at least quarterly to review and consider base salary and any proposed adjustments, prior year annual performance bonus results and targets for the current year, and any long-term incentive awards. Our Compensation Committee also reviews the compensation package for all new executive officer hires.
The key member of management involved in the compensation process is our Chief Executive Officer (“CEO”), Douglas J. Cahill. Our CEO presents recommendations for each element of compensation for each NEO, other than himself, to our Compensation Committee, which in turn evaluates these goals and either approves or appropriately revises and approves them. On an annual basis, a comprehensive report is provided by the CEO to our Compensation Committee on all of our compensation programs.
DETERMINATION OF CEO COMPENSATION
Our Compensation Committee determines and approves the level of each element of compensation for our CEO. Consistent with its determination process for other NEOs, our Compensation Committee considers a variety of factors when determining compensation for our CEO, including past corporate and individual performance, compensation information from our peer group, input from our compensation consultant, and general market survey data for similar size companies.
ASSESSMENT OF MARKET DATA AND ENGAGEMENT OF COMPENSATION CONSULTANTS
In establishing the compensation for each of our NEOs, our Compensation Committee considers information about the compensation practices of companies both within and outside our industry and geographic region, and considers evolving compensation trends and practices generally. Our Compensation Committee reviews market data provided by our compensation consultant. Our Compensation Committee may review such survey data for market trends and developments, and utilize such data as one factor when making its annual compensation determinations.
Pearl Meyer & Partners, LLC (“Pearl Meyer”) has been engaged since 2021 as an independent executive compensation consultant to advise on the executive and director compensation programs of Hillman. We continued to engage Pearl Meyer in 2023 and anticipate that we will continue to use an executive compensation consultant going forward.
ROLE OF COMPENSATION CONSULTANT
Pearl Meyer, our independent compensation consultant, provides research, market data, survey, proxy information, and design expertise in developing executive and director compensation programs. As requested by the Compensation Committee, Pearl Meyer provided the Compensation Committee with market data from proprietary databases and publicly available information to consider when making compensation decisions for the NEOs. Pearl Meyer also provided similar input to support compensation recommendations and decisions made for Company executives who are not NEOs.
Pearl Meyer regularly attended Compensation Committee meetings in fiscal 2023 and advised the Compensation Committee on principal aspects of executive compensation, including the competitiveness of individual executive pay levels and short- and long-term incentive designs. Pearl Meyer also provided advice with respect to the non-employee director compensation program. Pearl Meyer is engaged by and reports directly to the Compensation Committee.

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DEVELOPMENT AND USE OF PEER GROUP
Based on Pearl Meyer’s recommendation, the Compensation Committee adopted a peer group of publicly traded industrial and consumer discretionary companies with similar revenues and market cap to determine competitive pay levels for input into the Compensation Committee’s decision-making process. For 2023, we used the following peer group (the “Peer Group”):

Allegion plc	JELD-WEN Holding, Inc.	Simpson Manufacturing Co., Inc.
American Woodmark Corporation	Leslie’s, Inc.	SiteOne Landscape Supply, Inc.
Armstrong World Industries, Inc.	Lumber Liquidators Holdings, Inc.	Spectrum Brands Holdings, Inc.
Dorman Products, Inc.	Masonite International Corporation	The AZEK Company Inc.
Floor & Decor Holdings, Inc	PGT Innovations, Inc.	Trex Company, Inc.
Gibraltar Industries, Inc.	Pool Corporation	YETI Holdings, Inc.
Griffon Corporation	Richelieu Hardware Ltd.
As of the date on which the 2023 Peer Group was evaluated for purposes of providing input with respect to fiscal 2023 compensation, Hillman had the following financial characteristics compared to our 2023 Peer Group:
•Our net sales were at the 46th percentile; and
•Our market capitalization was at the 28th percentile.
The Compensation Committee made no changes to the 2023 Peer Group compared to the 2022 Peer Group.
The Compensation Committee has not set a range or percentile relative to its Peer Group for determining the compensation of our NEOs and other executive officers. Rather, the Peer Group is reviewed as one of many factors by our Compensation Committee.

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Short-Term Compensation Elements
BASE SALARY
We believe that executive base salaries are an essential element to attract and retain talented and qualified executives. Base salaries are designed to provide financial security and a minimum level of fixed compensation for services rendered to the Company. Base salary adjustments may reflect an individual’s performance, experience, cost of living adjustments, and/or changes in job responsibilities. We also consider the other compensation we provide to our NEOs, such as the grant date value of recently granted equity awards, when determining base salary.
The rate of annual base salary for each NEO as of the last day of the applicable fiscal year is set forth below.

Name	2023 Base Salary ($)	2022 Base Salary ($)	2021 Base Salary ($)

Douglas J. Cahill	800,000	700,000	700,000
Robert O. Kraft	500,000	415,000	415,000
Jon Michael Adinolfi (1)	500,000	400,000	400,000
Scott C. Ride (2)	334,588	273,766	289,374
Randall J. Fagundo	350,000	350,000	330,000
(1)Mr. Adinolfi was promoted to Chief Operating Officer on June 6, 2023. Mr. Adinolfi’s base salary was increased from $400,000 to $500,000 on a go forward basis upon the effective date of his promotion.
(2)Mr. Ride is based in Canada and paid in Canadian dollars. His base salaries were converted to U.S. dollars for disclosure purposes using the following rates: 1.3226 effective December 30, 2023, 1.3544 effective December 31, 2022, and 1.2813 effective December 25, 2021.
The increase, if any, in base salary for each NEO for a fiscal year reflects each individual’s particular skills, responsibilities, experience, and prior year performance. The fiscal year 2023 base salary amounts were determined as part of the total compensation paid to each NEO and were not considered, by themselves, as fully compensating the NEOs for their service to the Company.
ANNUAL PERFORMANCE-BASED BONUSES
Each NEO is eligible to receive an annual cash bonus under the terms of a performance-based bonus plan. Each NEOs bonus opportunity specifies an annual target, threshold, and maximum bonus as a percentage of the NEO’s annual base salary, which percentages may be adjusted for any particular year in the discretion of our Board. The specific performance criteria and performance goals are established and approved annually by our Compensation Committee in consultation with our CEO (other than with respect to himself). The performance targets are communicated to the NEOs following formal approval by our Compensation Committee, which normally occurs in the first quarter of our fiscal year.

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The table below shows the target bonus and threshold and maximum bonuses as a percentage of base salary for each NEO for 2023. Generally, the higher the level of responsibility of the NEO within the Company, the greater the percentages of base salary applied for that individual’s target and maximum bonus compensation.

2023 Threshold, Target and Maximum Bonus
Name	2023 Threshold Bonus as a Percentage of Base Salary (%)	2023 Target Bonus as Percentage of Base Salary (%)	2023 Maximum Bonus as Percentage of Base Salary (%)

Douglas J. Cahill	50%	100%	200%
Robert O. Kraft	30%	60%	120%
Jon Michael Adinolfi	30%	60%	120%
Scott C. Ride	25%	50%	100%
Randall J. Fagundo	25%	50%	100%
Historically, the Company’s achievement of the threshold level of performance would result in a payout factor of 50% of the NEOs target bonus. However, given that the Company did not achieve its performance targets in fiscal 2021 and performance based bonuses were not paid to most employees, our CEO recommended, and the Compensation Committee approved, reducing the payout factor for a threshold level of performance from 50% of the NEOs target bonus to 10% of the NEOs target bonus in 2022. The lower payout factor for NEOs at the threshold level of performance in 2022 resulted in additional funds available to pay higher bonus payout levels for less senior employees. In 2023, our CEO recommended, and the Compensation Committee approved, that the payout factor for a threshold level of performance revert to our historical norm of 50% of the NEOs target bonus.

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The table below shows the performance criteria for fiscal year 2023 selected for each NEO and the relative weight of total target bonus assigned to each component.

2023 Performance Criteria and Relative Weight
Name	Adjusted EBITDA (%)	Adjusted Leverage Ratio (%)

Douglas J. Cahill	70%	30%
Robert O. Kraft	70%	30%
Jon Michael Adinolfi	70%	30%
Scott C. Ride	70%	30%
Randall J. Fagundo	70%	30%
For 2023, the bonus criteria for all NEOs included two Company performance goals measured by (1) our Adjusted EBITDA for the year ended December 30, 2023, which is our consolidated earnings before interest, taxes, depreciation, and amortization, as adjusted for non-recurring charges as shown under the header “Adjusted EBITDA” (“Adjusted EBITDA”), and (2) our adjusted leverage ratio, which is ratio of (a) overall indebtedness less cash as of year ended December 30, 2023; to (b) Adjusted EBITDA during the year ended December 30, 2023 (“Adjusted Leverage Ratio”).
For any bonus to be awarded, the Adjusted EBITDA target must meet the threshold. Once the Adjusted EBITDA threshold is met, the final payout is dependent on the achievement of all metrics and their respective targets. Achievement at levels between threshold and maximum will result in payments on a sliding scale.
Adjusted EBITDA and Adjusted Leverage Ratio are non-GAAP measures. Please refer to Appendix A for additional information, including our definitions and use of Adjusted EBITDA and Adjusted Leverage Ratio, and for a reconciliation of those measures to the most directly comparable financial measures under GAAP.

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The threshold, target, and maximum amounts and payout levels of each of the Adjusted EBITDA and Adjusted Leverage Ratio targets that determine the annual bonus payouts to each of the NEOs are as follows (amounts in thousands):

Metric	Threshold	Target	Maximum
Adjusted EBITDA (1)	$210,200	$222,600	$250,000
Payout	50%	100%	200%

Metric	Threshold	Target	Maximum
Adjusted Leverage Ratio (1)	4.2	3.6	2.7
Payout	50%	100%	200%
(1)Non-GAAP metric, see Appendix A to this proxy statement for additional information, including our definitions, use of, and for a reconciliation of those measures to the most directly comparable financial measures under GAAP.
The level of performance actually achieved for the fiscal year ended December 30, 2023 in each of the above categories was as follows (amounts in thousands):

Metric	Target ($)	Actual ($)	Achievement to Target	Resulting Payout Factor (%)

Adjusted EBITDA (1)	222,600	219,360	98.5%	86.6%
Adjusted Leverage Ratio (1)	3.6	3.3	109.3%	127.8%
(1)Non-GAAP metric, see Appendix A to this proxy statement for additional information, including our definitions, use of, and for a reconciliation of those measures to the most directly comparable financial measures under GAAP.

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The annual bonus paid to each of our NEOs for the year ended December 30, 2023 was as follows:

Name	2023 Target Bonus ($)	Plan Based Bonus Calculation ($)	% of Target Bonus	Discretionary Adjustments	Bonus Actually Paid	% of Target Bonus

Douglas J. Cahill	750,000	742,201	99.0%	—	742,201	99.0%
Robert O. Kraft	274,500	271,645	99.0%	—	271,645	99.0%
Jon Michael Adinolfi	270,000	267,192	99.0%	—	267,192	99.0%
Scott C. Ride (1)	153,734	152,135	99.0%	—	152,135	99.0%
Randall J. Fagundo	175,000	173,180	99.0%	—	173,180	99.0%
(1)Mr. Ride is based in Canada and paid in Canadian dollars. His 2023 Target bonus was converted to U.S. dollars for disclosure using 1.3226 exchange rate effective December 30, 2023.
Long-Term Compensation Elements
STOCK OPTIONS AND RESTRICTED SHARES
All equity awards granted prior to the Business Combination were granted under the 2014 Equity Incentive Plan (the “2014 Equity Incentive Plan”), pursuant to which we may grant options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards for up to an aggregate of 14,523,510 shares of stock. The 2014 Equity Incentive Plan is administered by the Compensation Committee. No further grants will be made from the 2014 Equity Incentive Plan.
Upon the closing of the Business Combination, effective July 14, 2021, the Company established the 2021 Equity Incentive Plan. Under the 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”), the maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan as of the Effective Date is (i) 7,150,814 shares, plus (ii) the number of shares of Stock underlying awards under the 2014 Equity Incentive Plan that on or after the Effective Date expire or become unexercisable, or are forfeited, cancelled, or otherwise terminated, in each case, without delivery of shares or cash therefor, and would have become available again for grant under the 2014 Equity Incentive Plan in accordance with its terms (not to exceed 14,523,510 shares of Stock in the aggregate) (the “Share Pool”). All grants made after the Business Combination and going forward will be made from the 2021 Equity Incentive Plan.
Our equity incentive plans are designed to align the interests of our stockholders and executive officers by increasing the proprietary interest of our executive officers in our growth and success to advance our interests by attracting and retaining key employees, and motivating such executives to act in our long-term best interests. We grant equity awards to promote the success and enhance the value of the Company by providing participants with an incentive for outstanding performance. Equity-based awards also provide the Company with the flexibility to motivate, attract, and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of our operation is largely dependent.
In the year ended December 30, 2023, we granted 594,324 stock options to NEOs under the 2021 Equity Incentive Plan. See the Grants of Plan-Based Awards in Fiscal Year 2023 table below for details of the grant for each NEO. The options vest in four equal annual installments, subject to the grantee’s continued employment on the vesting dates. Additionally, the Compensation Committee is evaluating other performance based awards in fiscal 2025.
In the year ended December 30, 2023, we granted 544,064 RSUs to NEOs under the 2021 Equity Incentive Plan. See the Grants of Plan-Based Awards in Fiscal Year 2023 table below for details of the grant for each NEO. The RSUs vest on the third anniversary of the grant date, subject to the grantee’s continued employment on such vesting date,

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except that 291,036 of the RSUs granted to Mr. Adinolfi on June 7, 2023 will vest 50% on the third anniversary of the grant date, 25% on the fourth anniversary of the grant date, and 25% on the fifth anniversary of the grant date.
MR. ADINOLFI’S PROMOTION TO CHIEF OPERATING OFFICER
On June 6, 2023, Mr. Adinolfi was promoted to Chief Operating Officer of the Company. As explained in the tables above and below, in connection with Mr. Adinolfi’s promotion, the Compensation Committee increased his base salary to $500,000 and increased his annual target equity award grant to $750,000.
The Compensation Committee also approved a one time grant of $75,000 of stock options and $2,575,000 of RSUs to Mr. Adinolfi in connection with his promotion, which is in addition to the Company’s annual equity award grants.
Severance and Change in Control Benefits
On November 2, 2023, the Board of Directors of the Company adopted the Hillman Solutions Corp. Executive Severance Plan (the "Severance Plan"). The primary purpose of the Severance Plan is to standardize and clarify the severance arrangements of our named executive officers (other than Mr. Ride) and the related terms and conditions.
Each of our named executive officers, other than Mr. Ride, participate in the Plan. As a condition to participating in the Severance Plan, each of our named executive officers (other than Mr. Ride) agreed to terminate their employment agreements, if any, with the Company effective November 2, 2023.
Executives covered by the Severance Plan will generally be eligible to receive severance benefits in the event of a termination by the Company without “cause” or by the executive for “good reason” (each as defined in the Severance Plan). The severance benefit is enhanced if the termination is within 24 months following a change in control transaction.
Mr. Ride’s employment agreement provides for severance payments and benefits in the event his employment is terminated under specified conditions including death, disability, termination by the Company without “cause,” or Mr. Ride resigns for “good reason” (each as defined in the agreement).
In addition, we have provided for certain equity acceleration benefits under our 2014 Plan designed to assure the Company of the continued employment and attention and dedication to duty of these key management employees and to seek to ensure the availability of their continued service, notwithstanding the possibility or occurrence of a change in control of the Company and resultant employment termination. The severance payments and equity vesting benefits payable both in the event of, and independently from, a change in control are in amounts that we have determined are necessary to remain competitive in the marketplace for executive talent. See “Potential Payments Upon Termination or Change in Control” for additional information.
Employee Benefit Plans and Perquisites
Executives are eligible to participate in the same health and benefit plans generally available to all full-time employees, including health, dental, vision, term life, disability insurance, and supplemental long term disability insurance. In addition, the NEOs are eligible to participate in Hillman’s Defined Contribution Plan (401(k) Plan), described below.
DEFINED CONTRIBUTION PLANS
Our NEOs and most other full-time U.S. employees are covered under a 401(k) retirement savings plan (the “Defined Contribution Plan”) which permits employees to make tax-deferred contributions and provides for a matching contribution of 50% of each dollar contributed by the employee up to 6% of the employee’s compensation. In addition, the Defined Contribution Plan allows for a discretionary annual contribution in amounts authorized by our Board, subject to the terms and conditions of the plan.
NONQUALIFIED DEFERRED COMPENSATION PLAN
Prior to 2022, our NEOs and certain other employees were eligible to participate in the Hillman Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan was frozen at the end of fiscal 2021 such that the Deferred Compensation Plan does not allow new contributions. The Deferred Compensation Plan allowed eligible employees to defer up to 25% of salary and commissions and up to 100% of bonuses. Prior to 2021, the Company contributed a matching contribution of 25% on the first $10,000 of employee deferrals, subject to a five-year vesting schedule.

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PERQUISITES
Mr. Cahill, Mr. Kraft, Mr. Adinolfi, and Mr. Fagundo are entitled to reimbursement for the reasonable expenses of leasing or buying a car up to $700 per month. Mr. Adinolfi moved from a company owned car to a car allowance in 2023, and was paid a one-time sum of $27,668 to approximate the difference in value of the company owned car relative to the lower valued car allowance received going forward. Mr. Ride is entitled to use of a Company car, incurring $13,307 in personal use in 2023.
STOCK OWNERSHIP GUIDELINES
The Board adopted stock ownership guidelines applicable to our executive officers, and our non-employee directors.
The stock ownership guidelines for executive officers are determined as holdings of the Company’s common stock, expressed as a multiple of the officer’s base salary, as set forth below:

Position / Title	Multiple of Executive’s Base Salary

Chief Executive Officer	5x
Chief Financial Officer	3x
Chief Operating Officer	3x
Divisional Presidents	2x
Other Executive Officers that are Vice Presidents	1x
Non-employee directors are required to hold shares of the Company’s common stock with a value equal to three (3) times the amount of the annual cash retainer paid to outside directors for service on the Board (excluding additional chair of the Board, committee and committee chair retainers, if any). Further detail on non-employee director compensation can be found in the section entitled “Compensatory Arrangements for Directors” below.
Executive officers and non-employee directors are required to achieve the applicable level of ownership within five (5) years from the later of (a) July 14, 2021, which is the date the guidelines were originally adopted, or (b) the date the person was initially designated an executive officer or director, as applicable, of the Company.

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Compensation Committee Report
The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Respectfully submitted,
The Compensation Committee
Aaron Jagdfeld (Chairman)
Diana Dowling
Diane Honda

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Summary Compensation Table
The following table sets forth compensation that the Company’s principal Chief Executive Officer (“CEO”), principal Chief Financial Officer (“CFO”), and each of the next three highest paid executive officers of the Company, or the NEOs, earned during the years ended December 30, 2023, December 31, 2022, and December 25, 2021 in each executive capacity in which each NEO served (including with our predecessor companies HMAN Group Holdings, Inc. and The Hillman Companies, Inc.).

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Compensation - All Other ($)(4)	Total ($)

Douglas J. Cahill President and CEO	2023	746,154	—	1,067,493	1,067,500	742,201	19,537	3,642,885
	2022	700,000	—	899,997	899,123	102,802	17,363	2,619,285
	2021	698,077	—	—	2,637,196	—	13,827	3,349,100
Robert O. Kraft CFO and Treasurer	2023	454,231	—	374,996	374,999	271,645	18,826	1,494,697
	2022	415,000	—	299,999	299,708	36,568	17,992	1,069,267
	2021	415,000	—	—	3,130,835	—	15,104	3,560,939
Jon Michael Adinolfi Chief Operating Officer	2023	446,154	—	2,874,993	374,996	267,192	43,023	4,006,358
	2022	400,000	—	224,992	224,778	35,246	8,308	893,324
	2021	400,000	—	—	709,318	—	8,338	1,117,656
Scott C. Ride(5) President, Hillman Canada	2023	304,626	—	200,000	199,999	152,135	40,326	897,086
	2022	273,766	150,920	219,992	219,784	20,122	16,411	900,995
	2021	289,384	—	—	1,839,399	—	24,306	2,153,089
Randall J. Fagundo President, RDS Division	2023	350,000	—	200,000	199,999	173,180	9,992	933,171
	2022	349,231	—	—	224,778	25,701	—	599,710
	2021	329,992	453,992	—	1,038,488	—	17,578	1,840,050
(1)These discretionary bonuses are presented in the table in the year in which the bonuses were earned.
(2)The amount included in the “Option Awards” column represents the grant date fair value of options calculated in accordance with FASB ASC Topic 718. See Note 13 - Stock Based Compensation, to the Consolidated Financial Statements included in our Form 10-K for the fiscal year ended December 30, 2023 for additional details. In accordance with SEC disclosure rules, the Option Awards column for 2021 also includes the incremental fair value associated with the modification to the vesting terms of the previously issued options with performance-based vesting. Upon completion of the Business Combination, performance-based vesting conditions of any option granted prior to 2021 were adjusted such that the performance-based portion of the associated option will vest upon certain pre-established stock price hurdles. The amount of compensation included in 2021 associated with the modification of vesting terms of options is $2,266,137 for Mr. Kraft, $1,440,347 for Mr. Ride and $528,717 for Mr. Fagundo. See Note 13 - Stock Based Compensation, to the Consolidated Financial Statements included in our Form 10-K for the fiscal year ended December 25, 2021 for additional details.

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(3)Represents earned bonuses for services rendered in each year and paid in the subsequent year based on achievement of performance goals under the performance-based bonus arrangements. “Compensation Discussion and Analysis—Short-Term Compensation Elements—Annual Performance-Based Bonuses” above, for additional information.
(4)The amounts in this column for 2023 consist of matching contributions to the Hillman 401(k) plan (or Canadian Deferred Profit Sharing Plan in the case of Mr. Ride), car allowance or personal use of a company car, relocation / moving expenses, premiums for group term life insurance, or or other miscellaneous. These amounts are detailed below:

Name	401(k) Matching Contribution ($)	Car Allowance / Pers. Use Company Car ($)	Relocation / Moving ($)	Premium for Group Term Life Ins. ($)	Other Misc. ($)	Total Other Comp. ($)

Douglas J. Cahill	9,949	8,400	—	1,188	—	19,537
Robert O. Kraft	10,012	8,400	—	414	—	18,826
Jon Michael Adinolfi	8,365	6,720	—	270	27,668	43,023
Scott C. Ride	27,019	13,307	—	—	—	40,326
Randall J. Fagundo	404	8,400	—	1,188	—	9,992
Mr. Adinolfi’s other miscellaneous expense listed above reflects a one-time payment in connection with Mr. Adinolfi moving from a company owned car to a car allowance. The payment amount approximates the difference in value of the company owned car relative to the lower valued car allowance received going forward.
(5)Mr. Ride is based in Canada and paid in Canadian dollars. His compensation was converted to U.S. dollars for disclosure using the following rates: 1.3226 effective December 30, 2023, 1.3544 effective December 31, 2022, and 1.2813 effective December 25, 2021.

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Grants of Plan-Based Awards in Fiscal Year 2023
The following table summarizes the plan-based incentive awards granted to NEOs in 2023:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Minimum ($)	Target ($)	Maximum ($)

Douglas J. Cahill	2/16/2023	375,000	750,000	1,500,000	—	—	—	—
	3/7/2023	—	—	—	121,721	—	—	1,067,493
	3/7/2023	—	—	—	—	285,718	8.77	1,067,500
Robert O. Kraft	2/16/2023	137,250	274,500	549,000	—	—	—	—
	3/7/2023	—	—	—	42,759	—	—	374,996
	3/7/2023	—	—	—	—	100,369	8.77	374,999
Jon Michael Adinolfi	2/16/2023	135,000	270,000	540,000	—	—	—	—
	3/7/2023	—	—	—	34,207	—	—	299,995
	3/7/2023	—	—	—	—	80,295	8.77	299,998
	6/7/2023	—	—	—	8,731	—	—	74,999
	6/7/2023	—	—	—	291,036	—	—	2,499,999
	6/7/2023	—	—	—	—	20,882	8.59	74,998
Scott C. Ride	2/16/2023	76,867	153,734	307,469	—	—	—	—
	3/7/2023	—	—	—	22,805	—	—	200,000
	3/7/2023	—	—	—	—	53,530	8.77	199,999
Randall J. Fagundo	2/16/2023	87,500	175,000	350,000		—	—	—
	3/7/2023	—	—	—	22,805	—	—	200,000
	3/7/2023	—	—	—		53,530	8.77	199,999
(1)Reflects the 2023 performance-based bonus awards that each NEO was eligible to receive pursuant to the Company’s 2023 performance bonus plan. The award opportunities presented in the table represent the potential payout range based on percentages of base salary at threshold, target, and maximum levels of corporate performance. See the description of Annual Performance Bonus in the Compensation Discussion and Analysis for a description of the specific performance components and more detail regarding the determination of actual 2023 performance-based bonus payments.
(2)The amount included in this column represents the grant date fair value of options and restricted stock calculated in accordance with FASB ASC Topic 718. See Note 13 - Stock Based Compensation to the Consolidated Financial Statements included in our Form 10-K for the fiscal year ended December 30, 2023 for additional details.

42 | 2024 Proxy Statement

Outstanding Equity Awards at 2023 Fiscal Year-End
The following table sets forth the number of unexercised options and unvested shares of restricted stock held by the NEOs at December 30, 2023.

		Option Awards (1)					Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Option (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units (#) of stock that have not vested	Market value of shares or units ($) of stock that have not vested

Douglas J. Cahill	7/29/2019	5,494,126	—	—	8.50	7/29/2029	—	—
	1/22/2021	272,291	272,292	—	10.00	1/22/2031	—	—
	1/11/2022	68,409	205,230	—	9.94	1/10/2032	—	—
	3/7/2023	—	285,718	—	8.77	3/7/2033	—	—
	1/11/2022	—	—	—	—	—	90,543	833,901
	3/7/2023	—	—	—	—	—	121,721	1,121,050
Robert O. Kraft	11/1/2017	247,238	—	247,238	6.07	11/1/2027	—	—
	8/30/2018	103,015	—	103,015	7.29	8/30/2028	—	—
	7/30/2020	239,820	79,941	—	7.89	7/30/2030	—	—
	1/22/2021	89,280	89,281	—	10.00	1/22/2031	—	—
	1/11/2022	22,803	68,410	—	9.94	1/10/2032	—	—
	3/7/2023	—	100,369	—	8.77	3/7/2033	—	—
	1/11/2022	—	—	—	—	—	30,181	277,967
	3/7/2023	—	—	—	—	—	42,759	393,810

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		Option Awards (1)					Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Option (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units (#) of stock that have not vested	Market value of shares or units ($) of stock that have not vested

Jon Michael Adinolfi	7/15/2019	197,790	—	197,790	8.50	7/15/2029	—	—
	7/30/2020	163,794	54,599	—	7.89	7/20/2030	—	—
	1/22/2021	73,237	73,238	—	10.00	1/22/2031	—	—
	1/11/2022	17,102	51,307	—	9.94	1/10/2032	—	—
	3/7/2023	—	80,295	—	8.77	3/7/2033	—	—
	6/7/2023	—	20,882	—	8.59	6/7/2033	—	—
	1/11/2022	—	—	—	—	—	22,635	208,468
	3/7/2023	—	—	—	—	—	34,207	315,046
	6/7/2023	—	—	—	—	—	291,036	2,680,442
	6/7/2023	—	—	—	—	—	8,731	80,413

44 | 2024 Proxy Statement

		Option Awards (1)					Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Option (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units (#) of stock that have not vested	Market value of shares or units ($) of stock that have not vested

Scott C. Ride	2/12/2015	145,046	—	145,046	6.07	2/12/2025	—	—
	10/1/2017	72,523	—	72,523	6.07	10/1/2027	—	—
	7/30/2020	86,532	28,845	—	7.89	7/30/2030	—	—
	1/22/2021	41,207	41,206	—	10.00	1/22/2031	—	—
	1/11/2022	16,722	50,167	—	9.94	1/10/2032	—	—
	3/7/2023	—	53,530	—	8.77	3/7/2033	—	—
	1/11/2022	—	—	—	—	—	22,132	203,836
	3/7/2023	—	—	—	—	—	22,805	210,034
Randall J. Fagundo	8/10/2018	86,533	—	86,533	7.29	8/10/2028	—	—
	7/30/2020	239,820	79,941		7.89	7/30/2030	—	—
	1/22/2021	52,634	52,634	—	10.00	1/22/2031	—	—
	1/11/2022	17,102	51,307	—	9.94	1/11/2032	—	—
	3/7/2023	—	53,530	—	8.77	3/7/2033	—	—
	1/11/2022	—	—	—	—	—	22,635	208,468
	3/7/2023	—	—	—	—	—	22,805	210,034
(1)All stock options reported in the table above with a grant date prior to July 14, 2021 are options to acquire common stock granted under the 2014 Equity Incentive Plan. For all options granted prior to 2021, pursuant to each NEO’s stock option award agreement (other than options granted to Mr. Cahill in 2019 and options granted to Mr. Kraft and Mr. Ride in 2020), these options were divided into two equal vesting tranches. The first tranche is a time-based award which, beginning on the first anniversary of the grant date, vests 25% annually until fully vested on the fourth anniversary of the grant date, subject to the grantee’s continued employment on each such vesting date.
The second tranche of each stock option granted prior to 2021 is performance-based. Subject to the grantee’s continuous employment with the Company, 100% of the performance-based options will vest upon the Hillman stock achieving a 20-day volume weighted average price (VWAP) of $12.50. Options granted to Mr. Cahill in 2019 and options granted to Mr. Kraft and Mr. Ride in 2020 do not contain the performance-based vesting criteria and vest solely on the time-based schedule described above.
All stock options reported in the table above with a grant date on or after July 14, 2021 are options to acquire common stock granted under the 2021 Equity Incentive Plan. These stock options are time-based awards which, beginning on the first anniversary of the grant date, vest 25% annually until fully vested on the fourth anniversary of the grant date, subject to the grantee’s continued employment on each such vesting date.
(2)All stock awards reported in the table above are restricted stock units granted under the 2021 Equity Incentive Plan. All restricted stock units vest 100% on the third anniversary of the grant date, subject to the grantee’s continued employment on the vesting date, except that Mr. Adinolfi’s grant of 291,036 restricted stock units on June 7, 2023 will vest 50% on the

2024 Proxy Statement | 45

third anniversary of the grant date, 25% on the fourth anniversary of the grant date, and 25% on the fifth anniversary of the grant date.
Option Exercises and Stock Vested During Fiscal Year 2023
No NEO exercised any stock options or had any stock awards vest during the year ended December 30, 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Douglas J. Cahill	—	—	—	—
Robert O. Kraft	—	—	—	—
Jon Michael Adinolfi	—	—	—	—
Scott C. Ride	—	—	—	—
Randall J. Fagundo	—	—	—	—

46 | 2024 Proxy Statement

Nonqualified Deferred Compensation for Fiscal Year 2023
The Nonqualified Deferred Compensation Plan was frozen to new contributions starting in fiscal year 2022. As such, No NEO contributed to the Nonqualified Deferred Compensation Plan in fiscal year 2023.

Name	Executive Contributions ($)	Company Matching Contributions ($)	Aggregate Earnings ($)(1)	Aggregate Withdrawal/ Distributions ($)	Aggregate Balance at December 30, 2023 ($)(2)

Douglas J. Cahill	—	—	—	—	—
Robert O. Kraft	—	—	8,049	—	55,490
Jon Michael Adinolfi	—	—	—	—	—
Scott C. Ride	—	—	—	—	—
Randall J. Fagundo	—	—	—	—	—
(1)Earnings in the Deferred Compensation Plan were not required to be included in the Summary Compensation Table because the earnings were neither preferential nor above-market.
(2)Amounts reported in this column for each NEO include amounts previously reported in the Company’s Summary Compensation Table in previous years when earned if that officer’s compensation was required to be disclosed in a previous year. Amounts previously reported in such years include previously earned, but deferred, salary and bonus and Company matching contributions. This total reflects the cumulative value of each NEO’s deferrals, matching contributions, and investment experience.
The Nonqualified Deferred Compensation Plan was frozen to new contributions starting in fiscal year 2022. The Deferred Compensation Plan allowed eligible employees to defer up to 25% of salary and commissions and up to 100% of bonuses. A separate account is maintained for each participant in the Deferred Compensation Plan, reflecting hypothetical contributions, earnings, expenses, and gains or losses. The plan is “unfunded” for tax purposes — those are notional accounts and not held in trust. Prior to 2021, we contributed a matching contribution of 25% on the first $10,000 of salary and bonus deferrals. Participants in the Deferred Compensation Plan can choose to invest amounts deferred and the matching Company contributions in a variety of mutual fund investments, consisting of bonds, stocks, and short-term investments as well as blended funds. The available investment choices are the same as the primary investment choices available under the Defined Contribution Plan. The account balances are thus subject to investment returns and will change over time depending on market performance. A participant is entitled to receive his or her account balance upon termination of employment or the date or dates selected by the participant on his or her enrollment forms. If a participant dies or experiences a total and permanent disability before terminating employment and before commencement of payments, the entire value of the participant’s account shall be paid at the time selected by the participant in his or her enrollment forms.

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Potential Payments Upon Termination or Change in Control
Severance Payments and Benefits under Executive Severance Plan
On November 2, 2023, the Board of Directors of the Company adopted the Hillman Solutions Corp. Executive Severance Plan (the "Severance Plan"). The primary purpose of the Severance Plan is to standardize and clarify the severance arrangements of our named executive officers (other than Mr. Ride) and the related terms and conditions.
Each of our named executive officers, other than Mr. Ride, participate in the Plan. As a condition to participating in the Severance Plan, each of our named executive officers (other than Mr. Ride) agreed to terminate their employment agreements, if any, with the Company effective November 2, 2023.
TERMINATION WITHOUT CHANGE IN CONTROL
Under the Severance Plan, in the event of a termination by the Company without “Cause” or by the NEO for “Good Reason” (each as defined in the Severance Plan) prior to a Change in Control or more than 24 months following a Change in Control, the severance benefits for the a participating NEO shall generally consist of the following:
•Lump sum payment of the NEO's earned but unpaid bonus for a performance period ending prior to the Executive's termination (if any);
•Continuation of the NEO's base salary for a period specified in the applicable NEO's participation notice, which is (i) eighteen months in the case of Mr. Cahill; and (ii) twelve months in the case of all other participating NEOs.
•In the case of Mr. Cahill only, an amount equal to 150% of his performance based bonus at target achievement level, payable over eighteen months in equal installments on the Company's regular payroll dates.
•Payment by the Company of COBRA medical, dental and/or vision insurance premiums, based on the Executive’s benefits plan elections in effect at the time of termination for a period specified in the applicable NEO's participation notice, which is (i) eighteen months in the case of Mr. Cahill; and (ii) twelve months in the case of all other participating NEOs.
•Payment of the NEO's performance based bonus for the year in which the termination occurred, pro-rated for the NEO's service up to and including the date of termination and based on actual performance for the year, payable concurrently with bonus payments to other employees under the bonus plan.
TERMINATION WITH CHANGE IN CONTROL
Under the Severance Plan, in the event of a termination by the Company without Cause or by the Executive for Good Reason within the 24 months following a Change in Control, the severance benefits for the Executive shall generally consist of the following:
•Lump sum payment of the NEO's earned but unpaid bonus for a performance period ending prior to the NEO's termination (if any);
•Continuation of the NEO's base salary for a period specified in the applicable NEO's participation notice, which is (i) twenty-four months in the case of Mr. Cahill; and (ii) twelve months in the case of all other participating NEOs.
•In the case of Mr. Cahill only, an amount equal to 200% of his performance based bonus at target achievement level, payable over twenty-four months in equal installments on the Company's regular payroll dates.
•In the case of all participating NEOs other than Mr. Cahill, an amount equal to 100% of the NEO's performance based bonus at target achievement level, payable over twelve months in equal installments on the Company's regular payroll dates.
•Payment by the Company of COBRA medical, dental and/or vision insurance premiums, based on the NEO’s benefits plan elections in effect at the time of termination for a period specified in the applicable NEO's participation notice, which is (i) twenty-four months in the case of Mr. Cahill; and (ii) twelve months in the case of all other participating NEOs.

48 | 2024 Proxy Statement

•Payment of the NEO's performance based bonus for the year in which the termination occurred, pro-rated for the NEO's service up to and including the date of termination and based on actual performance for the year, payable concurrently with bonus payments to other employees under the bonus plan.
“Good reason” is defined generally as (i) any material diminution in the executive's authority, duties, or responsibilities with the Company, (ii) the Company reassigning the executive to work at a location that is more than 50 miles from the executive's current work location, or (iii) any reduction in base salary or bonus unless such reduction is part of a generalized reduction affecting similarly situated executives. The Company has a 30-day period to cure all circumstances otherwise constituting good reason.
Severance Payments and Benefits under Employment Agreement
SCOTT C. RIDE
We have an employment agreement with Mr. Ride that provides for specified payments and benefits in connection with certain terminations of employment.
For Mr. Ride, in the event of termination of employment by the Company without cause or resignation by Mr. Ride with good reason, Mr. Ride would be entitled to (i) continued payments of base salary for a period of one year following termination, (ii) 50% of the Termination Bonus Amount (equal to the greater of the average of the annual bonuses for the preceding three calendar years, or the last annual bonus), payable when bonus payments for such year are made to other senior executives, (iii) a prorated portion of his annual bonus for the year in which termination occurs, payable when bonus payments for such year are made to other senior executives, and (iv) Company-paid continuation of health benefits coverage and life and disability benefits coverage for twelve months.
Additionally, in the event of Mr. Ride’s termination by reason of death, disability, or due to non-renewal by the Company, Mr. Ride would be entitled to a prorated portion of his annual bonus, if any, for the year in which termination occurs, based on actual performance results for the full year and payable when bonuses are paid to other senior executives.
“Good reason” is defined generally as (i) any material diminution in the executive's position, authority, or duties with the Company, (ii) the Company reassigning the executive to work at a location that is more than 75 miles from the executive's current work location, (iii) any amendment to the Company's bylaws which results in a material and adverse change to the officer and director indemnification provisions contained therein, or (iv) a material breach of the compensation, benefits, term, and severance provisions of the employment agreement by the Company which is not cured within 10 days following written notice from the executive. The Company has a 10-day period to cure all circumstances otherwise constituting good reason.
Equity Award Vesting Upon a Change in Control
2014 Equity Incentive Plan
Options granted prior to the Business Combination were granted under our 2014 Equity Incentive Plan. All time based options granted under the 2014 Equity Incentive Plan issued prior to 2021 will fully vest upon a change in control. All time based options granted under the 2014 Equity Incentive Plan issued during 2021 prior to the Business Combination do not have mandatory vesting upon a change in control. All performance based options granted under our 2014 Equity Incentive Plan do not have mandatory vesting upon a change in control, but will vest under their terms if the change in control transaction causes the performance targets to be achieved.
2021 Equity Incentive Plan
All equity awards granted following the Business Combination are granted under our 2021 Equity Incentive Plan. The awards granted under our 2021 Equity Incentive Plan do not have mandatory vesting upon a change in control, but do allow for the Compensation Committee to accelerate vesting on a discretionary basis.

2024 Proxy Statement | 49

Estimated Payments Upon Termination of Employment or Change in Control
As required by SEC rules, the table below shows the severance payments and benefits that each of our NEOs would receive upon (1) death, disability, or non-renewal by executive, (2) termination without cause, resignation with good reason, or non-renewal by the Company, (3) termination without cause, resignation with good reason, or non-renewal by the Company within 90 days of a change in control, or (4) a change in control, regardless of termination. The amounts are calculated as if the termination of employment (and change in control, where applicable) occurred on December 30, 2023.
For purposes of the table, the cost of continuing health care, life, and disability insurance coverage is based on the current Company cost for the level of such coverage elected by the executive. The amounts in the table under the "Change in Control" column assume that all outstanding options and awards with mandatory accelerated vesting will vest, and those options and awards with discretionary vesting and performance criteria did not vest. For any amounts payable based upon actual performance bonus, as opposed to target bonus, the amounts in the table are calculated using the actual bonus earned in the year ended December 30, 2023, see the Annual Performance-Based Bonuses section of this Compensation Discussion and Analysis for additional details on that calculation.

Name	Death, Disability, or non-renewal by Executive ($)	Termination without cause, resignation with good reason, or non-renewal by the Company ($)	Termination without cause, resignation with good reason, or non-renewal by the Company within 90 days of a change in control ($)	Change in Control (regardless of termination) ($)(1)

Douglas J. Cahill	—	3,168,900	3,977,799	—
Robert O. Kraft	—	789,387	1,194,909	105,522
Jon Michael Adinolfi	—	786,548	1,158,619	72,071
Scott Ride	—	565,493	603,569	38,075
Randall J. Fagundo	—	540,976	821,498	105,522
(1)Represents the cash-out value of unvested options as of December 30, 2023 using the closing price of our common stock on the last trading day of our fiscal year ($9.21 per share) less the applicable exercise price, and assuming that the applicable performance targets were not achieved and/or our Compensation Committee did not exercise its discretion to accelerate the vesting in full of all outstanding equity awards upon a “change in control.” Note that, in the absence of an actual change in control transaction, it is not possible to determine whether the performance thresholds would actually be met or whether our Compensation Committee would accelerate vesting.
(2)Mr. Ride is based in Canada and paid in Canadian dollars. His payouts were converted to U.S. dollars for disclosure using the exchange rate 1.3226 effective December 30, 2023.

50 | 2024 Proxy Statement

Pay Ratio Disclosure
The following information is a reasonable estimate of the annual total compensation of our employees as relates to the 2023 total compensation of our CEO. Based on the methodology described below, our CEO’s 2023 total compensation was approximately 80 times that of our median employee.
We identified the median employee using our employee population as of December 30, 2023, which included all 3,801 global full-time, part-time, temporary, and seasonal employees employed on that date. We applied an exchange rate as of December 30, 2023 to convert all international currencies into U.S. Dollars.
A variety of pay elements comprise the total compensation of our employees. This includes annual base salary, equity awards, annual cash incentive payments based on Company performance, sales or commission incentives, and various field bonuses. The incentive awards an employee is eligible for is based on his or her pay grade and reporting level, and are consistently applied across the organization. Cash incentives, rather than equity, are the primary vehicle of incentive compensation for most of our employees throughout the organization. While all employees earn a base salary, not all receive such cash incentive payments. Furthermore, only a relatively small percentage of our employees received equity awards in fiscal 2023. Consequently, for purposes of applying a consistently-applied compensation metric for determining our median employee, we selected annual base salary as the sole, and most appropriate, compensation element for determining the median employee. We used the annual base salary of our employees as reflected on our human resources systems on December 30, 2023, excluding that of our CEO, in preparing our data set.
Using this methodology, we determined that the median employee was a full-time service representative located in the United States with total annual compensation of $45,554, which includes base pay, overtime pay, bonus pay, car allowance, 401(k) match, and equity awards. With respect to the 2023 total compensation of our CEO, we used the amount reported in the “Total” column of our 2023 Summary Compensation Table included in this proxy statement, $3,642,885. Accordingly, our CEO to Employee Pay Ratio is 80:1. The pay ratio disclosed is a reasonable estimate calculated in a manner consistent with the applicable SEC disclosure rules.

Pay Versus Performance Disclosure
As discussed in the CD&A above, our Compensation Committee has implemented an executive compensation program designed to link a substantial portion of our NEOs’ realized compensation to the achievement of Hillman’s financial, operational, and strategic objectives, and to align our executive pay with changes in the value of our shareholders’ investments. The following table sets forth additional compensation information for our NEOs, calculated in accordance with SEC regulations, for fiscal years 2023, 2022, 2021, and 2020.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for CEO ($)(1)	Compensation Actually Paid to CEO ($)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(3)	Average Compensation Actually Paid to Non-CEO NEOs ($)(2)(3)	Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return ($)(5)	Net Income ($)	Adjusted EBITDA(6)

2023	3,642,885	6,663,136	1,832,761	2,494,439	92.80	166.70	(9,589)	219,360
2022	2,619,285	(2,579,710)	966,154	(1,105)	72.64	114.20	(16,436)	210,249
2021	3,349,100	8,165,216	2,426,095	2,428,106	105.80	130.10	(38,332)	207,418
2020	1,578,261	4,823,414	2,434,882	2,751,209	103.20	102.90	(24,499)	221,215

2024 Proxy Statement | 51

(1)The dollar amounts reported are the amounts of total compensation reported for our CEO, Mr. Cahill, in the Summary Compensation Table for fiscal years 2023, 2022, 2021 and 2020. Mr. Cahill served as CEO for each of the years presented.
(2)The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. Deductions from, and additions to, total compensation in the Summary Compensation Table by year to calculate CAP are described in the tables immediately following this table.
(3)For 2023, reflects compensation information for our NEOs, other than our CEO, as described in the CD&A of this proxy statement. For 2022, reflects compensation information for Mr. Kraft, Scott K. Moore, Hillman’s Chief Technology Officer, George S. Murphy, Hillman’s then Divisional President, Protective Solutions & Sales, and Mr. Ride. For 2021, reflects compensation information for Mr. Kraft, Mr. Ride, Mr. Fagundo, and Gary L. Seeds, Hillman’s Executive Vice President, Sales & Field Service. For 2020, reflects compensation information for Mr. Kraft, Mr. Fagundo, Mr. Murphy, and Jarrod T. Streng, Hillman’s then Divisional President, Personal Protective Solutions & Corporate Marketing.
(4)Reflects cumulative total stockholder return on our common stock as of the last trading day prior of each of our fiscal years listed. The graph assumes an initial investment of $100 at the market close on November 27, 2020, which was our initial trading day.
(5)Reflects cumulative total stockholder return of the Dow Jones U.S. Industrial Suppliers Index (INDEXDJX: DJUSDS) as of the last trading day prior to the end of each of our fiscal years listed. The graph assumes an initial investment of $100 at the market close on November 27, 2020, which was our initial trading day. The Dow Jones U.S. Industrial Suppliers Index is the peer group used by Hillman for purposes of Item 201(e) of Regulation S-K under the Exchange Act in Hillman’s Annual Report on Form 10-K for the Year Ended December 30, 2023.
(6)Adjusted EBITDA is a non-GAAP measure that represents our consolidated earnings before interest, taxes, depreciation, and amortization, as adjusted for non-recurring charges. For a reconciliation of out net income on a GAAP basis to adjusted EBITDA, see Appendix A.
CEO Pay
To calculate the amounts in the “Compensation Actually Paid to CEO” column in the table above, the following amounts were deducted from and added to (as applicable) our CEO’s “Total” compensation as reported in the Summary Compensation Table (SCT):

CEO Adjustments	2023 ($)	2022 ($)	2021 ($)	$2020 ($)

Total Compensation from Summary Compensation Table	3,642,885	2,619,285	3,349,100	1,578,261
Adjustments for Equity Awards:(1)
Subtract: Grant Date Fair Values in Summary Compensation Table	(2,134,993)	(1,799,120)	(2,637,196)	—
Add: Year-end fair value of awards granted during the year	2,322,888	1,326,398	2,353,822	—
Year-over-year increase (decrease) of fair value of unvested awards granted in prior years	687,985	(4,084,314)	3,430,666	4,047,789
Increase (decrease) from prior fiscal year–end of fair value for awards that vested during the year	2,144,371	(641,959)	1,668,824	(802,636)
Subtract: Forfeitures during current year equal to prior year-end fair value	—	—	—	—
Total Adjustments for Equity Awards	3,020,251	(5,198,995)	4,816,116	3,245,153
Compensation Actually Paid as Calculated	6,663,136	(2,579,710)	8,165,216	4,823,414
(1)Fair values set forth in the table above are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting date, or the fair values of awards forfeited in the covered year, which are valued as of the end of the prior fiscal year. The fair value or change in fair value of RSUs is measured using the closing price of a share of Company common stock on the applicable measurement date. The fair value or change in fair value of stock options is determined using the Black-

52 | 2024 Proxy Statement

Scholes option pricing model. Refer to Note 13 - Stock Based Compensation, to the Consolidated Financial Statements included in our Form 10-K for each applicable fiscal year ended for additional details.
Non-CEO NEO Pay
To calculate the amounts in the “Average Compensation Actually Paid to Non-CEO NEOs” column in the table above, the following amounts were deducted from and added to (as applicable) the average of the “Total” compensation of our non-CEO named executive officers for each applicable year, as reported in the SCT for that year:

Non-CEO NEO Adjustments	2023 ($)	2022 ($)	2021 ($)	2020 ($)

Total Compensation from Summary Compensation Table	1,832,761	966,154	2,426,095	2,434,882
Adjustments for Equity Awards:(1)
Subtract: Grant Date Fair Values in Summary Compensation Table	(1,199,996)	(559,829)	(1,962,204)	(374,079)
Add: Year-end fair value of awards granted during the year	1,297,678	418,321	484,799	640,681
Year-over-year increase (decrease) of fair value of unvested awards granted in prior years	393,356	(752,231)	1,367,983	67,201
Increase (decrease) from prior fiscal year–end of fair value for awards that vested during the year	170,640	(73,520)	111,433	(17,476)
Subtract: Forfeitures during current year equal to prior year-end fair value	—	—	—	—
Total Adjustments for Equity Awards	661,678	(967,259)	2,011	316,327
Compensation Actually Paid as Calculated	2,494,439	(1,105)	2,428,106	2,751,209
(1)Fair values set forth in the table above are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting date, or the fair values of awards forfeited in the covered year, which are valued as of the end of the prior fiscal year. The fair value or change in fair value of RSUs is measured using the closing price of a share of Company common stock on the applicable measurement date. The fair value or change in fair value of stock options is determined using the Black-Scholes option pricing model. Refer to Note 13 - Stock Based Compensation, to the Consolidated Financial Statements included in our Form 10-K for each applicable fiscal year ended for additional details.
Tabular List of Financial Performance Metrics
As described in greater detail in the CD&A, we have a significant focus on pay-for-performance. The most important financial performance measures used to link CAP (as calculated in accordance with the SEC rules), to our NEOs in 2023 to our performance were:

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Financial Performance Measures

Adjusted EBITDA
Free Cash Flow
Revenues
Net Debt Reduction
Adjusted Leverage Ratio
Description of Relationship Between Pay and Performance
The graphs below provide a description of CAP (as calculated in accordance with the SEC rules) and the following measures:
•Hillman’s cumulative TSR and Dow Jones U.S. Industrial Suppliers Index cumulative TSR;
•Hillman’s Net Income; and
•the Company Selected Measure, which for Hillman is Adjusted EBITDA.

CAP Versus Indexed Total Shareholder Return
9,000,000
6,000,000
3,000,000
—
(3,000,000)
CAP ($)
240
160
80
0
Value of $100 invested on 11/27/2020
12/26/20
12/25/21
12/31/22
12/30/23
Compensation Actually Paid to CEO Douglas Cahill
Average Compensation Actually Paid to Non-CEO NEOs
Value of $100 Invested on 11/27/2020 in HLMN Stock
Value of $100 Invested on 11/27/2020 in the DJ U.S. Industrial Suppliers Index

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CAP Versus Net Income
9,000,000
6,000,000
3,000,000
—
(3,000,000)
CAP ($)
—
(9,000,000)
(18,000,000)
(27,000,000)
(36,000,000)
(45,000,000)
Net Income ($)
12/26/20
12/25/21
12/31/22
12/30/23
Compensation Actually Paid to CEO Douglas Cahill
Average Compensation Actually Paid to Non-CEO NEOs
Hillman Net Income

CAP Versus Adjusted EBITDA
9,000,000
6,000,000
3,000,000
—
(3,000,000)
CAP ($)
250,000,000
200,000,000
150,000,000
100,000,000
Adjusted EBITDA ($)
12/26/20
12/25/21
12/31/22
12/30/23
Compensation Actually Paid to CEO Douglas Cahill
Average Compensation Actually Paid to Non-CEO NEOs
Hillman Adjusted EBITDA

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Director Compensation for Fiscal Year 2023
The following table sets forth compensation earned by the Company’s directors who are not also employees of the Company during the year ended December 30, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Diana Dowling	75,000	120,238	195,238
Teresa S. Gendron	75,000	120,238	195,238
Diane C. Honda (2)	44,093	120,238	164,331
Aaron P. Jagdfeld (3)	91,176	120,238	211,414
Daniel O'Leary (4)	79,053	120,238	199,291
David A. Owens (5)	83,819	120,238	204,057
Joseph M. Scharfenberger, Jr. (6)	—	—	—
John Swygert	75,000	120,238	195,238
Philip K. Woodlief (7)	95,000	120,238	215,238
Richard F. Zannino (6)	—	—	—
(1)The amount included in the “Stock Awards” column represents the grant date fair value of RSUs calculated in accordance with FASB ASC Topic 718. See Note 13 - Stock Based Compensation, to the Consolidated Financial Statements included in our Form 10-K for the fiscal year ended December 30, 2023 for additional details.
(2)Ms. Honda joined the Board on May 31, 2023. Her annual cash fee of $75,000 was prorated for her partial year of service in 2023.
(3)Mr. Jagdfeld is a member of the Board and is entitled to a $75,000 annual board fee and an additional $17,000 fee for serving as the chair of our Compensation Committee, which was increased from $15,000 on May 31, 2023.
(4)Mr. O’Leary is a member of the Board and is entitled to a $75,000 annual board fee and an additional $25,000 fee for serving as our Lead Independent Director, which was pro-rated to reflect his appointment as Lead Independent Director on November 2, 2023.
(5)Mr. Owens is a member of the Board and is entitled to a $75,000 annual board fee and an additional $15,000 fee for serving as the chair of our Nominating & ESG Committee, which was instituted on May 31, 2023.
(6)Mr. Scharfenberger and Mr. Zannino are each employed and compensated by CCMP and were not compensated for their services on the Board. Mr. Scharfenberger and Mr. Zannino each resigned from Board on May 11, 2023 in connection with CCMP’s exit of its investment in the Company.
(7)Mr. Woodlief is a member of the Board and is entitled to a $75,000 annual board fee and an additional $20,000 fee for serving as our Audit Committee chair.

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Directors do not receive any perquisites or other personal benefits from the Company.
The Board, following the recommendation of our Compensation Committee, made the following changes to our non-employee director compensation policy on a pro-rated basis during 2023 to align with market practices and reflect the creation of the Lead Independent Director role:

Compensation Element	Prior Amount ($)	Updated Amount ($)

Annual cash retainer	75,000	75,000
Additional annual cash retainer for Lead Independent Director	N/A	25,000
Additional annual cash retainer for chair of the Audit Committee	20,000	20,000
Additional annual cash retainer for chair of the Compensation Committee	15,000	17,000
Additional annual cash retainer for chair of the Nominating & ESG Committee	—	15,000
Annual equity retainer	100,000	120,000
We also reimburse expenses incurred by our non-employee directors to attend Board and committee meetings. Directors who are also our employees do not receive cash or equity compensation for services on our Board in addition to compensation payable for their services as employees.
As mentioned above, our non-employee directors are subject to stock ownership guidelines requiring them to hold shares of the Company’s common stock with a value equal to three (3) times his or her annual cash retainer. Non-employee directors are required to achieve the applicable level of ownership within five (5) years from the later of (a) July 14, 2021, which is the date the guidelines were originally adopted, or (b) the date the person was initially designated an executive officer or director, as applicable, of the Company.

2024 Proxy Statement | 57

ITEM NO. 2 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

You are being asked to vote, on a nonbinding, advisory basis, to approve the compensation of our NEOs. The Board recommends that you vote FOR the approval of compensation of our NEOs.
The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we give our stockholders the right to approve, on a nonbinding, advisory basis, the compensation of our NEOs as disclosed earlier in this proxy statement in accordance with the SEC’s rules.
As discussed earlier in the Compensation Discussion & Analysis, our compensation philosophy is to attract and retain the best management talent and to motivate these associates to achieve our business and financial goals. Our incentive plans are designed to reward the actions that lead to long-term value creation. To achieve our objectives, we seek to ensure that compensation is competitive and that there is a direct link between pay and performance.
The vote on this resolution is not intended to address any specific element of compensation. Rather, the vote relates to the compensation of our NEOs as described in this proxy statement. The vote is advisory. This means that the vote is not binding on Hillman. The Compensation Committee of the Board is responsible for establishing executive compensation. In so doing, the Compensation Committee will consider, along with all other relevant factors, the results of this vote.

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We ask our stockholders to vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and the related narrative discussion, is hereby APPROVED.”

The next advisory vote will occur at our 2025 Annual Meeting.

The Board Recommends a Vote For This Proposal.

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ITEM NO. 3 AMEND CHARTER TO DECLASSIFY THE BOARD

You are being asked to vote to amend our certificate of incorporation to declassify the Board by the 2027 Annual Meeting of Stockholders.
The Board recommends that
you vote FOR amending our charter to declassify the board.

As part of our Board’s review of its corporate governance principles and the periodic evaluation of its size, structure, composition and functioning in light of corporate governance trends and recognized best practices, our Board has determined that holding annual elections of each of our directors is in the best interests of our stockholders. The Board is also seeking to eliminate the requirement for a supermajority vote to amend certain provisions of our Charter (as defined below), as reflected in Proposal 4. In November 2023, the Board also created the position of Lead Independent Director and the Company’s independent directors unanimously elected Daniel O’Leary to the newly created position.
Accordingly, our Board has recommended and is seeking stockholder approval of an amendment to our Third Amended and Restated Certificate of Incorporation (our “Charter”) to provide for the phased elimination of the Company’s classified board structure (the “Proposed Declassification Amendment”). The proposed amendment to our Charter would eliminate the classification of the board over a three-year period beginning at the 2025 Annual Meeting, at which time each director on the ballot for election would be elected for a one-year term following the expiration of such director’s existing term.
Currently, Section 5.2 of our Charter divides the Board into three classes that are elected by class for three-year terms. If approved by stockholders at the Annual Meeting, the Proposed Declassification Amendment will be implemented pursuant to the Fourth Amended and Restated Certificate of Incorporation (the “Amended and Restated Charter”) and would declassify the Board over a three-year period, as follows:
•Class I directors will serve out the remainder of their current three-year terms, and they will stand for election for a one-year term at our 2025 annual meeting, and they and any successors will stand for election at each subsequent annual meeting;
•Class II directors will serve out the remainder of their current three-year terms, and they will stand for election for a one-year term at our 2026 annual meeting, and they and any successors will stand for election at each subsequent annual meeting; and

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•Class III directors will be elected at this Annual Meeting and serve out their three-year terms, and they will stand for election for a one-year term at our 2027 annual meeting, and they and any successors will stand for election at each subsequent annual meeting.
Beginning at the 2027 Annual Meeting, all directors would be elected annually. If approved by our stockholders, the Amended and Restated Charter would become effective upon its filing with the Secretary of State of the State of Delaware, which the Company would file promptly following the Annual Meeting. The proposed amendment would not change the present number of directors or the Board’s authority to increase or decrease the size of the Board or fill any vacancies or newly created director positions. Vacancies which occur during the year may be filled by the board for the remainder of the full term.
In accordance with Delaware law, our Amended and Restated Charter will provide that any director selected to serve on the Board at the 2025 Annual Meeting or thereafter may be removed from office by the Company’s stockholders, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of our common stock then entitled to vote in the election of directors.
Complete Text of Proposed Amendment

This description of the proposed amendment to our Charter is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Amended and Restated Charter attached to this Proxy Statement as Appendix B, in which we have shown the proposed amendments with deletions indicated by strikeouts and additions indicated by underlining.
Vote Required

The affirmative vote of the holders of sixty-six percent (66%) of the voting power of the Company’s outstanding shares of common stock entitled to vote on this proposal will be required to approve this proposal. Abstentions and broker non-votes will count as votes against this proposal. The Company also intends to make certain conforming amendments to the Bylaws if this proposal is approved (See Proposal 8). The approval of this Proposal 3 is not conditioned upon approval of any of the other Charter amendment proposals in this proxy statement

The Board Recommends a Vote For This Proposal.

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ITEM NO. 4 AMEND CHARTER TO ELIMINATE SUPERMAJORITY VOTING

You are being asked to vote to amend our charter to eliminate supermajority voting provisions. The Board recommends that you vote FOR amending our charter to eliminate supermajority voting.
Consistent with our Board’s review of our corporate governance principles and focus on promoting certain governance best practices, our Board has recommended and is seeking stockholder approval of an amendment to our Charter that would eliminate the requirement for a supermajority vote to amend certain provisions described below, and replace these requirements with a majority vote requirement.
Currently, Article XI of our Charter requires the affirmative vote of the holders of at least sixty-six percent (66%) of the voting power of our then outstanding shares of common stock, entitled to vote thereon, to amend, modify, or repeal the following provisions of our Charter:
•Article V (Board of Directors)
•Article VI (Bylaws)
•Section 7.1 (Special Meetings of Stockholders)
•Section 7.3 (No Stockholder Action by Written Consent)
•Article VIII (Limited Liability; Indemnification)
•Article IX (Corporate Opportunity)
•Article X (Business Combinations)
•Article XI (Amendment to Charter)
This proposal will be implemented pursuant to the Amended and Restated Charter.
Our Board recognizes that a majority voting standard for effecting changes to the Charter enhances our stockholders’ ability to participate in corporate governance and aligns the Company with recognized best practices in corporate governance.
If approved by the Company’s stockholders, the Amended and Restated Charter reflecting the elimination of all supermajority vote requirements for amending our Charter would become effective upon its filing with the Secretary

62 | 2024 Proxy Statement

of State of the State of Delaware, which the Company would file promptly following the Annual Meeting. As a result, at future meetings of stockholders, the affirmative vote of the holders of a majority in voting power of the Company’s outstanding stock entitled to vote thereon will be required to amend all provisions of the Amended and Restated Charter.
Complete Text of Proposed Amendment

This description of the proposed amendment to our Charter is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Amended and Restated Charter attached to this proxy statement as Appendix B, in which we have shown the proposed amendments with deletions indicated by strikeouts and additions indicated by underlining.
Vote Required

The affirmative vote of the holders of at least sixty-six percent (66%) of the voting power of the Company’s outstanding shares of common stock entitled to vote on this proposal will be required to approve this proposal. Abstentions and broker non-votes will count as votes against this proposal. The Company also intends to make certain conforming amendments to the Bylaws if this proposal is approved (see Proposal 8). The approval of this Proposal 4 is not conditioned upon approval of any of the other Charter amendment proposals in this proxy statement

The Board Recommends a Vote For This Proposal.

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ITEM NO. 5 AMEND CHARTER TO PROVIDE FOR OFFICER EXCULPATION OF LIABILITY

You are being asked to vote to amend our certificate of incorporation to provide for officer exculpation of liability.
The Board recommends that
you vote FOR amending our charter to provide for officer exculpation of liability.

Our Board has recommended and is seeking stockholder approval of an amendment to our Charter that would provide for the exculpation of officers of the Company (the “Officer Exculpation Amendment”), consistent with current Delaware law.
In August 2022, the Delaware legislature amended Section 102(b)(7) the DGCL to allow Delaware corporations to include an exculpation provision in their charters limiting or eliminating the personal liability of certain officers for monetary damages arising out of certain fiduciary duty breaches.
Amended Section 102(b)(7) does not permit exculpation of officers with respect to: (i) breaches of the duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; or (iii) any transactions in which an officer derived an improper personal benefit. Section 102(b)(7) also does not permit exculpation of an officer in any action by or in the right of the corporation, such as derivative actions.
Currently, Section 8.1 of our Charter includes an exculpation provision for directors, but not for officers. To keep our Charter aligned with the amended Section 102(b)(7), we are proposing to update Section 8.1 of our Charter to also provide an exculpation provision for officers. If the Officer Exculpation Amendment is approved by our stockholders, certain officers will be exculpated from monetary liability from certain fiduciary duty breaches, solely to the extent permitted by Delaware Law.
Our Board believes that officer exculpation will enhance the ability of our officers to make value-enhancing decisions. Our officers are often called upon to make time-sensitive decisions which, in the current litigious environment, carry with them a risk of claims, actions, suits or proceedings that will require a significant investment of the Company’s time and resources to address, regardless of the merit of the claims. An exculpation provision for officers will allow officers to more freely exercise their independent business judgment to advance the goals of the Company and maximize the Company’s value. Further, our officers would not be protected from liability under our Officer Exculpation Amendment for (i) breaches of the duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or (iii) any

64 | 2024 Proxy Statement

transactions in which an officer derived an improper personal benefit and will also not be protected from liability for actions by or in the right of the Company, all according to Delaware Law.
Additionally, we operate in a competitive industry. We expect many of our peers to also adopt provisions exculpating their officers now that Delaware law permits such exculpation. If our peers adopt such exculpation provisions and we do not, our ability to attract and retain highly qualified officer candidates in this competitive marketplace may be adversely impacted. Thus, adopting the Officer Exculpation Amendment, which may enhance the Company’s ability to retain and attract the most capable persons as our officers, is in the best interests of the Company and our stockholders.
If approved by the Company’s stockholders, the Amended and Restated Charter reflecting the Officer Exculpation Amendment would become effective upon its filing with the Secretary of State of the State of Delaware, which the Company would file promptly following the Annual Meeting.
Complete Text of Proposed Amendment

This description of the proposed amendment to our Charter is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Amended and Restated Charter attached to this proxy statement as Appendix B, in which we have shown the proposed amendments with deletions indicated by strikeouts and additions indicated by underlining.
Vote Required

The affirmative vote of the holders of at least sixty-six percent (66%) of the voting power of the Company’s outstanding shares of common stock entitled to vote on this proposal will be required to approve this proposal. Abstentions and broker non-votes will count as votes against this proposal. The approval of this Proposal 5 is not conditioned upon approval of any of the other Charter amendment proposals in this proxy statement.

The Board Recommends a Vote For This Proposal.

2024 Proxy Statement | 65

ITEM NO. 6 AMEND CHARTER TO ELIMINATE SPONSOR CORPORATE OPPORTUNITY PROVISION

You are being asked to vote to amend our certificate of incorporation to eliminate a sponsor corporate opportunity provision.
The Board recommends that
you vote FOR amending our charter to eliminate a sponsor corporate opportunity provision.

Our Board has recommended and is seeking stockholder approval for amendments to our Charter that would eliminate a number of provisions relating to our former financial sponsor, CCMP Capital Advisors, LP and certain of its affiliates (“CCMP”). CCMP acquired a controlling interest in the Company in 2014 and remained a significant stockholder until it completely exited its position in Hillman in May 2023. Since CCMP exited its investment in the Company, these provisions have become obsolete.
Currently, Article IX of our Charter includes provisions that expressly allow CCMP to engage in lines of businesses or pursue corporate opportunities that are the same or similar to those of the Company. If approved by stockholders at the Annual Meeting, the proposed amendment would eliminate these provisions and will be implemented pursuant to the Amended and Restated Charter.
Our Board believes it is in the best interests of our stockholders to eliminate these provisions to avoid potential confusion relating to provisions that are no longer applicable.
If approved by the Company’s stockholders, the Amended and Restated Charter reflecting the deletion of certain financial sponsor corporate opportunity provisions of the Certificate would become effective upon its filing with the Secretary of State of the State of Delaware, which the Company would file promptly following the Annual Meeting.
Complete Text of Proposed Amendment

This description of the proposed amendment to our Charter is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Amended and Restated Charter attached to this proxy statement as Appendix B, in which we have shown the proposed amendments with deletions indicated by strikeouts and additions indicated by underlining.
Vote Required

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The affirmative vote of the holders of at least sixty-six percent (66%) of the voting power of the Company’s outstanding shares of common stock entitled to vote on this proposal will be required to approve this proposal. Abstentions and broker non-votes will count as votes against this proposal. The approval of this Proposal 6 is not conditioned upon approval of any of the other Charter amendment proposals in this proxy statement.

The Board Recommends a Vote For This Proposal.

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ITEM NO. 7 AMEND CHARTER TO ELIMINATE SPONSOR BUSINESS COMBINATION PROVISION

You are being asked to vote to amend our certificate of incorporation to eliminate a sponsor business combination provision.
The Board recommends that
you vote FOR amending our charter to eliminate a sponsor business combination provision.

Our Board has recommended and is seeking stockholder approval for amendments to our Charter that would eliminate a number of provisions relating to our former financial sponsor, CCMP Capital Advisors, LP and certain of its affiliates (“CCMP”). CCMP acquired a controlling interest in the Company in 2014 and remained a significant stockholder until it completely exited its position in Hillman in May 2023. Since CCMP exited its investment in the Company, these provisions have become obsolete.
Currently, Article X of our Charter includes provisions that causes the Company to not be governed by Section 203 of the DGCL and, instead, includes a provision in the Charter that is substantially similar to Section 203 of the DGCL, but excludes CCMP from the definition of “interested stockholder”. If approved by stockholders at the Annual Meeting, the proposed amendment would eliminate these provisions such that the Company will be governed by Section 203 of the DGCL and there will be no exclusions from the definition of “interested stockholder”. The proposed amendment will be implemented pursuant to the Amended and Restated Charter.
Our Board believes it is in the best interests of our stockholders to eliminate these provisions to avoid potential confusion relating to provisions that are no longer applicable.
If approved by the Company’s stockholders, the Amended and Restated Charter reflecting the deletion of certain financial sponsor business combination provisions of the Certificate would become effective upon its filing with the Secretary of State of the State of Delaware, which the Company would file promptly following the Annual Meeting.
Complete Text of Proposed Amendment

This description of the proposed amendment to our Charter is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Amended and Restated Charter attached to this proxy statement as Appendix B, in which we have shown the proposed amendments with deletions indicated by strikeouts and additions indicated by underlining.

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Vote Required

The affirmative vote of the holders of at least sixty-six percent (66%) of the voting power of the Company’s outstanding shares of common stock entitled to vote on this proposal will be required to approve this proposal. Abstentions and broker non-votes will count as votes against this proposal. The approval of this Proposal 7 is not conditioned upon approval of any of the other Charter amendment proposals in this proxy statement.

The Board Recommends a Vote For This Proposal.

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ITEM NO. 8 AMEND BYLAWS TO ELIMINATE SUPERMAJORITY VOTING

You are being asked to vote to amend our bylaws to eliminate supermajority voting The Board recommends that you vote FOR amending our bylaws to eliminate supermajority voting.
Consistent with our Board’s review of our corporate governance principles and focus on promoting certain governance best practices, our Board has recommended and is seeking stockholder approval of an amendment to our Bylaws that would eliminate the additional supermajority stockholder vote requirement in the case of amending Article VII (Indemnification). Instead, amendments to the indemnification provision would be governed by Section 9.14 (Amendments) and would be treated the same as any other amendment to our Bylaws. Additionally, our Board has recommended and is seeking stockholder approval to reduce the vote requirement for stockholder initiated amendments to our bylaws from a 66% supermajority to a simple majority.
Currently, Section 8.7 of our Bylaws provides that amending Article VIII (Indemnification) of the Bylaws requires the approval of our Board and the affirmative vote of the holders of at least sixty-six percent (66%) of the voting power of our then outstanding shares of common stock, entitled to vote thereon. Additionally, Section 9.14 (Amendments) of our Bylaws provides that stockholder initiated amendments of our Bylaws require the affirmative vote of the holders of at least sixty-six percent (66%) of the voting power of our then outstanding shares of common stock, entitled to vote thereon.
This proposal will be implemented pursuant to the Amended and Restated Bylaws.
Our Board recognizes a majority voting standard for effecting stockholder initiated changes to the Bylaws enhances our stockholders’ ability to participate in corporate governance and aligns the Company with recognized best practices in corporate governance.
If approved by the Company’s stockholders, the Amended and Restated Bylaws reflecting the elimination of all supermajority vote requirements would become effective immediately after the Annual Meeting.
Complete Text of Proposed Amendment

This description of the proposed amendment to our Charter is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Amended and Restated Bylaws attached to this proxy statement as

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Appendix C, in which we have shown the proposed amendments with deletions indicated by strikeouts and additions indicated by underlining.
Vote Required

The affirmative vote of the holders of at least sixty-six percent (66%) of the voting power of the Company’s outstanding shares of common stock entitled to vote on this proposal will be required to approve this proposal. Abstentions and broker non-votes will count as votes against this proposal. The approval of this Proposal 8 is not conditioned upon approval of any of the other Charter amendment proposals in this proxy statement

The Board Recommends a Vote For This Proposal.

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ITEM NO. 9 AMEND 2021 EQUITY INCENTIVE PLAN TO INCREASE SHARE RESERVE

You are being asked to vote to amend our 2021 Equity Incentive Plan to increase the plan shares reserved for issuance
The Board recommends that
you vote FOR amending our 2021 Equity Incentive Plan to Increase the Share Reserve

We are asking our stockholders to approve an amendment of our 2021 Equity Incentive Plan (referred to in this Proxy Statement as the “2021 Plan”), to increase the number of shares of Common Stock available for the grant of awards under the 2021 Plan by 2,000,000 shares, representing approximately 1% of our shares of Common Stock outstanding as of December 30, 2023. We believe equity compensation is a critical tool for employee motivation and retention. We are proposing the share increase to enable us to continue offering effective equity compensation to our employees. A copy of the proposed amendment is attached to this Proxy Statement as .
Upon the recommendation of our Compensation Committee, our Board of Directors approved the amendment to the 2021 Plan, subject to stockholder approval. If approved by our stockholders, the amended 2021 Plan will become effective as of the date of the Annual Meeting.
Purpose and Background
The primary goal of the amendment to our 2021 Plan is to provide us with a sufficient reserve of Common Stock to offer appropriate incentives to our employees. Our equity program is a key component of our strategy to attract and retain key individuals, and the share requirements of our equity program have grown with our company. Accordingly, we strongly believe that amending the 2021 Plan is important to our future success.
As of March 30, 2024, approximately 3,236,220 shares remained available for grant under the 2021 Plan. The Board believes that additional shares are necessary to meet the Company’s anticipated equity compensation needs. The proposed share increase, when combined with the amount of shares currently available for grant under the 2021 Plan, is expected to last approximately one to two years. This estimate is based on a forecast that takes into account our historical granting practices, our historical forfeiture rates, as well as an estimated range of our stock price over time.

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If our stockholders do not approve the 2021 Plan, as proposed to be amended, we may not have sufficient shares of Common Stock available for issuance under the 2021 Plan to fully execute our equity compensation program beyond fiscal 2024. We believe that such a lack of available equity would materially limit our ability to attract, retain and motivate individuals integral to achieving our business goals and objectives and place us at a competitive disadvantage.
We continue to believe that equity compensation is critical in motivating key employees and that it effectively aligns employee compensation with stockholder interests. On July 14, 2021, the Company adopted the 2021 Plan and agreed not to issue any additional awards under prior plans. The 2021 Plan is the sole available plan for granting discretionary equity compensation to our employees. If the amended 2021 Plan is not approved and we are unable to grant equity compensation in the future, we may need to consider other compensation alternatives, such as increasing cash compensation.
We recognize that equity awards dilute existing stockholders. In reaching our conclusion as to the appropriate number of shares of Common Stock to seek to add to the 2021 Plan in this proposal, we reviewed, among other things, our burn rate. Burn rate measures how rapidly a company is depleting its shares reserved for equity compensation and is commonly used by investors and proxy advisory firms to evaluate proposals relating to equity compensation plans.
We believe that our burn rate of 1.01% in fiscal 2022, our first full year as a publicly traded company, and 1.08% in fiscal 2023 is generally consistent with similarly sized companies in our industry. We calculate burn rate as shares reserved for issuance as a result of equity grants during the fiscal year divided by our shares outstanding as of the end of the applicable fiscal year on a fully diluted basis.
The 2021 Plan Incorporates Good Compensation and Governance Practices
•Administration. The 2021 Plan is administered by the Compensation Committee of the Board, which is comprised entirely of independent non-employee directors.
•Stockholder approval is required for additional Shares. The 2021 Plan does not contain an annual “evergreen” provision but instead reserves a fixed maximum number of Shares for issuance. Stockholder approval is required to increase that number.
•Explicit prohibition on repricing without stockholder approval. The 2021 Plan prohibits the repricing, cash-out or other exchange of underwater stock options or stock appreciation rights without prior stockholder approval, except in certain situations with a corporate transaction involving the Company.
•No discounted stock options or stock appreciation rights. The 2021 Plan requires that stock options and stock appreciation rights issued under it must have an exercise price equal to at least the fair market value of our common stock on the date the award is granted.
•Ten-year term. All stock options and stock appreciation rights granted under the 2021 Plan have a term of no more than ten years, thereby limiting the potential for unproductive overhang.
•Share-counting provisions. In general, when awards granted under the 2021 Plan expire or are cancelled without having been fully exercised, or are settled in cash, the Shares reserved for those awards are returned to the share reserve and become available for future awards. However, if Shares are tendered to us or withheld by us to pay a stock option’s or stock appreciation right’s exercise price or satisfy such award’s tax withholding obligations, those Shares do not become available for future awards. Also, if a stock appreciation right is exercised, we subtract from the 2021 Plan share reserve the full number of Shares subject to the portion of the stock appreciation right actually exercised, regardless of how many Shares actually were used to settle the stock appreciation right.
•Limited transferability. In general, awards may not be sold, assigned, transferred, pledged or otherwise encumbered, except by will or the laws of descent and distribution.
•No tax gross-ups. The 2021 Plan does not provide for any tax gross-ups.
Summary of the 2021 Plan

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The following summary describes the expected material terms of the 2021 Plan, as amended. This summary is not a complete description of all provisions of the 2021 Plan and is qualified in its entirety by reference to the 2021 Plan, a copy of which is attached hereto as , and we urge you to read it in its entirety.
Purpose
The purpose of the 2021 Plan is to advance our interests by providing for the grant to our employees, directors, consultants and advisors of stock and stock-based awards.
Administration
The 2021 Plan is administered by our Compensation Committee, except with respect to matters that are not delegated to the compensation committee by our Board (whether pursuant to committee charter or otherwise). The Compensation Committee (or Board, as applicable) will have the discretionary authority to administer and interpret the 2021 Plan and any awards granted under it, determine eligibility for and grant awards, determine the exercise price, base value from which appreciation is measured or purchase price, if any, applicable to any award, determine, modify, accelerate and waive the terms and conditions of any award, determine the form of settlement of awards, prescribe forms, rules and procedures relating to the 2021 Plan and awards, and otherwise do all things necessary or desirable to carry out the purposes of the 2021 Plan or any award. The Compensation Committee may delegate such of its duties, powers and responsibilities as it may determine to one or more of its members, members of the Board and, to the extent permitted by law, our officers, and may delegate to employees and other persons such ministerial tasks as it deems appropriate. As used in this summary, the term “Administrator” refers to the Compensation Committee and its authorized delegates, as applicable.
Eligibility
Our employees, non-employee directors, consultants and advisors are eligible to participate in the 2021 Plan. Eligibility for stock options intended to be incentive stock options, or ISOs, is limited to our employees or employees of certain of our affiliates. Eligibility for stock options, other than ISOs, and stock appreciation rights, or SARs, is limited to individuals who are providing direct services to us or certain of our affiliates on the date of grant of the award. As of the date of this proxy statement, approximately 3,800 employees and approximately eight non-employee directors are eligible to participate in the 2021 Plan, including all of our executive officers. In addition, certain consultants and other service providers may, in the future, become eligible to participate in the 2021 Plan, though, as of the date of this proxy statement, no grants to any consultants or other service providers are expected.
Authorized shares
At our special meeting on July 13, 2021, our stockholders approved the maximum number of shares of our common stock that may be delivered in satisfaction of awards under the 2021 Plan of (i) 7,150,814 shares, plus (ii) up to an aggregate of 14,523,510 shares of our common stock underlying awards under the HMAN Group Holdings Inc. (our predecessor entity) 2014 Equity Incentive Plan (the “Prior Plan”) that on or after the date the 2021 Plan becomes effective, expire or become unexercisable, or are forfeited, cancelled or otherwise terminated, in each case, without delivery of shares or cash therefor, and would have become available under the terms of the Prior Plan (collectively, the “share pool”). The stockholders are now being asked to approve an additional 2,000,000 shares to become available for issuance under the 2021 Plan, such that the amount of shares in clause (i) above would be increased to 9,150,814 shares. As of March 30, 2024, approximately 3,236,220 shares remained available for grant under the 2021 Plan.
Up to the total number of shares in the share pool described above may be delivered in satisfaction of ISOs. The number of shares of our common stock delivered in satisfaction of awards under the 2021 Plan is determined (i) by reducing the share pool by the number of shares withheld by us in payment of the exercise price or purchase price of the award or in satisfaction of tax withholding requirements with respect to the award, (ii) by reducing the share pool by the full number of shares covered by any portion of a SAR which is settled in shares of our common stock (and not only the number of shares delivered in settlement of a SAR), and (iii) by increasing the share pool by any shares underlying awards settled in cash or that expire, become unexercisable, terminate or are forfeited to or repurchased by us without the issuance of shares of our common stock (or retention, in the case of restricted stock or unrestricted stock) of shares of our common stock. The number of shares available for delivery under the 2021 Plan will not be increased by any shares that have been delivered under the 2021 Plan and are subsequently repurchased using proceeds directly attributable to stock option exercises.
Shares that may be delivered under the 2021 Plan may be authorized but unissued shares, treasury shares or previously issued shares acquired by us. No fractional shares will be delivered under the 2021 Plan.

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Director limits
The maximum value of all compensation granted or paid to any of our non-employee directors with respect to any calendar year, including awards under the 2021 Plan and cash fees or other compensation paid by us to any such director for services as a director during such calendar year, may not exceed $750,000 in the aggregate, calculating the value of any awards under the 2021 Plan based on their grant date fair value and assuming maximum payout.
Types of awards
The 2021 Plan provides for the grant of stock options, SARs, restricted and unrestricted stock and stock units, restricted stock units, performance awards and other awards that are convertible into or otherwise based on our common stock. Dividend equivalents may also be provided in connection with certain awards under the 2021 Plan, provided that any dividend equivalents will be subject to the same risk of forfeiture, if any, as applies to the underlying award.
•Stock options and SARs. The Administrator may grant stock options, including ISOs, and SARs. A stock option is a right entitling the holder to acquire shares of our common stock upon payment of the applicable exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or shares of equivalent value) equal to the excess of the fair market value of the shares subject to the right over the base value from which appreciation is measured. The exercise price per share of each stock option, and the base value of each SAR, granted under the 2021 Plan shall be no less than 100% of the fair market value of a share on the date of grant (110% in the case of certain ISOs). Other than in connection with certain corporate transactions or changes to our capital structure, stock options and SARs granted under the 2021 Plan may not be repriced, amended, or substituted for with new stock options or SARs having a lower exercise price or base value, nor may any consideration be paid upon the cancellation of any stock options or SARs that have a per share exercise or base price greater than the fair market value of a share on the date of such cancellation, in each case, without shareholder approval. Each stock option and SAR will have a maximum term of not more than ten years from the date of grant (or five years, in the case of certain ISOs).
•Restricted and unrestricted stock and stock units. The Administrator may grant awards of stock, stock units, restricted stock and restricted stock units. A stock unit is an unfunded and unsecured promise, denominated in shares, to deliver shares or cash measured by the value of shares in the future, and a restricted stock unit is a stock unit that is subject to the satisfaction of specified performance or other vesting conditions. Restricted stock are shares subject to restrictions requiring that they be forfeited, redelivered or offered for sale to us if specified performance or other vesting conditions are not satisfied.
•Performance awards. The Administrator may grant performance awards, which are awards subject to the achievement of performance criteria.
•Other share-based awards. The Administrator may grant other awards that are convertible into or otherwise based on shares of our common stock, subject to such terms and conditions as it determines.
•Substitute awards. The Administrator may grant substitute awards in connection with certain corporate transactions, which may have terms and conditions that are inconsistent with the terms and conditions of the 2021 Plan.
Vesting; terms of awards
The Administrator determines the terms and conditions of all awards granted under the 2021 Plan, including the time or times an award vests or becomes exercisable, the terms and conditions on which an award remains exercisable, and the effect of termination of a participant’s employment or service on an award. The Administrator may at any time accelerate the vesting or exercisability of an award. The Administrator may cancel, rescind, withhold or otherwise limit or restrict any award if a participant is not in compliance with all applicable provisions of the 2021 Plan and/or any award agreement evidencing the grant of an award, or if the participant breaches any restrictive covenants.
Recovery of compensation
The Administrator may provide that any outstanding award, the proceeds of any award or shares acquired thereunder and any other amounts received in respect of any award or shares acquired thereunder will be subject to forfeiture and disgorgement to us, with interest and other related earnings, if the participant to whom the award was granted is not in compliance with any provision of the 2021 Plan or any award, any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment or other restrictive covenant, or any company policy that relates to trading on non-public information and permitted transactions with respect to shares

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of our common stock or provides for forfeiture, disgorgement or clawback, or as otherwise required by law or applicable stock exchange listing standards.
Transferability of awards
Except as the Administrator may otherwise determine, awards may not be transferred other than by will or by the laws of descent and distribution.
Effect of certain transactions
In the event of certain covered transactions (including the consummation of a consolidation, merger or similar transaction, the sale of all or substantially all of our assets or shares of our common stock, or our dissolution or liquidation), the Administrator may, with respect to outstanding awards, provide for (in each case, on such terms and subject to such conditions as it deems appropriate):
•The assumption, substitution or continuation of some or all awards (or any portion thereof) by the acquiror or surviving entity;
•The acceleration of exercisability or delivery of shares in respect of any award, in full or in part; and/or
•The cash payment in respect of some or all awards (or any portion thereof) equal to the difference between the fair market value of the shares subject to the award and its exercise or base price, if any.
Except as the Administrator may otherwise determine, each award will automatically terminate or be forfeited immediately upon the consummation of the covered transaction, other than awards that are substituted for, assumed, or that continue following the covered transaction.
Adjustment provisions
In the event of certain corporate transactions, including a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in our capital structure, the Administrator shall make appropriate adjustments to the maximum number of shares that may be delivered under the 2021 Plan, the individual award limits, the number and kind of securities subject to, and, if applicable, the exercise or purchase prices (or base values) of outstanding awards, and any other provisions affected by such event. The Administrator may also make any such adjustments if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the 2021 Plan or any outstanding awards. The Administrator is not required to treat participants or awards (or portions thereof) in a uniform manner in connection in the event of a covered transaction.
Amendments and termination
The Administrator may at any time amend the 2021 Plan or any outstanding award and may at any time suspend or terminate the 2021 Plan as to future grants. However, except as expressly provided in the 2021 Plan, the Administrator may not alter the terms of an award so as to materially and adversely affect a participant’s rights without the participant’s consent (unless the Administrator expressly reserved the right to do so in the applicable award agreement). Any amendments to the 2021 Plan will be conditioned on shareholder approval to the extent required by applicable law, regulations or stock exchange requirements.
Term
No awards shall be granted under the 2021 Plan after July 14, 2031, which is ten years from the date on which the 2021 Plan was approved by the board of directors and our stockholders, but awards previously granted may extend beyond that time.
Certain Federal Income Tax Consequences of the 2021 Plan
The following is a summary of certain U.S. federal income tax consequences associated with awards granted under the 2021 Plan. The summary does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with the 2021 Plan, nor does it cover state, local or non-U.S. taxes, except as may be specifically noted. The 2021 Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).
Stock options (other than ISOs)

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In general, a participant has no taxable income upon the grant of a stock option that is not intended to be an ISO (an “NSO”) but realizes income in connection with the exercise of the NSO in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to us, subject to the limitations set forth in the Code. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which we are not entitled to a deduction.
ISOs
In general, a participant realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. With some exceptions, a disposition of shares purchased pursuant to an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to us, subject to the limitations set forth in the Code) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which we are not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one and two-year holding periods, any gain or loss recognized upon a subsequent sale of shares purchased pursuant to an ISO is treated as a long-term capital gain or loss for which we are not entitled to a deduction.
SARs
The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock received upon such exercise. A corresponding deduction is generally available to us, subject to the limitations set forth in the Code.
Unrestricted stock awards
A participant who purchases or is awarded unrestricted stock generally has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to us, subject to the limitations set forth in the Code.
Restricted stock awards
A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to us, subject to the limitations set forth in the Code. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to us, subject to the limitations set forth in the Code. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.
For purposes of determining capital gain or loss on a sale of shares awarded under the 2021 Plan, the holding period in the shares begins when the participant recognizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.
Restricted stock units
The grant of a restricted stock unit does not itself generally result in taxable income. Instead, the participant is taxed upon vesting (and a corresponding deduction is generally available to us, subject to the limitations set forth in the Code), unless he or she has made a proper election to defer receipt of the shares (or cash if the award is cash settled) under Section 409A of the Code. If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.
Application of Section 409A of the Code

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Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements.
While the awards to be granted pursuant to the 2021 Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code, if they do not comply with Section 409A, a participant could be subject to additional taxes and interest.
Number of Awards Granted to Employees, Consultants, and Directors
The number of awards that an employee, director or consultant may receive under the 2021 Plan is in the discretion of the Administrator and therefore cannot be determined in advance. Notwithstanding the foregoing, non-employee directors are entitled to receive annual grants under the 2021 Plan and thus it is expected that each non-employee director will next receive an award of restricted stock units with a grant date fair value of approximately $120,000 on June 7, 2024, subject to continued service on such date.
The following table sets forth, with respect to the individuals and groups named below: the aggregate number of shares subject to options granted under the 2021 Plan (whether or not outstanding, vested or forfeited, as applicable) as of March 30, 2024, and the aggregate number of shares subject to awards of restricted stock and restricted stock units granted under the 2021 Plan (whether or not outstanding, vested or forfeited, as applicable) as of March 30, 2024.

Name of Individual or Group	Number of Options Granted (#)	Number of Shares subject to Stock Awards (#)
Douglas J. Cahill	806,751	326,709
Robert O. Kraft	274,046	111,088
Jon Michael Adinolfi	252,050	394,757
Scott C. Ride	120,419	70,369
Randall J. Fagundo	154,924	60,699
All current executive officers as a group	1,915,015	1,294,607
All current non-employee directors as a group	—	240,351
All other current employees (including all current officers who are not executive officers) as a group	—	1,946,451
Registration with the SEC
The Company intends to file with the SEC a registration statement on Form S-8 covering the new shares reserved for issuance under the 2021 Plan in February 2025.
Vote Required
The affirmative vote of a majority of the votes cast is required to approve this proposal. Abstentions and broker non-votes will have no effect on the outcome of this Proposal. The approval of this Proposal 9 is not conditioned upon approval of any of the other proposals in this proxy statement.

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The Board Recommends a Vote For This Proposal.

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ITEM NO. 10 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

You are being asked to ratify the appointment of Hillman’s independent auditor, Deloitte & Touche LLP.
The Board recommends that
you vote FOR the ratification
of Deloitte & Touche LLP as our independent registered public accounting firm.

The Audit Committee has again selected Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for fiscal 2024. We are asking stockholders to ratify the appointment of Deloitte because we value our stockholders’ views on the Company’s independent registered public accounting firm selection and as a matter of good corporate governance.
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm. The Audit Committee regularly evaluates the qualifications, performance, and independence of the independent registered public accounting firm, and whether the firm should be rotated.
Deloitte has served as our independent registered public accounting firm since 2022. The Audit Committee and the Board believe that the continued retention of Deloitte to serve as our independent registered public accounting firm is in the best interests of the Company and its stockholders. The Audit Committee will reconsider the appointment of Deloitte if its selection is not ratified by the stockholders. The Audit Committee may also reconsider the appointment of Deloitte at any time even if the selection is ratified by stockholders

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Change in Independent Auditors
As previously disclosed in the Company’s Form 8-K filed on March 29, 2022, the Audit Committee conducted a competitive process to determine the Company’s independent registered public accounting firm for fiscal 2022. Several firms were invited to participate in this process including KPMG LLP (“KPMG”), which had served as the Company’s independent registered public accounting firm since 2010 (including service KPMG performed on behalf of The Hillman Companies, Inc., the predecessor registrant for our business prior to the business combination with the Company on July 14, 2021).
As a result of this process, following the review and evaluation of the proposals from the participating firms, on March 23, 2022, the Audit Committee approved the engagement of Deloitte as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2022 and dismissed KPMG as the Company’s independent registered public accounting firm.
The audit reports of KPMG on the Company’s financial statements as of and for the fiscal years ended December 25, 2021 and December 26, 2020 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the Company’s fiscal years ended December 25, 2021 and December 26, 2020 and during the subsequent interim period through March 23, 2022 there were no (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement, or (2) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weakness in the Company’s internal control over financial reporting as disclosed in the Company’s annual report on Form 10-K for the year ended December 26, 2020 related to design and maintenance of effective controls over the completeness and accuracy of the accounting for, and disclosure of, the valuation allowance against deferred tax assets. In response to the material weakness, management implemented changes to its internal control over financial reporting to remediate the control deficiencies that gave rise to the material weakness. Those changes included the engagement of third party consultants to assist with technical tax accounting research and application of guidance, the addition of a committee to review technical accounting issues and ensure the Company has the appropriate subject matter experts engaged, and hiring additional personnel in our tax department. The Company has tested the newly implemented controls and found them to be effective, and therefore have concluded that as of December 25, 2021, the previously identified material weakness has been remediated.
During the Company’s fiscal years ended December 25, 2021 and December 26, 2020 and during the subsequent interim period through March 23, 2022, neither the Company, nor anyone on behalf of the Company, consulted with Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company and its subsidiaries, and no written report or oral advice was provided by Deloitte to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
In connection with our Current Report on Form 8-K, filed with the SEC on March 29, 2022, the Company provided KPMG with a copy of the foregoing disclosures and requested that KPMG furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of KPMG’s letter dated March 29, 2022 is filed as Exhibit 16.1 to the Current Report on Form 8-K filed with the SEC on March 29, 2022.
INDEPENDENT AUDITOR ATTENDANCE AT THE ANNUAL MEETING
Representatives of Deloitte, our independent registered public accounting firm for the most recently completed fiscal year (2023) and for the current fiscal year (2024) will be present at the 2024 Annual Meeting. These representatives will have an opportunity at the annual meeting to make a statement if they so desire and will also be available to respond to appropriate stockholder questions.

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Audit Fees, Audit-Related Fees, Tax Fees, and All Other Fees
For the fiscal years ended December 30, 2023 (fiscal 2023) and December 31, 2022 (fiscal 2022), the Company paid, or will pay, the following fees to its independent auditor for services rendered during the year or for the audit in respect of those years (dollars in thousands):

	Fiscal 2023 ($)	Fiscal 2022 ($)

Independent Auditor	Deloitte	Deloitte
Audit Fees(1)	1,223	1,032
Audit Related Fees(2)	50	44
Tax Fees(3)	64	105
All Other Fees(4)	4	70
Total	1,341	1,251
(1)Audit fees consist of fees for professional services rendered for the audit of the Company’s Consolidated Financial Statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings.
(2)Audit related fees are fees associated with the secondary offerings of shares in 2023. Audit related fees in 2022 are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s Consolidated Financial Statements and are not under “Audit Fees.”
(3)Tax fees consist of fees billed for professional services for tax compliance, tax advice, tax planning, and transfer pricing services.
(4)All Other Fees consist of fees billed in 2023 for subscriptions. All Other Fees consist of fees billed in 2022 for internal audit and other subscriptions.
PRE-APPROVAL POLICY
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by its independent auditor on a case-by-case basis, and any pre-approval is detailed as to the particular service or category of service and is generally subject to a specific budget. These services may include audit services, audit related services, tax services, and other related services. The independent auditor and the Company’s management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval policy, and the fees for the services performed to date. In accordance with its policies and procedures, the Audit Committee pre-approved 100% of the audit and non-audit services performed by Deloitte for the years ended December 30, 2023 and December 31, 2022.

The Board Recommends a Vote For This Proposal.

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Audit Committee Report
Management of the Company is responsible for the preparation and presentation of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls, and procedures that are designed to provide reasonable assurance regarding compliance with accounting standards and applicable laws and regulations. The independent public accountants are responsible for auditing the Company’s financial statements and expressing opinions as to the financial statements’ conformity with generally accepted accounting principles.
In performing its functions, the Audit Committee:
•Met separately with the Company’s internal auditor and Deloitte with and without management present to discuss the results of the audits;
•Met separately with the Company’s Chief Financial Officer or the Company’s General Counsel when needed;
•Met regularly in executive sessions;
•Reviewed and discussed with management the audited financial statements included in our Annual Report;
•Discussed with Deloitte the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
•Received the written disclosures and the letter from Deloitte required by the applicable requirements of the Public Accounting Oversight Board regarding the independent public accountant's communication with the Audit Committee concerning independence and discussed the matters related to their independence.
Based upon the review and discussions described in this report, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 30, 2023, as filed with the SEC.
This report is submitted by the Audit Committee.
Philip K. Woodlief (Chair)
Teresa Gendron
Daniel O’Leary
John Swygert

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APPENDIX A RECONCILIATION OF NON-GAAP MEASURES
The following charts reconcile Adjusted EBITDA and Adjusted Leverage Ratio to their nearest GAAP measure. Please refer to the “Non-GAAP Financial Measures” section of this filing for additional information, including our definitions and use of Adjusted EBITDA and Adjusted Leverage Ratio, and for a reconciliation of those measures to the most directly comparable financial measures under GAAP.
Adjusted EBITDA is a non-GAAP financial measure and is the primary basis used to measure the operational strength and performance of our businesses, as well as to assist in the evaluation of underlying trends in our businesses. This measure eliminates the significant level of noncash depreciation and amortization expense that results from the capital-intensive nature of our businesses and from intangible assets recognized in business combinations. It is also unaffected by our capital and tax structures, as our management excludes these results when evaluating our operating performance. Our management and Board of Directors use this financial measure to evaluate our consolidated operating performance and the operating performance of our operating segments and to allocate resources and capital to our operating segments. Additionally, we believe that Adjusted EBITDA is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Adjusted EBITDA may not be directly comparable to similar measures used by other companies.
The following table presents a reconciliation of Net loss, the most directly comparable financial measures under GAAP, to Adjusted EBITDA:

Adjusted EBITDA
Amounts in Thousands

Year Ended December 30, 2023 ($)

Net loss	(9,589)
Income tax expense	2,207
Interest expense, net	68,310
Depreciation	59,331
Amortization	62,309
EBITDA	182,568
Stock compensation expense	12,004
Restructuring and other(1)	3,031
Litigation expense (2)	339
Transaction and integration expense (3)	1,754
Change in fair value of contingent consideration	(4,936)
Asset impairment charges	24,600
Adjusted EBITDA	219,360

2024 Proxy Statement | A-1

(1)Restructuring and other includes consulting and other costs associated with severance related to our distribution center relocations and corporate restructuring activities. 2023 includes costs associated with the Cybersecurity Incident that occurred in May 2023.
(2)Litigation expense includes legal fees associated with our litigation with Hy-Ko Products Company LLC (see Note 18 – Commitments and Contingencies of the Notes to Consolidated Financial Statements included in our Form 10-K for the fiscal year ended December 30, 2023 for additional information).
(3)Transaction and integration expense includes professional fees, non-recurring bonuses, and other costs related to acquisitions and the secondary offerings of shares in 2022 and 2023.
(4)In the fourth quarter of 2023, we recorded an impairment charge in our Hardware and Protective Solutions segment of $24.6 million, primarily related to review of certain product offerings. In the fourth quarter of 2023, we evaluated a specific product line and decided to exit certain retail locations and markets, which reduced the future cash flows from this product line and impacted the lower of cost or market valuation of inventory. As a result of this review we impaired $19.6 million of intangible assets and recorded inventory revaluation charges of $5.0 million.

We define Adjusted Leverage Ratio as a ratio of (a) reported gross debt less cash on hand as of December 30, 2023 (“Net Debt"); to (b) Adjusted EBITDA during the year ended December 30, 2023. Adjusted Leverage Ratio is a resulting calculation of two metrics that are not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. The Company believes that the Adjusted Leverage Ratio provides further insight and comparability into liquidity, borrowing capacity, and its capital structure.
Adjusted EBITDA is defined and reconciled above. The following is a the calculation of Net Debt and the resultant Adjusted Leverage Ratio calculation

Net Debt and Resulting Adjusted Leverage Ratio
Amounts in Thousands

Year Ended December 30, 2023 ($)

Revolving loans	$—
Senior Term Loan	751,852
Finance leases and other obligations	9,097
Gross Debt	$761,000
Less Cash	38,553
Net Debt	$722,400

Adjusted EBITDA (See Reconciliation Above)	$219,360

Adjusted Leverage Ratio (Net Debt / Adjusted EBITDA)	3.3

2024 Proxy Statement | A-2

Appendix B
~~THIRD~~FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
~~LANDCADIA HOLDINGS III, INC~~HILLMAN SOLUTIONS CORP.
~~July 14~~June 7, ~~2021~~2024
~~Landcadia Holdings III, Inc~~Hillman Solutions Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), which was formerly known as Landcadia Holdings III, Inc., DOES HEREBY CERTIFY AS FOLLOWS:
1.    The Corporation was initially formed as Automalyst LLC (the “LLC”), a Delaware limited liability company, on March 13, 2018. The sole member of the LLC was M Science Holdings LLC, a Delaware limited liability company. On August 24, 2020, the LLC filed a certificate of conversion with the Secretary of State of the State of Delaware for purposes of converting the LLC to a corporation.
2.    The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 24, 2020.
3.    The Corporation filed an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware on September 16, 2020.
4.    The Corporation filed a second amended and restated certificate of incorporation with the Secretary of State of the State of Delaware on October 8, 2020.
 ~~(the “Second~~5.    The Corporation filed a third amended and restated certificate of incorporation with the Secretary of State of the State of Delaware on July 14, 2021 (the “Third Amended and Restated Certificate”).
~~5~~6.     This ~~Third~~Fourth Amended and Restated Certificate of Incorporation (this “~~Third~~Fourth Amended and Restated Certificate”) was duly adopted by the Board of Directors of the Corporation (the “Board”) and the stockholders of the Corporation in accordance with Sections ~~228,~~ 242 and 245 of the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”).
~~6~~7.    This Certificate shall become effective ~~on the date of~~immediately upon filing with the Secretary of State of the State of Delaware.
~~7~~8.    This ~~Third~~Fourth Amended and Restated Certificate restates, integrates and amends the provisions of the ~~Second~~Third Amended and Restated Certificate. Certain capitalized terms used in this ~~Third~~Fourth Amended and Restated Certificate are defined where appropriate herein.
~~8.    The Second Amended and Restated Certificate is being amended and restated in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of January 24, 2021, by and among the Corporation, HMAN Group Holdings Inc. and the other parties thereto (as amended, modified, supplemented or waived from time to time, the “Merger Agreement”). As part of the transactions contemplated by the Merger Agreement, and in accordance with Section 4.3(b) of the Second Amended and Restated Certificate, all 20,000,000 shares of the Class B Common Stock of the Corporation will be automatically converted on a 1-for-1 basis into 20,000,000 shares of Class A Common Stock of the Corporation such that, at the effectiveness of this Third Amended and Restated Certificate, only Class A Common Stock remains outstanding. All Class A Common Stock issued and~~

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~~outstanding prior to the effectiveness of this Third Amended and Restated Certificate and all Class A Common Stock issued as part of the Merger Agreement and the Subscription Agreements contemplated by the Merger Agreement shall be renamed as Common Stock for all purposes of this Third Amended and Restated Certificate.~~
9.    The text of the ~~Second~~Third Amended and Restated Certificate is hereby restated and amended in its entirety to read as follows:

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Article 1
NAME
The name of the corporation is “Hillman Solutions Corp.”.
Article 2
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.
Article 3
REGISTERED AGENT
The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle ~~Country~~County, Delaware 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.
Article 4
CAPITALIZATION
Section 1.aAuthorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 501,000,000 shares, which shall be divided into (a) 500,000,000 shares of common stock (the “Common Stock”) and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).
Section 1.bPreferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board is hereby expressly authorized to provide for the issuance of shares of the Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions. Except as otherwise provided by any Preferred Stock Designation with respect to any series of Preferred Stock then outstanding or by law, no holder of any such series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.
Section 1.cCommon Stock.
(i)Except as otherwise required by law or this ~~Third~~Fourth Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation. The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. The holders of shares of Common Stock shall at all times vote together as one class on all matters submitted to a vote of the stockholders of the Corporation.

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(ii)Except as otherwise required by law or this ~~Third~~Fourth Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this ~~Third~~Fourth Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall not be entitled to vote on any amendment to this ~~Third~~Fourth Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this ~~Third~~Fourth Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.
(iii)Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.
(iv)Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.
Section 1.dRights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to purchase shares of any class or series of the Corporation’s capital stock or other securities of the Corporation, and such rights, warrants and options shall be evidenced by instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.
Section 1.eNo Class Vote on Changes in Authorized Number of Shares of Stock. Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL.
Article 5
BOARD OF DIRECTORS
Section 1.aBoard Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board, except as may be otherwise provided by the DGCL or by this ~~Third~~Fourth Amended and Restated Certificate.
Section 1.bNumber, Election and Term.

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(i)The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board.
(ii)Subject to Section 5.5 hereof, until the election of directors at the 2027 annual meeting of stockholders, the Board shall be divided into three classes, as nearly equal in number as possible, and designated Class I, Class II and Class III.  ~~The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III. The term of the initial Class I directors shall expire at the first~~Any director elected prior to the 2025 annual meeting of ~~the~~ stockholders ~~of the Corporation following the effectiveness of this Third Amended and Restated Certificate; the term of the initial Class II directors shall expire at the second~~shall hold office for a term expiring on the date of the annual meeting of ~~the~~ stockholders ~~of the Corporation following the effectiveness of this Third Amended and Restated Certificate; and the term of the initial Class III directors shall expire at the third~~held in the third year following the year of their election. Each director elected at the 2025 annual meeting of ~~the~~ stockholders ~~of the Corporation following the effectiveness of this Third Amended and Restated Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Third Amended and Restated Certificate, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term~~will be elected for a term expiring at the 2026 annual meeting of stockholders. Each director elected at the 2026 annual meeting of stockholders will be elected for a term expiring at the 2027 annual meeting of stockholders. At the 2027 annual meeting of stockholders and at each annual meeting of stockholders thereafter, all directors will be elected for a term expiring at the next annual meeting of stockholders. Subject to Section 5.5 hereof, if the number of directors is changed prior to the 2027 annual meeting of stockholders, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. ~~A director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office.~~ Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, directors shall be elected by a plurality of the votes cast at an annual meeting of stockholders by holders of the Common Stock.
(iii)Subject to Section 5.5 hereof, a director shall hold office until the annual meeting ~~for the year in~~at which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.
(iv)Unless and except to the extent that the Amended and Restated Bylaws of the Corporation (as may be amended from time to time, “Bylaws”) shall so require, the election of directors need not be by written ballot.
Section 1.cNewly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders)~~, and~~. Prior to the election of directors at the 2027 annual meeting of stockholders, any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified,

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subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. From and after the election of directors at the 2027 annual meeting of stockholders, any director elected in accordance with the first sentence of this Section 5.3 shall hold office until the next annual meeting of stockholders and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.
Section 1.dRemoval. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, ~~but only for~~with or without cause ~~and only~~, by the affirmative vote of the holders of ~~at least 66% in voting power of all the then outstanding shares of capital stock of the Corporation~~a majority of the shares then entitled to vote ~~generally in the~~at an election of directors~~, voting together as a single class. At least forty-five (45) days prior to any annual or special~~; provided, that any director who is serving a three-year term prior to the 2027 annual meeting of stockholders ~~at which it is proposed that any director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the director whose removal will be considered at the meeting.~~may be removed only for cause.
Section 1.ePreferred Stock – Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this ~~Third~~Fourth Amended and Restated Certificate (including any Preferred Stock Designation) ~~and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms~~.
Article 6
BYLAWS
In furtherance and not in limitation of the powers conferred upon it by law, the Board is expressly authorized to adopt, amend, alter or repeal the Bylaws without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this ~~Third~~Fourth Amended and Restated Certificate. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this ~~Third~~Fourth Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least ~~66%~~a majority in voting power of all the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.
Article 7
MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT
Section 1.aMeetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of the stockholders of the Corporation may be called only by the Board, and special meetings of stockholders may not be called by any other person or persons. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

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Section 1.bAdvance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.
Section 1.cAction by Written Consent. Except as may be otherwise provided for or fixed pursuant to this Fourth Amended and Restated Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.
Article 8

LIMITED LIABILITY; INDEMNIFICATION
Section 1.aLimitation of Director and Officer Liability. ~~A~~ To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
Section 1.bIndemnification and Advancement of Expenses.
(i)The Corporation, to the fullest extent permitted by law, shall indemnify and advance expenses to any director of the Corporation and may indemnify and advance expenses to any other ~~Person~~person, in each case, made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
(ii)The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this ~~Third~~Fourth Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
(iii)Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this ~~Third~~Fourth Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
(iv)This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

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Article 9
~~CORPORATE OPPORTUNITY~~[RESERVED]
~~Section 9.1 To the greatest extent permitted by applicable law, each of CCMP Capital Advisors, LP and the investment funds affiliated with CCMP Capital Advisors, LP and their respective successors, Transferees and Affiliates (each as defined in Section 10.3) (other than the Corporation and its subsidiaries) and all of their respective partners, principals, directors, officers, members, managers, equity holders and/or employees, including any of the foregoing who serve as officers or directors of the Corporation (each, an “Exempted Person”) shall not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time available to the Exempted Persons, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation (and there shall be no restriction on the Exempted Persons using the general knowledge and understanding of the industry in which the Corporation operates which it has gained as an Exempted Person in considering and pursuing such opportunities or in making investment, voting, monitoring, governance or other decisions relating to other entities or securities) and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries or stockholders for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries, or uses such knowledge and understanding in the manner described herein. In addition to and notwithstanding the foregoing, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy. Any person or entity purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of the provisions of this Article IX.~~
~~Section 9.2 Neither the alteration, amendment, addition to or repeal of this Article IX, nor the adoption of any provision of this Third Amended and Restated Certificate (including any Preferred Stock Designation) inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption. This Article IX shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Third Amended and Restated Certificate, the Bylaws or applicable law.~~
Article 10
~~BUSINESS COMBINATIONS~~[RESERVED]
~~Section 10.1 Opt Out of DGCL 203. The Corporation shall not be governed by Section 203 of the DGCL.~~
~~Section 10.2 Limitations on Business Combinations. Notwithstanding the foregoing, the Corporation shall not engage in any business combination, at any point in time at which the~~

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~~Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, with any interested stockholder for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:~~
~~(a) prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or~~
~~(b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by: (i) persons who are directors and also officers; or (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or~~
~~(c) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66% in voting power of all the then outstanding voting stock of the Corporation which is not owned by the interested stockholder.~~
~~Section 10.3 Definitions. For purposes of this Article X, the term:~~
~~(a) “Affiliate” means, with respect to any person, any other person that controls, is controlled by, or is under common control with such person.~~
~~(b) “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.~~
~~(c) “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:~~
~~(i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation: (A) with the interested stockholder; or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section 10.2 is not applicable to the surviving entity;~~
~~(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;~~
~~(iii) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (A) pursuant to the~~

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~~exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (B) pursuant to a merger under Section 251(g) of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (C) – (E) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);~~
~~(iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or~~
~~(v) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.~~
~~(d) “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article X, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.~~
~~(e) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that: (i) is the owner of 15% or more of the outstanding voting stock of the Corporation; or (ii) is an Affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; or (iii) an Affiliate or associate of any such person described in clauses (i) and (ii); provided, however, that the term “interested stockholder” shall not include: (A) the Sponsor Holders or their transferees; or (B) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, that such person specified in this clause (B) shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner”~~

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~~below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.~~
~~(f) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates:~~
~~(i) beneficially owns such stock, directly or indirectly; or~~
~~(ii) has: (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or~~
~~(iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.~~
~~(g) “person” means any individual, corporation, partnership, unincorporated association or other entity.~~
~~(h) “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.~~
~~(i) “Sponsor Holders” means the investment funds affiliated with CCMP Capital Advisors, LP and their respective successors, Transferees and Affiliates.~~
~~(j) “Transferee” means any Person who (i) becomes a beneficial owner of Common Stock upon having acquired such shares of Common Stock from an investment fund affiliated with CCMP Capital Advisors, LP and (ii) is designated in writing by the transferor as a “Transferee” and a copy of such writing is provided to the Corporation at or prior to the time of such transfer; provided, however, that a purchaser of Common Stock in a registered offering or in a transaction effected pursuant to Rule 144 under the Securities Act of 1933, as amended (or any similar or successor provision thereto), shall not be a “Transferee.”~~
~~(k) “voting stock” means stock of any class or series entitled to vote generally in the election of directors.~~
Article 11
AMENDMENT OF ~~THIRD~~FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this ~~Third~~Fourth Amended and Restated Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this ~~Third~~Fourth

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Amended and Restated Certificate and the DGCL, and, except as set forth in Article VIII, all rights, preferences and privileges herein conferred upon stockholders, directors, officers or any other persons by and pursuant to this ~~Third~~Fourth Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XI. ~~Notwithstanding anything to the contrary contained in this Third Amended and Restated Certificate, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Article V, Article VI, Section 7.1, Section 7.3, Article VIII, Article IX, Article X and this Article XI may be altered, amended or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless, in addition to any other vote required by this Third Amended and Restated Certificate or otherwise required by law, such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 66% in voting power of all the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.~~
Article 12
EXCLUSIVE FORUM FOR CERTAIN LAWSUITS
Section 1.aExclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative claim or proceeding brought on behalf of the Corporation, (ii) any claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this ~~Third~~Fourth Amended and Restated Certificate or the Bylaws, or (iv) any claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine (each of (i) through (iv) above, a “Covered Claim”) and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Notwithstanding the foregoing, the provisions of this Section 12.1 will not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 12.1.
Section 1.bFederal Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this provision.
Section 1.cConsent to Jurisdiction. If any claim the subject matter of which is within the scope of Section 12.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 12.1 immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
Section 1.dSeverability. If any provision or provisions of this Article XII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XII (including, without limitation, each portion of any sentence of this Article XII containing any

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such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.
[Signature Page Follows]

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IN WITNESS WHEREOF, the Corporation has caused this ~~Third~~Fourth Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set forth above.

~~LANDCADIA HOLDINGS III, INC~~HILLMAN SOLUTIONS CORP.

By:	~~/s/ Steven L. Scheinthal~~
Name: ~~Steven L. Scheinthal~~Amanda Kitzberger
Title: Vice President, General Counsel and Secretary

[Signature Page to the ~~Third~~Fourth Amended and Restated Certificate of Incorporation]

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Appendix C
SECOND AMENDED AND RESTATED BYLAWS
OF
HILLMAN SOLUTIONS CORP.
~~(f/k/a LANDCADIA HOLDINGS III, INC.)~~
June 7, 2024
Article 1
OFFICES
Section 1.aRegistered Office. The registered office of Hillman Solutions Corp. (the “Corporation”) within the State of Delaware shall be located at either: (a) the principal place of business of the Corporation in the State of Delaware; or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.
Section 1.bAdditional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.
Article 2
STOCKHOLDERS MEETINGS
Section 1.aAnnual Meetings. The annual meeting of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the notice of the meeting; provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting.
Section 1.bSpecial Meetings. Subject to the rights of the holders of any outstanding series of the preferred stock of the Corporation (the “Preferred Stock”), and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by the Board. Special meetings of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting; provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).
Section 1.cNotices. Notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat by the Corporation not less than 10 nor more than 60 days before the date of the meeting. If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any special meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

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Section 1.dQuorum. Except as otherwise provided by applicable law, the Corporation’s ~~Third~~Fourth Amended and Restated Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”), or these Bylaws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.
Section 1.eVoting of Shares.
(i)Voting Lists. The Secretary of the Corporation (the “Secretary”) shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Corporation to prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting and showing the address and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ~~at least~~ 10 days ~~prior to~~ending on the day before the meeting date: (i) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of the meeting; or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. ~~If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting.~~  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.
(ii)Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3); provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of stockholders, in

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such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.
(iii)Proxies.
(1)~~(c) Proxies.~~ Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following in (A) and (B) below shall constitute a valid means by which a stockholder may grant such authority. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date.
(a)~~(i)~~ A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.
(b)~~(ii)~~ A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission; provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.
Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
(2)Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.
(iv)Required Vote. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters shall be determined by the vote of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter, unless the matter is one upon

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which, by applicable law, the Certificate of Incorporation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.
(v)Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.
Section 1.fAdjournments. Any meeting of stockholders, annual or special, may be adjourned (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the Delaware General Corporation Law (the “DGCL”). At the adjourned meeting, the stockholders or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 1.gAdvance Notice for Business.
(i)Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either: (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board; (ii) otherwise properly brought before the annual meeting by or at the direction of the Board; or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation: (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.7(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting; and (B) who complies with the notice procedures set forth in this Section 2.7(a). For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to bring business properly before an annual meeting of stockholders (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Notwithstanding anything in this Section 2.7(a) to the contrary, only persons

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nominated for election as a director ~~to fill any term of a directorship that expires on the date of the annual meeting~~ pursuant to Section 3.2 will be considered for election at such meeting.
(1)In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(~~v~~vii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than ~~the close of business~~5:00 p.m., Eastern Time, on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders ~~(which date shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of Common Stock (as defined in the Certificate of Incorporation) are first publicly traded, be deemed to have occurred on July 14, 2021)~~; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than 5:00 p.m., Eastern Time, on the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.
(2)The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described in this Section 2.7(a).
(3)To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting:
(a)a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text, if any, of any resolutions or Bylaw amendment proposed for adoption, ~~and any material interest~~a brief written statement of the reasons why such stockholder favors the proposal and the reasons for considering the proposal at the meeting, any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act (as defined below)) in such business of each Proposing Person (as defined below)~~;~~, and any other information relating to such proposal that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in support of the proposal pursuant to Section 14(a) of the Exchange Act, including Regulation 14A;
(b)(i) the name and address of the stockholder giving the notice, as they appear on the Corporation’s books, and the names and addresses of the other Proposing Persons (if any) and (ii) as to each Proposing Person, the following information: (a) the class or series and number of all shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange

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Act), including any shares of any class or series of capital stock of the Corporation as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, (b) all Synthetic Equity Interests (as defined below) in which such Proposing Person or any of its affiliates or associates, directly or indirectly, holds an interest, including a description of the material terms of each such Synthetic Equity Interest, including without limitation, the date the Synthetic Interest was acquired or entered into, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person, (y) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) whether or not such Proposing Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Corporation, (d) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, and (e) any performance-related fees (other than an asset based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or any Synthetic Equity Interests (the disclosures to be made pursuant to the foregoing clauses (a) through (e) are referred to, collectively, as “Material Ownership Interests”), and (iii) a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Corporation;
(c)(i) a description of all agreements, arrangements, plans, proposals or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person, pertaining to the business proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement, plan, proposal or understanding), including without limitation any agreements, arrangements, plans, proposals or understandings that would be required to be disclosed pursuant to Schedule 13D under the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable), and (ii) identification of the names and addresses of other stockholders

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(including beneficial owners) known by any of the Proposing Persons to support such business proposal(s), and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); ~~and~~
(d)(i) a representation that such stockholder (or a qualified representative of the stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (ii) a statement whether or not the stockholder giving the notice and/or the other Proposing Person(s), if any, will engage in a solicitation (within the meaning of Rule 14a-1(l) under the Exchange Act) with respect to the proposal and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and whether such person intends or is part of a group which intends to deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to approve the business proposal~~.~~; and
(e)any other information relating to such stockholder and/or the other Proposing Person(s) or proposed business that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies in support of such proposal pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
For purposes of these Bylaws, the term “Proposing Person” shall mean the following persons: (i) the stockholder of record as of the record date for such applicable meeting of stockholders providing the notice of nominations or business proposed to be brought before a stockholders’ meeting, ~~and~~ (ii) the beneficial owner(s), if different, on whose behalf the nominations or business proposed to be brought before a stockholders’ meeting is made, (iii) any affiliate or associate (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act) of such stockholder or beneficial owner(s), and (iv) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation. For purposes of these Bylaws, the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation~~, any~~ and regardless of the form of settlement, any option, warrant, convertible security, forward contract, contract of sale or other derivative, swap, hedge, pledge, repurchase, voting rights or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the Corporation, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the Corporation, (b) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of capital stock of the Corporation, (c) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of capital stock of the Corporation,

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or (d) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the Corporation.
(4)At the request of the Corporation, a Proposing Person must promptly, but in any event within five (5) business days after such request, provide to the Corporation such other information that the Corporation may reasonably request.
(5)~~(iv)~~ A stockholder providing appropriate and timely notice of business proposed to be brought before an annual meeting of stockholders of the Corporation shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to this Bylaw shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such annual meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than ~~the close of business~~5:00 p.m., Eastern Time, on the fifth (5th) business day after the record date for the annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than ~~the close of business~~5:00 p.m., Eastern Time, on the eighth (8th) business day prior to the date of the annual meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting), provided that no update or supplement made pursuant to this paragraph may be deemed to cure any defects or limit the remedies available to the Corporation relating to any defect.
(6)~~(v)~~ The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the ~~Securities~~ Exchange Act ~~of 1934, as amended (the “Exchange Act”),~~, and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a); provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.
(7)~~(vi)~~ In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(ii)Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made

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at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.2.
(iii)Public Announcement. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
Section 1.hConduct of Meetings. The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, the Lead Independent Director (if any); or, in the absence (or inability or refusal to act) of the Lead Independent Director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.
Section 1.iConsents in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.
Article 3
DIRECTORS
Section 1.aPowers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

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Section 1.bAdvance Notice for Nomination of Directors.
(i)Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made: (i) by or at the direction of the Board; or (ii) by any stockholder of the Corporation: (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of stockholders entitled to vote at such meeting; and (B) who complies with the notice procedures set forth in this Section 3.2. For the avoidance of doubt, the foregoing clause (ii) shall be the exclusive means for a stockholder to bring nominations before ~~an annual~~a meeting of stockholders (other than matters properly brought under Rule 14a-8 under the Exchange Act). The number of nominees a Proposing Person may include in the notice described below or nominate for election at a meeting of stockholders shall not exceed the number of directors to be elected at such meeting.
(ii)In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation: (i) in the case of an annual meeting, not later than ~~the close of business~~5:00 p.m., Eastern Time, on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders ~~(which date shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of Common Stock (as defined in the Certificate of Incorporation) are first publicly traded, be deemed to have occurred on July 14, 2021)~~; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than 5:00 p.m., Eastern Time, on the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the opening of business on the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of the special meeting is first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of ~~an annual~~a meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.
(iii)Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is ~~greater than the number of directors whose terms expire on the date of the annual meeting~~increased effective after the time period for which nominations would otherwise be due under paragraph (b) and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before ~~the close of business~~5:00 p.m., Eastern Time, on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for ~~the additional directorships~~any new positions created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than ~~the close of business~~5:00 p.m., Eastern Time, on the 10th day following the date on which such public announcement was first made by the Corporation.

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(iv)To be in proper written form, a stockholder’s notice to the Secretary with respect to any nomination must set forth:
(1)as to each person whom the stockholder proposes to nominate for election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee for at least the last five years, including all positions of such person as a director, officer, partner, employee or controlling stockholder of any corporation or other business entity, (C) the class and number of shares of the Corporation that are held of record or are beneficially owned by the nominee and any derivative positions or Synthetic Equity Interests held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any Synthetic Equity Interest, short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between or among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder or concerning the nominee’s potential service on the Board, (F) a description of any business or personal interests that could place such nominee in a potential conflict of interest with the Corporation or any of its subsidiaries, (G) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe fiduciary duties under Delaware law with respect to the Corporation and its stockholders, ~~and (G~~(H) a written representation and agreement, which shall be signed by the nominee and pursuant to which the nominee shall represent and agree that the nominee (1) consents to serving as a director if elected and (if applicable) to being named in the Corporation’s proxy statement and/or form of proxy as a nominee, and currently intends to serve as a director for the full term for which such person is standing for election, (2) will promptly notify the Corporation of the nominee’s actual or potential unwillingness or inability to serve as a director, (3) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation, or that could limit or interfere with the nominee’s ability to comply, if elected as a director, with such nominee’s fiduciary duties under applicable law, (4) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation, (5) does not need any permission or consent from any third party to serve as a director of the Corporation, if elected, that has not been obtained, including any employer or other board or governing body on which such nominee serves, including providing copies of any and all requisite permissions or consents, and (6) if elected as a director, will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors (which will be provided to such nominee promptly following a request therefor), (I) a signed and completed written questionnaire with respect to the background, qualifications, stock ownership and independence of such proposed nominee in the form required by the Corporation (which form shall be requested in writing from the Secretary prior to submitting the notice), and (J) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14(a) of the Exchange Act, including Regulation 14A and Rule 14a-19 promulgated under the Exchange Act ~~(including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected)~~;

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(2)(A) the name and address of the stockholder giving the notice, as they appear on the Corporation’s books, and the names and addresses of the other Proposing Persons (if any) and (B) as to each Proposing Person, the following information: (a) the class or series and number of all shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), including any shares of any class or series of capital stock of the Corporation as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, (b) all Synthetic Equity Interests (as defined below) in which such Proposing Person or any of its affiliates or associates, directly or indirectly, holds an interest, including a description of the material terms of each such Synthetic Equity Interest, including without limitation, the date the Synthetic Interest was acquired or entered into, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person, (y) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) whether or not such Proposing Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Corporation, (d) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, and (e) any performance-related fees (other than an asset based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or any Synthetic Equity Interests (the disclosures to be made pursuant to the foregoing clauses (a) through (e) are referred to, collectively, as “Material Ownership Interests”) and (C) a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Corporation;
(3)(A) a description of all agreements, arrangements, plans, proposals or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominee(s)), pertaining to the nomination(s), or other business proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement, plan, proposal or understanding), including without limitation any agreements, arrangements, plans, proposals or understandings that would be required to be disclosed pursuant to Schedule 13D under the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable), and (B) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support such nominations or other business proposal(s), and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s);
(4)(A) a representation that such stockholder (or a qualified representative of the stockholder) intends to appear in person or by proxy at the meeting to nominate the ~~persons~~person(s) named in its notice and (B) a statement whether or not the stockholder giving the notice and/or the other Proposing Person(s), if any, will engage in a solicitation (within the meaning of Rule 14a-1(l) under the Exchange Act) with respect to the nominee(s) and, if so, the

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name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and whether such person intends or is part of a group which intends to deliver a proxy statement and form of proxy to holders of shares representing at least ~~the percentage~~67% of the voting power of ~~all of the shares of capital stock of the Corporation reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder; and~~the stock entitled to vote generally in the election of directors;
(5)a written representation executed by the stockholder that such stockholder will comply with Rule 14a-19 promulgated under the Exchange Act in connection with such stockholder’s solicitation of proxies in support of any nominee and will notify the Corporation no later than two (2) business days following any determination by the stockholder to no longer solicit proxies for the election of any nominee as a director; and
(6)~~(v)~~ any other information relating to such stockholder ~~and/or~~, the other Proposing Person(s), and/or the proposed nominee(s) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
(v)A stockholder providing timely notice of nominations to be brought before an ~~annual~~ meeting of stockholders of the Corporation shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to this Bylaw shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such ~~annual~~ meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than ~~the close of business~~5:00 p.m., Eastern Time, on the fifth (5th) business day after the record date for the ~~annual~~ meeting (in the case of the update and supplement required to be made as of the record date), and not later than ~~the close of business~~5:00 p.m., Eastern Time, on the eighth (8th) business day prior to the date of the ~~annual~~ meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting)~~.~~, provided that no update or supplement made pursuant to this paragraph may include any new nominees who were not named in the original stockholder notice or be deemed to cure any defects or limit the remedies available to the Corporation relating to any defect.
(vi)If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.
(vii)Without limiting the other provisions and requirements of this Section 3.2, unless otherwise required by law, if any stockholder (A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such stockholder’s nominees. Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

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(viii)~~(g)~~ In addition to the provisions of this Section 3.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.
Section 1.cCompensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.
Section 1.dRemoval. The directors of the Corporation may be removed in accordance with the Certificate of Incorporation and the DGCL.
Section 1.eResignation. A director may resign at any time by electronic transmission or by giving written notice to the Chairman of the Board, if one is elected, the President or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.
Section 1.fNewly Created Directorships and Vacancies. Unless otherwise provided by the Certificate of Incorporation, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for ~~the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred~~a term expiring at the annual meeting of stockholders at which such director’s term of office expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.
Article 4
BOARD MEETINGS
Section 1.aAnnual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.
Section 1.bRegular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places as shall from time to time be determined by the Board.
Section 1.cSpecial Meetings. Special meetings of the Board may be called at any time by the chairperson of the Board, the lead independent director (if any), the chief executive officer, the president, the secretary or a majority of the total number of directors constituting the Board. Notice of the time and place of special meetings shall be: (i) delivered personally by hand, by courier or by telephone; (ii) sent by United States first-class mail, postage prepaid; (iii) sent by electronic mail; or (iv) sent by other means of electronic transmission, directed to each director at that director’s address, telephone number or electronic mail address, or other address for

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electronic transmission, as the case may be, as shown on the Corporation’s records. If the notice is (A) delivered personally by hand, by courier or by telephone, (B) sent by electronic mail, or (C) sent by other means of electronic transmission, it shall be delivered or sent at least twelve (12) hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least one (1) day before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.
Section 1.dQuorum; Required Vote. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation, or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
Section 1.eConsent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 1.fOrganization. The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Lead Independent Director (if any), or, in the absence (or inability or refusal to act) of the Lead Independent Director, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.
Article 5
COMMITTEES OF DIRECTORS
Section 1.aEstablishment. The Board may by resolution passed by a majority of the Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.
Section 1.bAvailable Powers. Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

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Section 1.cAlternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.
Section 1.dProcedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these Bylaws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these Bylaws.
Article 6
OFFICERS
Section 1.aOfficers. The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and such other officers (including without limitation, Vice Presidents, Assistant Secretaries and a Treasurer) as the Board from time to time may determine, each of whom shall be elected by the Board and have such authority, function or duties set forth in these Bylaws or as from time to time may be conferred by the Board. The Chief Executive Officer or President may also appoint such other officers (including without limitations one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their ~~officers~~offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.
(i)Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters. In the absence (or inability or refusal to act) of the Chairman of the Board and, with respect to meetings of the Board, the Lead Independent Director (if any), the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The position of Chief Executive Officer and President may be held by the same person.
(ii)President. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer and, with respect to meetings of the Board, the Lead Independent Director (if any), the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The President shall also perform such duties and have such powers as shall be designated by the Board. The position of President and Chief Executive Officer may be held by the same person.
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President may be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.
(iv)Secretary.
(1)The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, Chief Executive Officer or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.
(2)The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.
(v)Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary and shall otherwise perform the duties and have the powers and responsibilities determined by the Board, the Chief Executive Officer or the President.
(vi)Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).
(vii)Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer and shall otherwise perform the duties and have the powers and responsibilities determined by the Board, the Chief Executive Officer or the President.
Section 1.bTerm of Office; Removal; Resignation; Vacancies. The officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified by the Board or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be. Any officer may resign by delivering his or her written or electronically transmitted resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt, unless the resignation otherwise provides. Any vacancy occurring in any office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer~~,~~  or President, as the case may be, unless the Board then determines that such officer shall thereupon be elected by the Board, in which case the Board shall elect such officer.

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Section 1.cOther Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.
Section 1.dMultiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more parties. Officers need not be stockholders or residents of the State of Delaware.
Article 7
SHARES
Section 1.aCertificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL.
Section 1.bMultiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall: (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock; or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.
Section 1.cSignatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by any two authorized officers of the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.
Section 1.dConsideration and Payment for Shares.
(i)Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or any benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities, or any combination thereof.
(ii)Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and

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records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.
Section 1.eLost, Destroyed or Wrongfully Taken Certificates.
(i)If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.
(ii)If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.
Section 1.fTransfer of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation (within or without the State of Delaware) or by transfer agents designated to transfer shares of the stock of the Corporation.
Section 1.gRegistered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.
Section 1.hRegulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.
Article 8
INDEMNIFICATION
Section 1.aRight to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that

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(i) he or she is or was a director or officer of the Corporation or, (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of a subsidiary of the Corporation or of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.
Section 1.bRight to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise.
Section 1.cRight of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be

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indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.
Section 1.dNon-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.
Section 1.eInsurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Section 1.fIndemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.
Section 1.gAmendments. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision~~; provided, further, that amendments or repeals of this Article VIII shall require the affirmative vote of the stockholders holding at least 66% in voting power of all the then outstanding shares of capital stock of the Corporation~~.
Section 1.hCertain Definitions. For purposes of this Article VIII: (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries~~; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.~~.
Section 1.iContract Rights. The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.
Section 1.jSeverability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and

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enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
Article 9
MISCELLANEOUS
Section 1.aPlace of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these Bylaws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.
Section 1.bFixing Record Dates.
(i)In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
(ii)In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
Section 1.cMeans of Giving Notice.
(i)Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either: (i) in writing and sent by mail, or by a nationally recognized delivery service; (ii) by means of facsimile telecommunication or other form of electronic transmission (including electronic mail); or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (A) if given by hand delivery, orally, or by telephone, when actually received by the director; (B) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation; (C) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation; (D) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation; (E) if sent by electronic

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mail, when sent to the electronic mail address for such director appearing on the records of the Corporation; or (F) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.
(ii)Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any stockholder, such notice may be given: (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery; or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (A) if given by hand delivery, when actually received by the stockholder; (B) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation; (C) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation; and (D) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above: (1) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of: (x) such posting; and (y) the giving of such separate notice; or (4) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if: (x) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and (y) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.
(iii)Electronic Transmission.    “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by electronic mail, telex, facsimile telecommunication, telegram and cablegram.
(iv)Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.
(v)Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to

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give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.
Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any stockholder to whom: (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings; or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.
Section 1.dWaiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these Bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.
Section 1.eMeeting Attendance via Remote Communication Equipment.
(i)Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:
(1)participate in a meeting of stockholders; and
(2)be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication; provided that: (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

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(ii)Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone, video conference or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.
Section 1.fDividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.
Section 1.gReserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.
Section 1.hContracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board, Chief Executive Officer, President, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.
Section 1.iFiscal Year. The fiscal year of the Corporation shall be a calendar year unless otherwise fixed by the Board.
Section 1.jSeal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.
Section 1.kBooks and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.
Section 1.lSurety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

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Section 1.mSecurities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President or any Vice President. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.
Section 1.nAmendments. The Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of at least ~~66%~~a majority in voting power of all the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.
Section 1.oExclusive Forum. Unless, with the approval of the Board, the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (a) any derivative claim or proceeding brought on behalf of the Corporation; (b) claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (c) any claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or the Corporation’s certificate of incorporation or bylaws; or (d) any claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine (each of (a) through (d) above, a “Covered Claim”) and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Notwithstanding the foregoing, the provisions of this Section 9.15 will not apply to suits brought to enforce a duty or liability created by the ~~Securities~~ Exchange Act ~~of 1934, as amended~~ or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.15. If any provision or provisions of this Section 9.15 or Section 9.16 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 9.15 or Section 9.16 (including, without limitation, each portion of any sentence of this Section 9.15 or Section 9.16 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.
Section 1.pFederal Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of

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1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this provision.
* * *

Appendix D
HILLMAN SOLUTIONS CORP.
2021 EQUITY INCENTIVE PLAN
As Amended on [_________], 2024
1.DEFINED TERMS
Exhibit A, which is incorporated by reference, defines certain terms used in the Plan and includes certain operational rules related to those terms.
2.PURPOSE; EFFECTIVE DATE
The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock and Stock-based Awards. The Plan was adopted by the Board of Directors of the Company on July 14, 2021. The Plan shall become and is effective as of the Effective Date.
3.ADMINISTRATION
The Plan will be administered by the Administrator. The Administrator has discretionary authority, subject only to the express provisions of the Plan, to administer and interpret the Plan and any Awards; to determine eligibility for and grant Awards; to determine the exercise price, base value from which appreciation is measured, or purchase price, if any, applicable to any Award, to determine, modify, accelerate or waive the terms and conditions of any Award; to determine the form of settlement of Awards (whether in cash, shares of Stock, other Awards or other property); to prescribe forms, rules and procedures relating to the Plan and Awards; and to otherwise do all things necessary or desirable to carry out the purposes of the Plan or any Award. Determinations of the Administrator made with respect to the Plan or any Award are conclusive and bind all persons.
4.LIMITS ON AWARDS UNDER THE PLAN
(a)Number of Shares. Subject to adjustment as provided in Section 7(b), the maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan as of the Effective Date is (i) ~~7,150,814~~ 9,150,814 shares, plus (ii) the number of shares of Stock underlying awards under the Prior Plan that on or after the Effective Date expire or become unexercisable, or are forfeited, cancelled or otherwise terminated, in each case, without delivery of shares or cash therefor, and would have become available again for grant under the Prior Plan in accordance with its terms (in the case of this subclause (ii), not to exceed ~~14,523,510~~16,523,510 shares of Stock in the aggregate) (the “Share Pool”). Up to the total number of shares of Stock from the Share Pool described above may be delivered in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed

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number of, ISOs be awarded under the Plan. For purposes of this Section 4(a), the number of shares of Stock delivered in satisfaction of Awards will be determined (i) by reducing the Share Pool by the number of shares of Stock withheld by the Company in payment of the exercise price or purchase price of an Award or in satisfaction of tax withholding requirements with respect to an Award, (ii) by reducing the Share Pool by the full number of shares covered by a SAR any portion of which is settled in Stock (and not only the number of shares of Stock delivered in settlement of a SAR), and (iii) by increasing the Share Pool by any shares of Stock underlying any portion of an Award that is settled in cash or that expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the issuance of Stock (or retention, in the case of Restricted Stock or Unrestricted Stock). For the avoidance of doubt, the Share Pool will not be increased by any shares of Stock delivered under the Plan that are subsequently repurchased using proceeds directly attributable to Stock Option exercises. The limits set forth in this Section 4(a) will be construed to comply with any applicable requirements of Section 422.
(b)Substitute Awards. The Administrator may grant Substitute Awards under the Plan. To the extent consistent with the requirements of Section 422 and the regulations thereunder and other applicable legal requirements (including applicable stock exchange requirements), shares of Stock delivered in respect of Substitute Awards will be in addition to and will not reduce the Share Pool. Notwithstanding the foregoing or anything in Section 4(a) to the contrary, if any Substitute Award is settled in cash or expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the delivery (or retention, in the case of Restricted Stock or Unrestricted Stock) of Stock, the shares of Stock previously subject to such Award will not increase the Share Pool or otherwise be available for future issuance under the Plan. The Administrator will determine the extent to which the terms and conditions of the Plan apply to Substitute Awards, if at all, provided, however, that Substitute Awards will not be subject to the limit described in Section 4(d) below.
(c)Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock, treasury Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.
(d)Director Limits. The maximum aggregate value of all compensation granted or paid to any Director with respect to any calendar year, including Awards granted under the Plan and cash fees or other compensation paid by the Company to such Director outside of the Plan, in each case, for services as a Director during such calendar year, may not exceed $750,000 in the aggregate, calculating the value of any Awards based on the grant date fair value in accordance with the Accounting Rules and assuming maximum payout levels.
5.ELIGIBILITY AND PARTICIPATION
The Administrator will select Participants from among Employees and Directors of, and consultants and advisors to, the Company and its subsidiaries. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for Stock Options, other than ISOs, and SARs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Award to the Company or to a subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations.
6.RULES APPLICABLE TO AWARDS
(a)All Awards.

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(i)Award Provisions. The Administrator will determine the terms and conditions of all Awards, subject to the limitations provided herein. No term of an Award shall provide for automatic “reload” grants of additional Awards upon the exercise of an Option or SAR. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms and conditions of the Award and the Plan. Notwithstanding any provision of the Plan to the contrary, Substitute Awards may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.
(ii)Term of Plan. The Plan shall remain in effect, subject to the right of the Board or the Compensation Committee to amend or terminate the Plan at any time, until the earlier of (a) the earliest date as of which all Awards granted under the Plan have been satisfied in full or terminated and no shares of Stock approved for issuance under the Plan remain available to be granted under new Awards or (b) July 14, 2031. No Awards may be made after such termination date, but previously granted Awards may remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.
(iii)Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution. During a Participant’s lifetime, ISOs and, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), SARs and NSOs may be exercised only by the Participant. The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than ISOs, subject to applicable securities and other laws and such terms and conditions as the Administrator may determine.
(iv)Vesting; Exercisability. The Administrator will determine the time or times at which an Award vests or becomes exercisable and the terms and conditions on which a Stock Option or SAR remains exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting and/or exercisability of an Award (or any portion thereof), regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:
(1)Except as provided in (B) and (C) below, immediately upon the cessation of the Participant’s Employment each Stock Option and SAR (or portion thereof) that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate and each other Award that is then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not then vested will be forfeited.
(2)Subject to (C) and (D) below, each Stock Option and SAR (or portion thereof) held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then vested and exercisable, will remain exercisable for the lesser of (i) a period of three months following such cessation of Employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.
(3)Subject to (D) below, each Stock Option and SAR (or portion thereof) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment due to death or by the Company due to Disability, to the extent then vested and exercisable, will remain exercisable for the lesser of (i) the one-year period ending on the first anniversary of such

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cessation of Employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.
(4)All Awards (whether or not vested or exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause (in each case, without regard to the lapsing of any required notice or cure periods in connection therewith).
(v)Recovery of Compensation. The Administrator may provide in any case that any outstanding Award (whether or not vested or exercisable), the proceeds from the exercise or disposition of any Award or Stock acquired under any Award, and any other amounts received in respect of any Award or Stock acquired under any Award will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted is not in compliance with any provision of the Plan or any applicable Award, or any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment, or other restrictive covenant by which the Participant is bound. Each Award will be subject to any policy of the Company or any of its subsidiaries that relates to trading on non-public information and permitted transactions with respect to shares of Stock, including limitations on hedging and pledging. In addition, each Award will be subject to any policy of the Company or any of its Affiliates that provides for forfeiture, disgorgement, or clawback with respect to incentive compensation that includes Awards under the Plan and will be further subject to forfeiture and disgorgement to the extent required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Exchange Act. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees (or will be deemed to have agreed) to the terms of this Section 6(a)(5) and any clawback, recoupment or similar policy of the Company or any of its subsidiaries and further agrees (or will be deemed to have further agreed) to cooperate fully with the Administrator, and to cause any and all permitted transferees of the Participant to cooperate fully with the Administrator, to effectuate any forfeiture or disgorgement described in this Section 6(a)(5). Neither the Administrator nor the Company nor any other person, other than the Participant and the Participant’s permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or the Participant’s permitted transferees, if any, that may arise in connection with this Section 6(a)(5).
(vi)Taxes. The grant of an Award and the issuance, delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon the full satisfaction by the Participant of all tax and other withholding requirements with respect to the Award. The Administrator will prescribe rules for the withholding of taxes and other amounts with respect to any Award as it deems necessary. Without limitation to the foregoing, the Company or any parent or subsidiary of the Company will have the authority and the right to deduct or withhold (by any means set forth herein or in an Award agreement), or require a Participant to remit to the Company or a parent or subsidiary of the Company, an amount sufficient to satisfy all U.S. and non-U.S. federal, state and local income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan and any Award hereunder and legally applicable to the Participant and required by law to be withheld (including, any amount deemed by the Company, in its discretion, to be an appropriate charge to the Participant even if legally applicable to the Company or any parent or subsidiary of the Company). The Administrator, in its sole discretion, may hold back shares of Stock from an Award or permit a Participant to tender previously-owned shares of Stock in satisfaction of tax or other withholding requirements (but not in excess of the maximum withholding amount

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consistent with the Award being subject to equity accounting treatment under the Accounting Rules). Any amounts withheld pursuant to this Section 6(a)(6) will be treated as though such amounts had been made directly to the Participant. In addition, the Company may, to the extent permitted by law, deduct any such tax and other withholding amounts from any payment of any kind otherwise due to a Participant from the Company or any parent or subsidiary of the Company.
(vii)Dividend Equivalents. The Administrator may provide for the payment of amounts (on terms and subject to such restrictions and conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award; provided, however, that (a) dividends or dividend equivalents relating to an Award that, at the dividend payment date, remains subject to a risk of forfeiture (whether service-based or performance-based) shall be subject to the same risk of forfeiture as applies to the underlying Award and (b) no dividends or dividend equivalents shall be payable with respect to Stock Options or SARs. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the applicable requirements of Section 409A.
(viii)Rights Limited. Nothing in the Plan or any Award will be construed as giving any person the right to be granted an Award or to continued employment or service with the Company or any of its subsidiaries, or any rights as a stockholder except as to shares of Stock actually delivered under the Plan. The loss of existing or potential profit in any Award will not constitute an element of damages in the event of a termination of a Participant’s Employment for any reason, even if the termination is in violation of an obligation of the Company or any of its subsidiaries to the Participant.
(ix)Coordination with Other Plans. Shares of Stock and/or Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or any of its subsidiaries. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or any of its subsidiaries may be settled in Stock (including, without limitation, Unrestricted Stock) under the Plan if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the Share Pool).
(x)Section 409A.
(1)Without limiting the generality of Section 11(b) hereof, each Award will contain such terms as the Administrator determines and will be construed and administered such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.
(2)Notwithstanding anything to the contrary in the Plan or any Award agreement, the Administrator may unilaterally amend, modify or terminate the Plan or any outstanding Award, including but not limited to changing the form of the Award, if the Administrator determines that such amendment, modification or termination is necessary or desirable to avoid the imposition of an additional tax, interest or penalty under Section 409A.
(3)If a Participant is determined on the date of the Participant’s termination of Employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent

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applicable, payable on account of a “separation from service”, such payment will be made or provided on the date that is the earlier of (i) the first business day following the expiration of the six-month period measured from the date of such “separation from service” and (ii) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 6(a)(10)(C) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid, without interest, on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award agreement.
(4)For purposes of Section 409A, each payment made under the Plan or any Award will be treated as a separate payment.
(5)With regard to any payment considered to be nonqualified deferred compensation under Section 409A, to the extent applicable, that is payable upon a change in control of the Company or other similar event, to the extent required to avoid the imposition of an additional tax, interest or penalty under Section 409A, no amount will be payable unless such change in control constitutes a “change in control event” within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations.
(b)Stock Options and SARs.
(i)Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise in a form acceptable to the Administrator that is signed by the appropriate person and accompanied by any payment required under the Award. The Administrator may limit or restrict the exercisability of any Stock Option or SAR in its discretion, including in connection with any Covered Transaction. Any attempt to exercise a Stock Option or SAR by any person other than the Participant will not be given effect unless the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.
(ii)Exercise Price. The exercise price (or the base value from which appreciation is to be measured) per share of each Award requiring exercise must be no less than 100% (in the case of an ISO granted to a 10-percent stockholder within the meaning of Section 422(b)(6) of the Code, 110%) of the Fair Market Value of a share of Stock, determined as of the date of grant of the Award, or such higher amount as the Administrator may determine in connection with the grant.
(iii)Payment of Exercise Price. Where the exercise of an Award (or portion thereof) is to be accompanied by a payment, payment of the exercise price must be made by cash or check acceptable to the Administrator or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of previously acquired unrestricted shares of Stock, or the withholding of unrestricted shares of Stock otherwise deliverable upon exercise, in either case that have a Fair Market Value equal to the exercise price; (ii) through a broker-assisted cashless exercise program acceptable to the Administrator; (iii) by other means acceptable to the Administrator; or (iv) by any combination of the foregoing permissible forms of payment. The delivery of previously acquired shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

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(iv)Maximum Term. The maximum term of Stock Options and SARs must not exceed 10 years from the date of grant (or five years from the date of grant in the case of an ISO granted to a 10-percent stockholder described in Section 6(b)(2) above).
(v)No Repricing. Except in connection with a corporate transaction involving the Company (which term includes, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) or as otherwise contemplated by Section 7 below, the Company may not, without obtaining stockholder approval, (A) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs, (B) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs that have an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs, or (C) cancel outstanding Stock Options or SARs that have an exercise price or base value greater than the Fair Market Value of a share of Stock on the date of such cancellation in exchange for cash or other consideration.
7.EFFECT OF CERTAIN TRANSACTIONS
(a)Mergers, etc. Except as otherwise expressly provided in an Award agreement or other agreement or by the Administrator, the following provisions will apply in the event of a Covered Transaction:
(i)Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for (A) the assumption or continuation of some or all outstanding Awards or any portion thereof or (B) the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.
(ii)Cash-Out of Awards. Subject to Section 7(a)(5) below, the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof (including only the vested portion thereof, with the unvested portion terminating as provided in subsection 7(a)(4) below), equal in the case of each applicable Award or portion thereof to the excess, if any, of (A) the Fair Market Value of one share of Stock multiplied by the number of shares of Stock subject to the Award or such portion, minus (B) the aggregate exercise or purchase price, if any, of such Award or such portion thereof (or, in the case of a SAR, the aggregate base value above which appreciation is measured), in each case on such payment and other terms and subject to such conditions (which need not be the same as the terms and conditions applicable to holders of Stock generally), as the Administrator determines, including that any amounts paid in respect of such Award in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate. For the avoidance of doubt, if the per share exercise or purchase price (or base value) of an Award or portion thereof is equal to or greater than the Fair Market Value of one share of Stock, such Award or portion may be cancelled with no payment due hereunder or otherwise in respect thereof.
(iii)Acceleration of Certain Awards. Subject to Section 7(a)(5) below, the Administrator may provide that any Award requiring exercise will become exercisable, in full or in part, and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated, in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following the exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

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(iv)Termination of Awards upon Consummation of Covered Transaction. Except as the Administrator may otherwise determine, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) immediately upon the consummation of the Covered Transaction, other than (A) any Award that is assumed, continued or substituted for pursuant to Section 7(a)(1) above, and (B) any Award that by its terms, or as a result of action taken by the Administrator, continues following the Covered Transaction.
(v)Additional Limitations. Any share of Stock and any cash or other property or other award delivered pursuant to Section 7(a)(1), Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate, including to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or an acceleration under Section 7(a)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.
(vi)Uniform Treatment. For the avoidance of doubt, the Administrator need not treat Participants or Awards (or portions thereof) in a uniform manner, and may treat different Participants and/or Awards differently, in connection with a Covered Transaction.
(b)Changes in and Distributions with Respect to Stock.
(i)Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of the Accounting Rules, the Administrator shall make appropriate adjustments to the Share Pool and to the limit described in Section 4(d), and shall make appropriate adjustments to the number and kind of shares of stock or securities underlying Awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to Awards and any other provision of Awards affected by such change.
(ii)Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Sections 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan or any Award.
(iii)Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.
8.LEGAL CONDITIONS ON DELIVERY OF STOCK
The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been

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listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to the exercise of an Award or the delivery of shares of Stock under an Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law. Any Stock delivered under the Plan will be evidenced in such manner as the Administrator determines appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that stock certificates will be issued in connection with Stock issued under the Plan, the Administrator may require that such certificates bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending the lapse of the applicable restrictions.
9.AMENDMENT AND TERMINATION
The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by applicable law, and may at any time terminate the Plan as to any future grants of Awards; provided, however, that except as otherwise expressly provided in the Plan or the applicable Award, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so in the Plan or at the time the applicable Award was granted. Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by applicable law (including the Code) or stock exchange requirements, as determined by the Administrator. For the avoidance of doubt, without limiting the Administrator’s rights hereunder, no adjustment to any Award pursuant to the terms of Section 7 or Section 12 will be treated as an amendment requiring a Participant’s consent.
10.OTHER COMPENSATION ARRANGEMENTS
The existence of the Plan or the grant of any Award will not affect the right of the Company or any of its subsidiaries to grant any person bonuses or other compensation in addition to Awards under the Plan.
11.MISCELLANEOUS
(a)Waiver of Jury Trial. By accepting or being deemed to have accepted an Award under the Plan, each Participant waives (or will be deemed to have waived), to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan or any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees (or will be deemed to have agreed) that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting or being deemed to have accepted an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit any dispute arising under the terms of the Plan or any Award to binding arbitration or as limiting the ability of the Company to require any individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.
(b)Limitation of Liability. Notwithstanding anything to the contrary in the Plan or any Award, neither the Company, nor any of its subsidiaries, nor the Administrator, nor any

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person acting on behalf of the Company, any of its subsidiaries, or the Administrator, will be liable to any Participant, to any permitted transferee, to the estate or beneficiary of any Participant or any permitted transferee, or to any other person by reason of any acceleration of income, any additional tax, or any penalty, interest or other liability asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to any Award.
(c)Unfunded Plan. The Company’s obligations under the Plan are unfunded, and no Participant will have any right to specific assets of the Company in respect of any Award. Participants will be general unsecured creditors of the Company with respect to any amounts due or payable under the Plan.
12.ESTABLISHMENT OF SUB-PLANS
The Administrator may at any time and from time to time (including before or after an Award is granted) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan for Participants based outside of the U.S. and/or subject to the laws of countries other than the U.S., including by establishing one or more sub-plans, supplements or appendices under the Plan or any Award agreement for the purpose of complying or facilitating compliance with non-U.S. laws or taking advantage of tax favorable treatment or for any other legal or administrative reason determined by the Administrator. Any such sub-plan, supplement or appendix may contain, in each case, (i) such limitations on the Administrator’s discretion under the Plan and (ii) such additional or different terms and conditions, as the Administrator deems necessary or desirable and will be deemed to be part of the Plan but will apply only to Participants within the group to which the sub-plan, supplement or appendix applies (as determined by the Administrator); provided, however, that no sub-plan, supplement or appendix, rule or regulation established pursuant to this provision shall increase Share Pool.
13.GOVERNING LAW
(a)Certain Requirements of Corporate Law. Awards and shares of Stock will be granted, issued and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.
(b)Other Matters. Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 12 or as provided in Section 13(a) above, the domestic substantive laws of the State of Delaware govern the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
(c)Jurisdiction. Subject to Section 11(a) and except as may be expressly set forth in an Award agreement, by accepting (or being deemed to have accepted) an Award, each Participant agrees or will be deemed to have agreed to (i) submit irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (ii) not commence any suit, action or other proceeding arising out of or based upon the Plan or any Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware; and (iii) waive, and not assert, by way of motion as a defense

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or otherwise, in any such suit, action or proceeding, any claim that the Participant is not subject personally to the jurisdiction of the above-named courts that the Participant’s property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or any Award or the subject matter thereof may not be enforced in or by such court.

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EXHIBIT A
Definition of Terms
The following terms, when used in the Plan, have the meanings and are subject to the provisions set forth below:
“Accounting Rules”: Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.
“Administrator”: The Compensation Committee, except with respect to such matters that are not delegated to the Compensation Committee by the Board (whether pursuant to committee charter or otherwise). The Compensation Committee (or the Board, with respect to such matters over which it retains authority under the Plan or otherwise) may delegate (i) to one or more of its members (or one or more other members of the Board) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by Section 152 or 157(c) of the Delaware General Corporation Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. For purposes of the Plan, the term “Administrator” will include the Board, the Compensation Committee, and the person or persons delegated authority under the Plan to the extent of such delegation, as applicable. With respect to any Award to which Section 16 of the Exchange Act applies, the Administrator shall consist of either the Board or a committee of the Board, which committee shall consist of two or more directors, each of whom is intended to be, to the extent required by Rule 16b-3 of the Exchange Act, a “non-employee director” as defined in Rule 16b-3 of the Exchange Act and an “independent director” to the extent required by the rules of the national securities exchange that is the principal trading market for the Stock; provided, that with respect to Awards made to a member of the Board who is not an employee of the Company, “Administrator” means the Board. Any member of the Administrator who does not meet the foregoing requirements shall abstain from any decision regarding an Award and shall not be considered a member of the Administrator to the extent required to comply with Rule 16b-3 of the Exchange Act
“Award”: Any or a combination of the following:
(i) Stock Options.
(ii) SARs.
(iii) Restricted Stock.
(iv) Unrestricted Stock.
(v) Stock Units, including Restricted Stock Units.
(vi) Performance Awards.
(vii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.
“Board”: The board of directors of the Company.
“Cause”: In the case of any Participant who is party to an employment agreement that contains a definition of “Cause,” the definition set forth in such agreement applies with respect to such Participant for purposes of the Plan for so long as such agreement is in effect. In every

2024 Proxy Statement | D-12

other case, “Cause” means, as determined by the Administrator, termination of a Participant’s employment or other service because of: (i) the Participant’s being charged with a felony (or similar crime in a foreign jurisdiction) or crime of dishonesty or moral turpitude, (ii) insubordination, gross negligence or willful misconduct in the performance of the Participant’s duties, (iii) illegal use of controlled substances during the performance of the Participant’s duties or that adversely affects the reputation or best interests of the Company or any of its subsidiaries, (iv) the Participant’s commission of fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or a material act of dishonesty against the Company or any of its subsidiaries, (v) material breach by the Participant of any written employment, non-competition, non-solicitation, confidentiality or similar agreement with the Company or any of its subsidiaries, (vi) the Participant’s material noncompliance with Company policy or code of conduct, (vii) the Participant’s persistent neglect of duty or chronic unapproved absenteeism, (viii) the Participant’s willful and deliberate failure in the performance of the Participant’s duties in any material respect, in each case, as determined in good faith by the Compensation Committee in its sole discretion, or (ix) any other conduct by a Participant that could be expected to be harmful to the business, interests or reputation of the Company.
“Closing Date” means the date of the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of January 24, 2021, by and among Landcadia Holdings III, Inc. and the other parties thereto.
“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect, including any applicable regulations and guidance thereunder.
“Company”: Hillman Solutions Corp.
“Compensation Committee”: The compensation committee of the Board.
“Covered Transaction”: Any of (i) a consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.
“Director”: A member of the Board who is not an Employee.
“Disability”: In the case of any Participant who is party to an employment, change of control or severance-benefit agreement that contains a definition of “Disability” (or a corollary term), the definition set forth in such agreement applies with respect to such Participant for purposes of the Plan for so long as such agreement is in effect. In every other case, “Disability” means, as determined by the Administrator, absence from work due to a disability for a period in excess of 90 days in any 12-month period that would entitle the Participant to receive benefits under the Company’s long-term disability program as in effect from time to time (if the Participant were a participant in such program).
“Effective Date”: The later of the date the Plan was approved by the Company’s stockholders or the Closing Date.
“Employee”: Any person who is employed by the Company or any of its subsidiaries.

2024 Proxy Statement | D-13

“Employment”: A Participant’s employment or other service relationship with the Company or any of its subsidiaries. Employment will be deemed to continue, unless the Administrator otherwise determines, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to, the Company or any of its subsidiaries. If a Participant’s employment or other service relationship is with any subsidiary of the Company and that entity ceases to be a subsidiary of the Company, the Participant’s Employment will be deemed to have terminated when the entity ceases to be a subsidiary of the Company unless the Participant transfers Employment to the Company or one of its remaining subsidiaries. Notwithstanding the foregoing, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations, after giving effect to the presumptions contained therein) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election will be deemed a part of the Plan.
“Exchange Act”: The Securities Exchange Act of 1934, as amended.
“Fair Market Value”: As of a particular date, (i) the closing price for a share of Stock reported on the Nasdaq Global Stock Market (or any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported or (ii) in the event that the Stock is not traded on a national securities exchange, the fair market value of a share of Stock determined by the Administrator consistent with the rules of Section 422 and Section 409A to the extent applicable.
“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO in the applicable Award agreement.
“NSO”: A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.
“Participant”: Any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company or an underwriter, initial purchaser or placement agent temporarily holding the capital stock of the Company pursuant to a registered public offering.
“Performance Award”: An Award subject to performance vesting conditions, which may include Performance Criteria.
“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. A Performance Criterion and any targets with respect thereto need not be based upon an increase, a positive or improved result or avoidance of loss and may be applied to a Participant individually, or to a business unit or division of the Company or to the Company as a whole and may relate to any or any combination

2024 Proxy Statement | D-14

of any criterion or criteria determined by the Administrator (measured either absolutely or comparatively (including, without limitation, by reference to an index or indices or the performance of one or more companies) and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof and subject to such adjustments, if any, as the Administrator specifies. A Performance Criterion may also be based on individual performance and/or subjective performance criteria. The Administrator may provide that one or more of the Performance Criteria applicable to such Award will be adjusted in a manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.
“Plan”: The Hillman Solutions Corp. 2021 Equity Incentive Plan, as from time to time amended and in effect.
“Prior Plan”: The HMAN Group Holdings Inc. 2014 Equity Incentive Plan, as amended.
“Restricted Stock”: Stock subject to restrictions requiring that it be forfeited, redelivered or offered for sale to the Company if specified performance or other vesting conditions are not satisfied.
“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or of cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.
“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.
“Section 409A”: Section 409A of the Code and the regulations thereunder.
“Section 422”: Section 422 of the Code and the regulations thereunder.
“Stock”: Common stock of the Company, par value $0.0001 per share.
“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.
“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.
“Substitute Awards”: Awards granted under the Plan in substitution for one or more equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition.
“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

2024 Proxy Statement | D-15

HOUSEHOLDING OF PROXY MATERIALS
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the Notice of Availability of Proxy Materials (or proxy materials in the case of stockholders who receive paper copies of such materials) unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our Notice of Availability of Proxy Materials (or proxy materials in the case of stockholders who receive paper copies of such materials), or if you hold in more than one account, and in either case you wish to receive only a single copy for your household or if you prefer to receive separate copies of our documents in the future, please contact your bank or broker, or contact our Secretary at 1280 Kemper Meadow Dr., Forest Park, Ohio 45240, or via telephone at 513-851-4900.
Beneficial stockholders can request information about householding from their banks, brokers, or other holders of record.

2024 Proxy Statement | 84

HILLMAN

HILLMAN SOLUTIONS CORP.
1280 KEMPER MEADOW DR.
FOREST PARK, OH 45240

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HLMN2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Hillman Solutions Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V40428-P07028 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

HILLMAN SOLUTIONS CORP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" Items 1, 2, 3, 4, 5, 6, 7, 8, 9, and 10.

Vote on Directors

1. ELECTION OF DIRECTORS

Nominees:

	For	Against	Abstain
1a. Diana Dowling	☐	☐	☐
1b. Teresa Gendron	☐	☐	☐
1c. Daniel O'Leary	☐	☐	☐
1d. John Swygert	☐	☐	☐

Vote on Proposals

	For	Against	Abstain
2. Approve, by non-binding vote, the compensation of our named executive officers;	☐	☐	☐
3. Amend our certificate of incorporation to declassify the Board by the 2027 Annual Meeting of Stockholders;	☐	☐	☐
4. Amend our certificate of incorporation to eliminate supermajority voting provisions;	☐	☐	☐
5. Amend our certificate of incorporation to provide for officer exculpation of liability;	☐	☐	☐
6. Amend our certificate of incorporation to eliminate the sponsor corporate opportunity provision;	☐	☐	☐
7. Amend our certificate of incorporation to eliminate the sponsor business combination provision;	☐	☐	☐
8. Amend our bylaws to eliminate supermajority voting provisions;	☐	☐	☐
9. Approve an increase in number of shares reserved under our 2021 Equity Incentive Plan;	☐	☐	☐
10. Ratify the selection of Deloitte & Touche LLP as our independent auditor for fiscal year 2024; and	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted "FOR" Items 1, 2, 3, 4, 5, 6, 7, 8, 9, and 10.** If any other matters properly come before the meeting.

Please sign your name(s) exactly as it appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting on June 7, 2024:
The Combined Proxy Statement / Annual Report are available at www.proxyvote.com.

V40429-P07028

Hillman Solutions Corp.
ANNUAL MEETING OF STOCKHOLDERS
FRIDAY, JUNE 7, 2024
10:30 AM, EASTERN TIME
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Robert O. Kraft and Amanda Kitzberger, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Hillman Solutions Corp. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:30 a.m., Eastern Time on June 7, 2024, at the virtual meeting accessible at www.virtualshareholdermeeting.com/HLMN2024, and any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND "FOR" Items 1, 2, 3, 4, 5, 6, 7, 8, 9, and 10.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE